Exhibit 2.1

EXECUTION COPY

ASSET PURCHASE AGREEMENT

AMONG

MEMRY CORPORATION,

PUTNAM PLASTICS CORPORATION

AND

MR. JAMES DANDENEAU

November 9, 2004

TABLE OF CONTENTS

1. DEFINITIONS		1

2. BASIC TRANSACTION		10

(A)	PURCHASE AND SALE OF ASSETS	10
(B)	LIMITED ASSUMPTION OF LIABILITIES	11
(C)	THE CLOSING	11
(D)	DELIVERIES AT THE CLOSING	11
(E)	ALLOCATION	11
(F)	PAYMENTS IN CASH	11
(G)	TRANSFER TAXES	12
(H)	CERTAIN CONTRACTS AND INTELLECTUAL PROPERTY	12

3. DETERMINATION OF PURCHASE PRICE AND CLOSING PAYMENT		12

(A)	PURCHASE PRICE	12
(B)	WORKING CAPITAL ADJUSTMENT	12
(C)	CLOSING BALANCE SHEET	13
(D)	SELLER’S REVIEW	13
(E)	CONFERENCE	13
(F)	ARBITRATOR	14
(G)	SCOPE OF ARBITRATION	14
(H)	ARBITRATOR’S DECISION	14
(I)	ACCESS	14
(J)	FINAL SELLER’S WORKING CAPITAL	14
(K)	JOINT VENTURE PAYMENT	15
(L)	TAX GROSS-UP AMOUNT	15

4. REPRESENTATIONS AND WARRANTIES OF THE SELLER		15

(A)	ORGANIZATION OF THE SELLER	16
(B)	AUTHORIZATION OF TRANSACTIONS	16
(C)	NONCONTRAVENTION	16
(D)	BROKERS’ FEES	16
(E)	TITLE TO ASSETS	17
(F)	SUBSIDIARIES AND EQUITY INVESTMENTS	17
(G)	FINANCIAL STATEMENTS	17
(H)	EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END	17
(I)	UNDISCLOSED LIABILITIES	18
(J)	LEGAL COMPLIANCE	18
(K)	TAX MATTERS	19
(L)	REAL PROPERTY	20
(M)	INTELLECTUAL PROPERTY	21
(N)	TANGIBLE ASSETS	21
(O)	INVENTORY	21
(P)	CONTRACTS	22
(Q)	NOTES AND ACCOUNTS RECEIVABLE	22
(R)	INSURANCE	22

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(S)	LITIGATION	22
(T)	EMPLOYEES	23
(U)	EMPLOYEE BENEFITS	23
(V)	GUARANTIES	25
(W)	ENVIRONMENT, HEALTH, AND SAFETY	25
(X)	SOLVENCY	25
(Y)	CERTAIN BUSINESS RELATIONSHIPS WITH THE SELLER	26
(Z)	ALL ASSETS	26
(AA)	PRODUCT WARRANTY	26
(BB)	SHARES	26
(CC)	DISCLOSURE	26

5. REPRESENTATIONS AND WARRANTIES OF THE BUYER		26

(A)	ORGANIZATION OF THE BUYER	26
(B)	AUTHORIZATION OF TRANSACTIONS	26
(C)	NONCONTRAVENTION	27
(D)	BROKERS’ FEES	27
(E)	SHARES	27

6. PRE-CLOSING COVENANTS		27

(A)	GENERAL	27
(B)	NOTICES AND CONSENTS	27
(C)	OPERATION OF BUSINESS	28
(D)	PRESERVATION OF BUSINESSES	28
(E)	FULL ACCESS	28
(F)	NOTICE OF DEVELOPMENTS	28
(G)	EXCLUSIVITY	28
(H)	HIRING OF EMPLOYEES BY BUYER	28

7. CONDITIONS TO OBLIGATION TO CLOSE		29

(A)	CONDITIONS TO OBLIGATION OF THE BUYER	29
(B)	CONDITIONS TO OBLIGATIONS OF THE SELLER	31

8. POST-CLOSING COVENANTS		32

(A)	GENERAL	32
(B)	LITIGATION SUPPORT	32
(C)	TRANSITION	32
(D)	CONFIDENTIALITY	32
(E)	COVENANT NOT TO COMPETE	33
(F)	NONASSIGNABLE CONTRACTS AND PERMITS	33
(G)	PAYMENT OF EXCLUDED LIABILITIES	34
(H)	SUBROGATION	34
(I)	USE OF CORPORATE NAMES	34
(J)	RESTRICTIONS ON SHARES	34
(K)	COLLECTION OF ACCOUNTS RECEIVABLE	35
(L)	CONTRIBUTION PLAN PARTICIPATION	35
(M)	AUDIT COOPERATION	35

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(N)	DETERMINATION OF CARRIED-OVER SPV AMOUNTS AND EXCESS SPV AMOUNTS	36

9. REMEDIES FOR BREACHES OF THIS AGREEMENT; INDEMNIFICATION		36

(A)	SURVIVAL	36
(B)	OBLIGATIONS OF THE SELLER AND MR. DANDENEAU TO INDEMNIFY	36
(C)	OBLIGATION OF THE BUYER TO INDEMNIFY	36
(D)	MATTERS INVOLVING THIRD PARTIES	37
(Ee)	WAIVER BY MR. DANDENEAU	38
(F)	RIGHT OF SET OFF	38
(G)	COVERED PERSONS	38
(H)	INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE	38

10. TERMINATION		39

(A)	TERMINATION OF AGREEMENT	39
(B)	EFFECT OF TERMINATION	39

11. MISCELLANEOUS		39

(A)	PRESS RELEASES AND PUBLIC ANNOUNCEMENTS	39
(B)	NO THIRD-PARTY BENEFICIARIES	40
(C)	ENTIRE AGREEMENT	40
(D)	SUCCESSION AND ASSIGNMENT	40
(E)	COUNTERPARTS	40
(F)	HEADINGS	40
(G)	NOTICES	40
(H)	GOVERNING LAW	41
(I)	DISPUTE RESOLUTION	41
(J)	AMENDMENTS AND WAIVERS	42
(K)	SEVERABILITY	43
(L)	EXPENSES	43
(M)	CONSTRUCTION	43
(N)	INCORPORATION OF EXHIBITS AND SCHEDULES	43
(O)	SPECIFIC PERFORMANCE	43
(P)	SUBMISSION TO JURISDICTION	43
(Q)	RELATIONSHIP OF SELLER	44
(R)	ASSIGNMENT BY BUYER	44

Exhibit A	-	Form of General Assignment and Bill of Sale
Exhibit B-1	-	Form of Assignment of Servicemarks and Trademarks
Exhibit B-2	-	Form of Assignment of Copyrights
Exhibit B-3	-	Form of Assignment of Patents
Exhibit C	-	Form of Undertaking and Assumption of Liabilities
Exhibit D	-	Allocation Schedule
Exhibit E	-	Financial Statements
Exhibit F	-	Form of Opinion of Counsel to the Seller
Exhibit G	-	Form of Employment Agreement
Exhibit H	-	Lease
Exhibit H-1	-	Dandeneau Patent Assignment
Exhibit I	-	Form of Opinion of Counsel to the Buyer

Disclosure Schedule
Excluded Assets Schedule	-	Assets Not Used in the Business

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ASSET PURCHASE AGREEMENT

Asset Purchase Agreement (the “Agreement”) entered into as of November 9, 2004, by and among (i) Memry Corporation, a Delaware corporation (the “Buyer”), (ii) Putnam Plastics Corporation, a Connecticut corporation (the “Seller”), and (iii) Mr. James Dandeneau, who owns all of the ownership interests in the Seller (“Mr. Dandeneau”). The Buyer, the Seller and Mr. Dandeneau are referred to collectively herein as the “Parties” and singularly as a “Party”.

W I T N E S S E T H:

WHEREAS, the Seller owns the assets of a business that produces extruded medical tubing and related items; and

WHEREAS, the Buyer desires to purchase from the Seller substantially all of the assets (and assume certain of the liabilities) of the Seller, and the Seller desires to sell such assets (and transfer such liabilities) to the Buyer, in each case on the terms, and subject to the conditions, set forth herein (the “Asset Purchase”).

NOW, THEREFORE, in consideration of the foregoing and the premises and mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows.

1. Definitions.

“AAA” has the meaning set forth in §11(i)(ii) below.

“Acquired Assets” means all right, title, and interest in and to all of the assets of the Seller, including without limitation all of its (a) tangible personal property (such as machinery, equipment, inventory, materials, supplies, furniture, automobiles, trucks), (b) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (c) leases, subleases, and rights thereunder, (d) Contracts and rights thereunder, (e) accounts, notes, and other receivables, except for any advances by the Seller to officers, directors or stockholders of the Seller, (f) claims, deposits, prepayments (except for those prepayments specifically constituting Excluded Assets), refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (g) franchises, approvals, Permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (h) the Transferred Cash, (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, schematics, diagrams, test procedures and specifications, creative materials, catalogs, advertising and promotional materials, studies, reports, and other printed or written materials, (j) all rights to the telephone and telecopy numbers, e-mail addresses, websites, domain names and listings used in the Business, as well as all rights to receive mail and other communications addressed to the Seller and relating to the Business (including mail and communications from customers, suppliers, distributors, agents and others and payments with respect to the Acquired Assets), (k) all claims, choses in action, warranties, refunds, rights of recovery, set-off security interests, rights of recoupment of any kind (including any such item relating to the payment of Taxes other than income Taxes) and privileges related to the Business, but excluding any such claims, choses-in-action, warranties of refunds or rights of recovery, rights of setoff or rights of recoupment to the extent relating to Excluded Liabilities and not otherwise relating to any Acquired Assets or Assumed Liabilities; (l) all rights of the Seller to any prepaid personal property taxes on the Most Recent Balance Sheet; (m) the Seller’s rights to goods and services and all other economic benefits to be received by the Business subsequent to the Closing Date arising out of prepayments and payments by the Seller prior to the Closing Date, to the extent assignable; (n) all claims of the Seller under insurance policies providing coverage relating to the Business and/or the Acquired Assets, but excluding any claims to the extent covering Excluded Liabilities and not otherwise relating to any Acquired Assets or Assumed Liabilities; and (o) all rights (including experience ratings, to the extent transferable to the Buyer) with respect to unemployment, workers’ compensation and other similar insurance and related funded reserves, in each case relating to employees of the Seller who become employees of the Buyer; provided, however, that the Acquired Assets shall not include any of the Excluded Assets.

“Adjustment Payment” has the meaning set forth in §3(b) below.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, diminution in value, lost profits, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses, and specifically including any such expenses and fees incurred in connection with establishing the existence of Adverse Consequences or the Liability of a Party with respect thereto.

“Affiliate” means any “affiliate” within the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act and any relative of Mr. Dandeneau.

“Agreement” has the meaning set forth in the preface above.

“Ancillary Documents” means the transfer documents in the forms attached hereto as Exhibits A, B-1, B-2 and B-3, the instrument of assumption in the form attached hereto as Exhibit C, the Lease and the Employment Agreements.

“Arbitrator” has the meaning set forth in §11(i)(ii) below.

“Asset Purchase” has the meaning set forth in the recitals above.

“Assumed Liabilities” means the following specified Liabilities of the Seller (and only the following specified Liabilities of the Seller): (a) all Liabilities of the Seller set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) not paid or otherwise satisfied prior to the Closing, but specifically excluding (i) any Liabilities to pay bonuses to employees for any period starting prior to the Closing Date, (ii) the Excess SPV Amount and (iii) any Liabilities with respect to amounts withheld from employees’ paychecks with respect to the Christmas Club (the “Christmas Club Amount”); (b) all Liabilities of the Seller which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law, or to pay any bonuses to employees for any period starting prior to the Closing Date or which related to Indebtedness of the Seller, the Excess SPV Amount or the Christmas Club Amount); (c) the Carried-Over SPV Amounts; and (d) all obligations of the Seller under the Contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing; provided that, in the case of clause (d) above, the Buyer is not assuming any obligation or Liability (i) to the extent arising out of or in connection with any breach of any of the foregoing items listed in clause (d) above occurring as of or prior to the Closing or (ii) without the Buyer’s written consent, arising out of or in connection with any of the foregoing items listed in clauses (a)–(d) that was required to be listed on a specified schedule hereto but was not listed. In addition, for the avoidance of doubt, in no event shall the Buyer be deemed to have agreed to assume (i) liabilities for any state, local, foreign or federal income Taxes (whether or not accrued), (ii) any Indebtedness of the Seller, and/or (iii) Taxes of all types related to the negotiation and consummation of the transactions contemplated hereunder.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Black-Out Period” has the meaning set forth in §8(j) below.

“Business” has the meaning set forth in §4(a).

“Buyer” has the meaning set forth in the preface above.

“Capital Stock” means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock.

“Carried-Over SPV Amounts” means all Liabilities of the Seller under the policies set forth in the Employee Handbook previously provided to the Buyer as of the Closing Date for unused personal and sick leave and vacation time, but only up to the maximum amount thereof that the Buyer can credit to each current employee of the Seller being hired by the Buyer on the Closing Date under the terms and provisions of the Buyer’s corresponding plans as in effect on the date hereof.

“Cash” means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

“Claim” has the meaning set forth in §11(i)(i) below.

“Closing” has the meaning set forth in §2(c) below.

“Closing Balance Sheet” has the meaning set forth in §3(c) below.

“Closing Date” has the meaning set forth in §2(c) below.

“Closing Payment” has the meaning set forth in §3(a)(ii) below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the businesses and affairs of the Seller or the Business that is not already generally available to the public.

“Constitutive Documents” of an entity means the charter, bylaws, certificate of formation, operating agreement or other similar organizational, constitutive or governing documents of such entity.

“Contracts” means agreements (including employment agreements), contracts, commitments, plans, instruments, arrangements, understandings and proposals, including all amendments and supplements thereto.

“Controlled Group” means the group of entities treated as a single employer pursuant to Sec. 414 of the Code.

“Dandeneau Patent” means the patent named Method and Apparatus for Performing Extruded Article (Patent Number 4,888,146) issued by the U.S. Patent and Trademark Office to Mr. Dandeneau on December 19, 1999.

“Disclosure Schedule” has the meaning set forth in §4 below.

“Employment Agreements” has the meaning set forth in §7(a)(xiv) below.

“Environmental, Health, and Safety Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, Section 22a-114, et seq., of the General Statutes of Connecticut, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

“Environmental Liability” means any Liability arising under any Environmental, Health, and Safety Law relating to or arising out of the ownership, use or operation of the Acquired Assets or the Business on or prior to the Closing, or the Excluded Assets at any time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in §4(u) below.

“Excess SPV Amount” means any Liabilities of the Seller as of the Closing Date for unused personal and sick leave and vacation time in excess of the Carried-Over SPV Amounts.

“Excluded Assets” means the following (and only the following) assets of the Seller: (i) the Constitutive Documents, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation; (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement); (iii) any prepaid expenses the benefits of which cannot be transferred to the Buyer at the Closing; (iv) any securities not within the definition of Cash; (v) all Cash, other than the Transferred Cash, and the Seller’s bank account; (vi) any real property, automobiles and other assets that are not used in the Business and which are listed on the Excluded Assets Schedule attached to this Agreement; (vii) the Split-Life Policy; and (viii) notes and other receivables representing advances by the Seller to officers, directors or stockholders of the Seller.

“Excluded Liabilities” means each and every liability of the Seller that is not an Assumed Liability, including without limitation the following: (i) any Liability of the Seller for income, transfer, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income and sales Taxes arising because the Seller is transferring the Acquired Assets in connection with the consummation of the transactions contemplated hereby); (ii) any Liability of the Seller for the unpaid Taxes of any Person (including without limitation Taxes of the Seller itself); (iii) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise); (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; (v) any Environmental Liability; (vi) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement); (vii) any Liability to pay any employee a bonus for any period commencing prior to the Closing Date or in connection with the Asset Purchase; (viii) any Liability relating to Indebtedness of the Seller; (ix) any Liability of the Seller that the Seller became responsible for as a successor, either de jure or de facto, of another Person; (x) any Liability relating to any legal action, injunction, judgment, order, decree, ruling or charge arising out of or in connection with the Seller’s conduct of the Business prior to the Closing or any other conduct of the Seller or the Seller’s officers, directors, employees, stockholders, consultants, agents or advisors, whether or not disclosed on the Disclosure Schedule hereto; (xi) any Liability of the Seller for severance pay or the like with respect to any employee of the Seller who is not offered or does not accept employment with the Buyer upon completion of the transactions contemplated by this Agreement; (xii) any Liability relating to any Employee Benefit Plan of the Seller (including, without limitation, the Excess SPV Amount and the Christmas Club Amount and Liabilities for accrued unused vacation pay, but excluding the Carried-Over SPV Amounts); (xiii) any warranty claim for any product or service manufactured, sold, distributed or performed by the Seller on or prior to the Closing; and (xiv) any Liability relating to the Excluded Assets.

“Extremely Hazardous Substance” has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

“Fee” has the meaning set forth in §10(b)(i) below.

“Final Seller’s Working Capital” means the Seller’s Working Capital, as determined pursuant to the terms and conditions of §3(c) through §3(j) below.

“Financial Statements” has the meaning set forth in §4(g) below.

“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.

“Guaranty” means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (i) to purchase or pay (or to advance or supply funds for the purchase of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor; provided, however, that the term Guaranty shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

“Hazardous Materials” means any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental, Health, and Safety Laws and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance, urea formaldehyde and any polychlorinated biphenyls.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the “deferred purchase price” in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interests on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under forward sales, futures, options or other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, service or other property is ever made or tendered, (i) all Guaranties by such Person of obligations of others and (j) all capitalized lease obligations of such Person.

“Indemnified Party” has the meaning set forth in §9(d) below.

“Indemnifying Party” has the meaning set forth in §9(d) below.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and url’s, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, schematics, diagrams, test procedures, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“J&J” has the meaning set forth in §3(k) below.

“Joint Venture” has the meaning set forth in §3(k) below.

“JV Payment” has the meaning set forth in §3(k) below.

“JV Profit” means the operating profit of the Joint Venture attributable to the Buyer, less any capital expenditures made by the Buyer, plus any depreciation charges taken in the calculation of operating profit, minus any general, sales or administration charges applied to the Joint Venture other than those general, sales or administrative charges that are primarily or entirely attributable to the Joint Venture and would not likely have been incurred but for the Joint Venture (it being agreed and understood that, in the event that the Buyer licenses technology to J&J in lieu of participating in a Joint Venture, a “Joint Venture” still shall, for purposes of this Agreement, be deemed to have occurred and JV Profit shall mean the net licensing revenue actually received by the Buyer).

“Knowledge” or words of similar import means (a) actual knowledge after reasonable investigation, and (b) constructive knowledge with respect to facts of which, in exercise of reasonable care, the relevant Party should have been aware.

“Lease” has the meaning set forth in §7(a)(xv) below.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any Tax Liability.

“Licenced Technology” shall mean that wire coating technology licenced to the Joint Venture by the Buyer.

“Material Adverse Effect” means a material adverse effect on the properties, assets, condition (financial or otherwise), operating results and/or prospects of the Seller and/or the Business.

“Most Recent Balance Sheet” means the consolidated and consolidating balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in §4(g) below.

“Most Recent Fiscal Month End” has the meaning set forth in §4(g) below.

“Most Recent Fiscal Year End” has the meaning set forth in §4(g) below.

“Mr. Dandeneau” has the meaning set forth in the preface above.

“Noncompetition Period” means the five year period from and after the Closing Date.

“Ordinary Course of Business” means the ordinary course of business of the Seller consistent with past custom and practice (including with respect to quantity and frequency).

“Parties” and “Party” have the respective meanings set forth in the preface above.

“Permits” has the meaning set forth in §4(j) below.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation Security Interests arising in the Ordinary Course of Business; (iii) mechanic’s, materialman’s, supplier’s, vendor’s or similar Security Interests arising in the Ordinary Course of Business securing amounts that are not delinquent, (iv) zoning ordinances, recorded easements and other restrictions of legal record affecting any of the real property used by the Seller in connection with the Business or matters which would be revealed by a survey, and that in either case do not, individually or in the aggregate, impair the current use, occupancy, or value of, or the marketability of title in, such real property, (v) liens of depository institutions, if payment of the obligation secured thereby is not yet due, (vi) statutory or contractual liens of landlords, (vii) security deposits in the Ordinary Course of Business for utility services, and (viii) security deposits in the Ordinary Course of Business pursuant to equipment leases listed on Section 4(e) of the Disclosure Schedule.

“Permitted Transferee” of any Person means (i) an Affiliate of such Person, and, in each of the following cases, if such Person is an individual, (ii) the spouse and issue of such Person (whether natural or adopted), (iii) assuming such Person were or is deceased, the descendants of such Person (whether natural or adopted), (iv) (A) any one or more trusts solely for the benefit of any one or more of the Persons described in clauses (ii) and (iii) above or (B) any one or more other entities (including limited liability partnerships, limited liability companies, limited partnerships or other entities) all of whose beneficial owners are Persons described in clauses (ii) and (iii) above, and (v) any of James Dandeneau, Brad Rabitor, Jim Hunter, Bob Poirier, Shaun Kenyon, Bob Fonteneault, Keith Meagher, Ewa Mrozowski, and Angelo Cinami.

“Person” means an individual, a partnership, a limited partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Plan” has the meaning set forth in §4(u) below.

“Post-Closing Payment” has the meaning set forth in §3(a) below.

“Prohibited Transaction” has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

“Purchase Price” has the meaning set forth in §3(a)(i) below.

“Qualified Plan” has the meaning set forth in §4(u) below.

“Rules” has the meaning set forth in §11(i)(ii) below.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest of any kind.

“Seller” has the meaning set forth in the preface above.

“Seller’s Accountant” means Ledoux & Company, Inc.

“Seller’s Letter” has the meaning set forth in §3(d) below.

“Seller’s Working Capital” means the difference, as of 11:59 p.m., New York City time, on the Closing Date, between (a) the sum of the accounts receivable, inventory and other current assets included within the Acquired Assets, as reflected on the Closing Balance Sheet, less (b) the accounts payable, accrued payroll of the Business, and any other assumed current liabilities

(excluding any Excluded Liabilities), as reflected on the Closing Balance Sheet, in each case, determined in accordance with GAAP as applied on a basis consistent with the Most Recent Balance Sheet, including with respect to assumption and estimates and method of inventory valuation.

“Shares” has the meaning specified in §7(b)(vii).

“Split-Life Policy” means the following insurance policy on the life of Mr. Dandeneau and Mrs. Deborah Dandeneau owned by the Seller: Policy No. 15031594 from Northwestern Mutual.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Tax” and “Taxes” mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Gross-Up Amount” has the meaning set forth in §3(l) below.

“Tax Liability” means any Liability for Taxes.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in §9(d) below.

“Transfer Taxes” has the meaning set forth in §2(g) below.

“Transferred Cash” means up to $20,000 of cash that the Seller, at its option, may elect at Closing to include in the Acquired Assets.

“Uncollected Receivables” has the meaning set forth in §3(c) below.

Other terms used herein shall have the meanings given to them elsewhere in this Agreement.

2. Basic Transaction.

(a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, assign, convey, and deliver to the Buyer, all of the Seller’s right, title and interest in and to the Acquired Assets at the Closing, free and clear of any and all Security Interests (other than Permitted Liens), in consideration of the payment of the Purchase Price and the assumption of the Assumed Liabilities. The Parties specifically acknowledge and agree that the Seller shall retain the Excluded Assets subsequent to the Closing.

(b) Limited Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities (but only the Assumed Liabilities) at the Closing. The Buyer will not, however, assume or have any responsibility with respect to any of the Excluded Liabilities, and the Buyer shall not be deemed by anything contained in this Agreement to have assumed or become responsible for any Liability of the Seller not constituting an Assumed Liability. Each and all Excluded Liabilities shall remain the responsibility of the Seller subsequent to the Closing.

(c) The Closing. The closing of the Transactions (the “Closing”) shall take place commencing at 9:00 a.m. local time on November 9, 2004, or, if later, the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”). The Closing shall take place at the offices of Finn Dixon & Herling LLP, One Landmark Square, Suite 1400, Stamford, Connecticut 06901 or such other place as is mutually agreeable to the Parties. The Closing shall be deemed to have taken place prior to the opening of business on the Closing Date.

(d) Deliveries at the Closing. At the Closing: (i) the Seller will deliver to the Buyer the various certificates, agreements, instruments, and documents referred to in §7(a) below to be delivered by the Seller; (ii) the Buyer will deliver to the Seller the various certificates, agreements, instruments, and documents referred to in §7(b) below; (iii) the Seller will execute, acknowledge (if appropriate) and deliver to the Buyer (A) a General Assignment and Bill of Sale in the form attached here to as Exhibit A and, if applicable, other transfer documents in the forms attached hereto as Exhibits B-1, B-2 and B-3 and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) Mr. Dandeneau will execute, acknowledge and deliver to the Buyer the Patent Assignment in the form attached hereto as Exhibit H-1; (v) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an instrument of assumption in the form attached hereto as Exhibit C and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; (vi) the Buyer will make the Closing Payment; and (vii) the Buyer will deliver a stock certificate representing the Shares, with the legends set forth in §8(j) below.

(e) Allocation. The Parties agree to allocate the Purchase Price paid to the Seller (and all other capitalizable costs relating thereto) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit D.

(f) Payments in Cash. All cash payments made pursuant to this Agreement shall be made in United States dollars, by wire transfer to such accounts as the Buyer or the

Seller, as the case may be, shall designate in writing, or, with the permission of the recipient thereof, by certified or cashier’s check.

(g) Transfer Taxes. The Seller shall pay any applicable sales, transfer, use, purchase or similar Taxes (“Transfer Taxes”) resulting from the Asset Purchase. The Party on whom primary liability for such Transfer Tax is imposed by law shall properly file on a timely basis all necessary tax returns and other documentation with respect to any Transfer Tax, provided that where such return or other documentation is required to be filed on a joint basis, the Parties shall cooperate in the timely preparation and filing thereof. The Parties hereto shall also cooperate in providing the information required by any returns or other documentation relating to Transfer Taxes.

(h) Certain Contracts and Intellectual Property. Notwithstanding any other provision of this Agreement to the contrary, to the extent that the assignment by the Seller of any Contract or Intellectual Property to be assigned hereunder shall require the consent or approval of another party, this Agreement shall not constitute an assignment or attempted assignment thereof or an assumption by the Buyer of the Seller’s obligations thereunder if such assignment or attempted assignment would, without the consent of such other party, constitute a breach thereof. The Seller shall use its best efforts to obtain the written consent or approval to the assignment to the Buyer of each such Contract or Intellectual Property with respect to which such consent is required for such assignment. Until such consent or approval is obtained, each party agrees to cooperate with the other parties in any reasonable arrangement necessary or desirable to provide to the Buyer the benefits of the Contract or Intellectual Property.

3. Determination of Purchase Price and Closing Payment.

(a) Purchase Price.

(i) The aggregate purchase price for the Acquired Assets, in addition to the assumption of the Assumed Liabilities, shall be equal to $19,500,000, subject to adjustment, if any, set forth in §3(b) and §3(k), plus the Tax Gross-Up Amount, if any, plus the Shares (as so adjusted, the “Purchase Price”).

(ii) The Purchase Price shall be paid as follows: (A) at the Closing, the Buyer shall pay to the Seller $17,000,000 (the “Closing Payment”); (B) at the Closing, the Buyer shall deliver to the Seller a Stock Certificate representing the Shares; (C) on each of the first, second and third anniversaries of the Closing, the Buyer shall pay to the Seller $833,333.33 (subject to adjustment, if any, as set forth in §3(k) below (the payments described in clauses (C) and (D) being collectively referred to as the “Post-Closing Payments”)); (D) subsequent to the Closing, the Buyer shall, if applicable pursuant to §3(l) below, pay the Tax Gross-Up Amount to Seller, in cash; and (E) subsequent to the Closing, the Buyer or the Seller, as the case may be, shall make the Adjustment Payment to the other in accordance with §3(b) below.

(b) Working Capital Adjustment. Within five (5) days following the date on which the Final Seller’s Working Capital is determined pursuant to §§3(c) through 3(j), the Buyer or the Seller, as applicable, shall make the following payment (the “Adjustment Payment”):

(i) if the Final Seller’s Working Capital exceeds $1,893,000, the Buyer shall pay to the Seller the amount by which the Final Seller’s Working Capital exceeds $1,893,000; or

(ii) if the Final Seller’s Working Capital is less than $1,893,000, the Seller shall pay to the Buyer the amount by which $1,893,000 exceeds the Final Seller’s Working Capital.

(c) Closing Balance Sheet. The Buyer shall prepare and deliver to the Seller, within 120 days following the Closing Date, its determination of the Seller’s Working Capital (the “Closing Balance Sheet”). The Seller’s Working Capital shall be determined in accordance with the provisions of this §3(c). In the event of a conflict or inconsistency between §3(c)(i), §3(c)(ii) and/or §3(c)(iii), the provisions of §3(c)(iii) shall take precedence over the provisions of §3(c)(ii) and §3(c)(i), and the provisions of §3(c)(ii) shall take precedence over the provisions of §3(c)(i).

(i) The Seller’s Working Capital shall be determined in accordance with principles, practices and procedures which are consistent with those which were applied in the preparation of the Financial Statements with respect to the Acquired Assets and the Assumed Liabilities.

(ii) Notwithstanding anything to the contrary in §3(c)(i), if any of the accounting principles, practices or procedures required by §3(c)(i) produces asset or liability values which are not in compliance with GAAP, the Seller’s Working Capital shall reflect an adjustment necessary to produce asset or liability values which are in compliance with GAAP.

(iii) Notwithstanding anything to the contrary in §3(c)(ii) or §3(c)(i), in determining the Seller’s Working Capital, (x) no value shall be given to accounts receivable (or portions thereof) not paid within ninety (90) days of the Closing Date (the “Uncollected Receivables”), nor shall any reserve against the accounts receivable so collected be taken, and (y) the Carried-Over SPV Amounts will be included as current liabilities and the Excess SPV Amounts will not be included as current liabilities.

(d) Seller’s Review. The Seller will have until the later of (i) 30 days following receipt of the Closing Balance Sheet and (ii) 150 days following the Closing Date, to review such statement and to determine if, in the Seller’s judgment, it has been prepared in accordance with §3(c). If, in the Seller’s judgment, adjustments are necessary for the Closing Balance Sheet to correctly state Seller’s Working Capital in accordance with §3(c), the Seller, not later than the aforesaid deadline, shall notify the Buyer in writing (the “Seller’s Letter”) of its proposed adjustments, including the amount, nature and basis for the adjustments. If the Seller does not send a Seller’s Letter to the Buyer within such period, the Closing Balance Sheet (and the Buyer’s determination of the Seller’s Working Capital contained therein) shall be determinative of the Final Seller’s Working Capital.

(e) Conference. As soon as practicable after the Buyer’s receipt of the Seller’s Letter, if so delivered pursuant to §3(d), the Buyer and the Seller shall confer and endeavor to resolve the adjustments, if any, which are in dispute.

(f) Arbitrator. If the Buyer and the Seller do not confer or are unable to resolve all of the proposed adjustments in the Seller’s Letter, if so delivered pursuant to §3(d), to the mutual satisfaction of the Buyer and the Seller, then, if a conference pursuant to §3(e) occurs, within the 20-day period following such conference, or, if a conference pursuant to §3(e) has not occurred, at any time after the sixtieth day after the delivery of the Seller’s Letter, the Buyer and the Seller shall jointly engage PricewaterhouseCoopers LLP, so long as it is independent of the Parties (and, if PricewaterhouseCoopers LLP ceases to be independent of the Parties, an independent accounting firm of national recognition), to arbitrate the dispute.

(g) Scope of Arbitration. If the provisions of §3(f) become operative, then the arbitrator engaged pursuant to §3(f) shall be furnished with a copy of this Agreement, any amendments hereto, the Closing Balance Sheet and the Seller’s Letter. The arbitrator shall have 45 days to review this material, and additional material that either the Buyer or the Seller voluntarily choose to submit and such other information as the arbitrator deems appropriate. Promptly upon the end of such 45-day period, the arbitrator will furnish the Parties with its written determination regarding each unresolved adjustment of the Buyer submitted for arbitration. The arbitration will take place in Hartford, Connecticut.

(h) Arbitrator’s Decision. The arbitrator shall confine itself only to adjustments proposed in Seller’s Letter and not resolved in a subsequent writing signed by both the Buyer and the Seller. Each Party shall have the right to submit supporting or explanatory material to the arbitrator and to the other Parties. The arbitrator, in reaching a decision, shall provide a written explanation of its conclusions to the Buyer and the Seller, and its determination shall be conclusive and binding upon the Buyer and the Seller. The submission of a dispute to the arbitrator and the rendering of its decision shall be a condition precedent to any Party’s commencing legal action to pursue the Adjustment Payment. The award or decision of the arbitrator shall be deemed final and may be entered and enforced in any court of competent jurisdiction. The Buyer and the Seller agree to submit to the jurisdiction of any such court for the enforcement of such award or decision. The fee and expenses of the arbitrator shall be borne equally by the Seller, on the one hand, and the Buyer on the other. Section 11(g) (“Notices”) shall apply to all communications made under this §3.

(i) Access. In preparing and reviewing the Closing Balance Sheet and the Seller’s Letter, and in conducting the reviews by any Party and the arbitrator, the Buyer and the Seller will grant the other Parties and the arbitrator all reasonable access to the financial records of the Buyer or the Seller, as applicable.

(j) Final Seller’s Working Capital. The determination of Seller’s Working Capital contained in the Closing Balance Sheet prepared by the Buyer pursuant to §3(c) will be modified by any adjustments (i) agreed to by the Parties pursuant to §3(e), or (ii) determined by the arbitrator pursuant to §3(h). The Seller’s Working Capital after any and all such adjustments shall be determinative of the Final Seller’s Working Capital.

(k) Joint Venture Payment.

(i) The Parties acknowledge that, prior to the date hereof, the Seller and Johnson & Johnson or an affiliate thereof (collectively, “J&J”) have been engaged in discussions regarding the formation of a joint venture for wire coating (the “Joint Venture”).

(ii) If the Closing occurs, and J&J pursues the Joint Venture with the Buyer after the Closing, the Buyer agrees to pay to the Seller one-third (1/3) of the JV Profits generated in the calendar month during which the Joint Venture is consummated and the thirty-five immediately succeeding calendar months (each such payment, a “JV Payment”). Each JV Payment shall be payable to the Seller no later than fifteen (15) days after the Buyer’s receipt of the Joint Venture’s annual financial statements for each fiscal year ended during the three applicable calendar years.

(iii) If, prior to the Closing, the Seller (subject to the reasonable consent of Buyer) or if, subsequent to the Closing, the Seller (subject to the consent of Buyer which may be given or withheld at the Buyer’s discretion), concludes that J&J will not pursue the Joint Venture with the Buyer, the Seller may engage in discussions with J&J regarding the Joint Venture and may pursue the Joint Venture with J&J. The Buyer agrees that, subject to the aforesaid consent, the Seller may engage in such discussions with the Buyer’s involvement. If, as a result of such consent of Buyer and discussions between the Seller and J&J, the Seller and J&J enter into the Joint Venture prior to the first anniversary of the Closing Date, the Seller agrees that the Purchase Price shall be reduced by $1,000,000, as follows: each Post-Closing Payment shall be reduced by an amount equal to $333,333.33.

(iv) Notwithstanding any of the foregoing in this §3(k), the Parties agree that the Joint Venture, whether it is entered into with the Buyer or the Seller, shall be on terms and conditions satisfactory to the Buyer, in its sole discretion, including, without limitation, the terms of the Joint Venture’s limited license to use the Licensed Technology.

(l) Tax Gross-Up Amount. Within five (5) days of the determination thereof, the Buyer will pay to the Seller the Tax Gross-Up Amount (if any) by wire transfer in immediately available funds. “Tax Gross-Up Amount” means the amount equal to the lesser of (A) the difference between (x) the state and federal income taxes actually paid, with respect to the tax year ended December 31, 2004, by Mr. Dandeneau directly in connection with the consummation of the Asset Purchase (including income taxes imposed with respect to the Tax Gross-Up Amount) and (y) the state and federal income taxes that actually would be owed by Mr. Dandeneau with respect to the tax year ended December 31, 2004 if the Buyer had acquired on the Closing Date all of the Seller’s Capital Stock in exchange for the Purchase Price (exclusive of the assumption of the Assumed Liabilities and the Tax Gross-Up Amount, and without regard to any basis adjustment to the Seller’s Capital Stock attributable to the Asset Purchase), and (B) $600,000.

4. Representations and Warranties of the Seller. The Seller and Mr. Dandeneau, jointly and severally, represent and warrant to the Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §4.

(a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Connecticut. The Seller has all requisite power and authority, and all licenses, Permits, and authorizations necessary, to own, operate and lease the Acquired Assets and to carry on the business of producing extruded medical tubing and related items (the “Business”), and is qualified to do business as a foreign corporation in all jurisdictions in which the conduct of the Business or the ownership of the Acquired Assets requires it to be so qualified. Mr. Dandeneau owns all of the issued and outstanding Capital Stock of the Seller and no other Person has any right to or interest in the outstanding Capital Stock of the Seller or has any right, contingent or otherwise, to purchase, acquire or own, directly or indirectly, any equity interest in the Seller.

(b) Authorization of Transactions. Mr. Dandeneau has full power and authority to execute and deliver this Agreement and each Ancillary Document to which he is a party and to perform his obligations hereunder and thereunder. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each Ancillary Document to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors and stockholders of the Seller have duly authorized the execution, delivery, and performance of this Agreement and each Ancillary Document by the Seller. This Agreement constitutes and each Ancillary Document, when executed, will constitute, the valid and legally binding obligation of the Seller and Mr. Dandeneau (to the extent a party thereto), enforceable against the Seller and Mr. Dandeneau (to the extent a party thereto) in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) Noncontravention. Neither the execution and the delivery of this Agreement or any Ancillary Document, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in §2 above), will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller or Mr. Dandeneau is subject or any provision of the Constitutive Documents of the Seller or (B) except as provided in §4(c) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, Permit, order, decree, authorization, instrument, or other arrangement to which any of the Seller or Mr. Dandeneau is a party or by which either of the Seller or Mr. Dandeneau is bound or to which any of their respective assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, in order for the Parties to consummate the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above).

(d) Brokers’ Fees. Neither the Seller nor Mr. Dandeneau has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby.

(e) Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, necessary to operate the Business and/or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests (other than Permitted Liens), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the applicable Acquired Assets, free and clear of any Security Interest (other than Permitted Liens) or restriction on transfer. Mr. Dandeneau has good and marketable title to the Dandeneau Patent, free and clear of any Security Interest (other than Permitted Liens) or restriction on transfer.

(f) Subsidiaries and Equity Investments. The Seller has no Subsidiaries. The Seller does not own, directly or indirectly, any Capital Stock or other equity securities of any corporation nor has any direct or indirect equity or ownership interest, including interests in partnerships and joint ventures, in any business.

(g) Financial Statements. Attached hereto as Exhibit E are the following consolidated financial statements of the Seller (collectively the “Financial Statements”): (i) balance sheets and statements of income, changes in stockholders’ equity, and cash flows as of and for the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003 (the latter date being referred to herein as the “Most Recent Fiscal Year End”), reviewed by Seller’s Accountant; and (ii) unaudited balance sheets and statements of income, changes in stockholders’ equity, and cash flows (the “Most Recent Financial Statements”) as of and for the eight (8) months ended August 8, 2004 (the “Most Recent Fiscal Month End”). The Financial Statements (including the notes thereto) present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete).

(h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

(i) the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business;

(ii) the Seller has not entered into any Contract, lease, or license (or series of related Contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

(iii) the Seller has not accelerated, terminated, modified, or cancelled any Contract, lease, or license (or series of related Contracts, leases, and licenses) involving more than $10,000 to which the Seller is a party or by which the Seller is bound;

(iv) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Indebtedness for borrowed money or capitalized lease obligation;

(v) the Seller has not delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business, has not accelerated the collection of accounts receivable outside the Ordinary Course of Business and has maintained its inventory at levels within the Ordinary Course of Business;

(vi) the Seller has not made any loan to, or received any loan from, or entered into any other transaction with, any of its stockholders, directors, officers, and employees;

(vii) the Seller has not entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

(viii) the Seller has not made any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(ix) no material supplier or customer has cancelled, materially modified or terminated or given notice of its intent to terminate either a particular Contract or its relationship with the Seller or decreased materially its supply, usage or purchase of the service or products of the Seller, nor does it have, to its or Mr. Dandeneau’s Knowledge, have any plan or intention to do any of the foregoing;

(x) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller; and

(xi) the Seller has not committed to do any of the foregoing.

(i) Undisclosed Liabilities. The Seller, to its knowledge, does not have any Liabilities, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, or violation of law).

(j) Legal Compliance. The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Seller alleging any failure so to comply.

The Seller has been and is in full compliance with the terms and conditions of all franchises, licenses, permits, certificates and other authorizations from federal, state, local or foreign governments or governmental agencies, departments or bodies (“Permits”) that are necessary for the conduct of the Business, except for those non-compliances that, in the aggregate, are not likely to have a Material Adverse Effect. Section 4(j) of the Disclosure Schedule sets forth a list of all such Permits of the Seller. With respect to each such Permit, except for those events and conditions that, in the aggregate, are not likely to have a Material Adverse Effect: (A) the Permit is in full force and effect; (B) the Seller is not in breach or default, and no event has occurred which with notice or lapse of time (or both) would constitute a breach or default, or permit termination or modification of the Permit; and (C) the Permit will continue in full force and effect on identical terms for the benefit of the Buyer following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above).

(k) Tax Matters.

(i) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where the Seller did not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax. The Seller does not have any liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise.

(ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) The Seller does not expect, nor has any Knowledge of the intent of, any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Return or Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which the Seller or Mr. Dandeneau has Knowledge. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 31, 2000.

(iv) The Seller has elected to be an “S corporation” pursuant to Section 1362(a) of the Code beginning with its tax year ended December 31, 1998, and such election has at all times remained in effect. The Seller has elected (and such election has at all times remained in effect), or is otherwise entitled, to be treated in a manner comparable to the federal tax treatment under Section 1362(a) of the Code, for purposes of the tax imposed on a corporation by each state in which the Seller is subject to income tax. To the Knowledge of Mr. Dandeneau and the Seller, all Tax Returns required to have been filed by Mr. Dandeneau with the United States or any state or local governmental authority in relation to his capacity as a stockholder of the Seller have been duly filed or appropriate extensions have been obtained, each such Tax Return correctly reflects, in all material respects, the Tax liabilities required to be reported thereon, is consistent in all relevant respects with the Tax Returns of the Seller, and all amounts due and payable on said Tax Returns have been paid (including any penalties assessments and deficiencies in respect of such liabilities).

(v) The unpaid Taxes of the Seller (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operation and transactions through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

(l) Real Property.

(i) The Seller does not own any real property.

(ii) Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in §4(l)(ii) of the Disclosure Schedule. With respect to each lease and sublease listed in §4(l)(ii) of the Disclosure Schedule:

(A) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

(B) The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above);

(C) No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time (or both), would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(D) No party to the lease or sublease has repudiated any provision thereof;

(E) There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(F) With respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

(G) The Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

(H) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all applicable laws, rules, and regulations.

(m) Intellectual Property.

(i) The Seller and Mr. Dandeneau own or have the exclusive right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. With respect to each item of Intellectual Property which the Seller owns, the Seller possesses all right, title and interest in and to the item, free and clear of any Security Interest or other restriction or claim. Mr. Dandeneau possesses all right, title and interest in and to the item, free and clear of any Security Interest or other restriction or claim. With respect to each item of Intellectual Property that any third party owns and that the Seller uses, the license, sublicense, agreement or permission pursuant to which the Seller has the right to use such item is legal, valid, binding, enforceable and in full force and effect. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

(ii) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Mr. Dandeneau or the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller or of Mr. Dandeneau.

(iii) Section 4(m)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property owned or used by the Seller or Mr. Dandeneau in the Business.

(iv) To the Seller’s knowledge, no employee of the Seller is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Seller because of the nature of the business conducted or to be conducted by the Seller or for any other reason, and the continued employment by the Seller of persons currently working at the Seller will not result in any such violations.

(n) Tangible Assets. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of the Business (as presently conducted). Such tangible assets have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

(o) Inventory. The inventory of the Seller consists of raw materials, supplies, work in process and finished goods, all of which are merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to any reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date. Inventory is valued on a FIFO basis in the Financial Statements.

(p) Contracts. Section 4(p) of the Disclosure Schedule lists and briefly describes all material Contracts to which the Seller is a party or by which the Acquired Assets or the Business are bound, including any contract or agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000 per year. The Seller has delivered to the Buyer a correct and complete copy of each written Contract listed in §4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral Contract referred to in §4(p) of Disclosure Schedule. With respect to each such Contract: (i) the Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above); (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time (or both) would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (iv) no party has repudiated any provision of the Contract.

(q) Notes and Accounts Receivable. All notes and accounts receivable of the Seller are reflected properly on the Seller’s books and records, are valid receivables subject to no setoffs or counterclaims, subject only to any reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

(r) Insurance. Section 4(r) of the Disclosure Schedule lists and briefly describes each insurance policy and self insurance arrangement maintained by the Seller with respect to its properties, assets and business, and all currently pending claims thereunder. To the Knowledge of the Seller and Mr. Dandeneau, all of such insurance policies are in full force and effect, and the Seller is not in default, in any material respect, with respect to its obligations under any of such insurance policies and the Seller has not received any notification of cancellation or modification of any of such insurance policies or has any claim outstanding which could be expected to cause a material increase in the Seller’s insurance rates. There are no facts or circumstances which exist that could reasonably be expected to relieve any insurer under such insurance policies of its obligations to satisfy in full claims thereunder. The Seller maintains insurance coverage of a type and amount customary for entities of similar size engaged in similar lines of business.

(s) Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Mr. Dandeneau or the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, review or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings and investigations set forth in §4(s) of the Disclosure Schedule could have a Material Adverse Effect. Section 4(s) of the Disclosure Schedule contains a true and complete list of all regulatory undertakings, orders or other commitments of any nature (other than publicly available applicable statutes or regulations) entered into or received by the Seller with or from any regulatory entity, which undertakings, orders or other commitments limit or purport to limit the current or future businesses and/or operations of the Seller.

(t) Employees. To the Knowledge of Mr. Dandeneau or the Seller, no executive, key employee, or group of employees, has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor has the Seller experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. Neither the Seller nor Mr. Dandeneau has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

(u) Employee Benefits.

(i) Schedule 4(u)(i) includes a complete list of all material employee benefit plans, programs, policies, practices, or other arrangements providing benefits to any current or former employee, officer or director that are sponsored or maintained by the Seller or any of its Subsidiaries or with respect to which the Seller or any of its Subsidiaries has any liability, including without limitation any employee benefit plan within the meaning of Section 3(3) of ERISA (including any plan that is not governed by ERISA, such as any foreign or excess plan), and any bonus, incentive, deferred compensation, vacation, equity, severance, employment, change of control or fringe benefit plan, program or agreement (each, a “Plan”).

(ii) With respect to each Plan, the Seller has delivered or made available to the Buyer a true, correct and complete copy of: (i) each writing constituting a part of such Plan; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any; and (iv) the most recent Internal Revenue Service determination letter, if applicable. Except as specifically provided in the foregoing documents delivered or made available to the Buyer, or as disclosed in Schedule 4(u)(ii), there are no amendments to any Plan that have been adopted or approved nor has the Seller undertaken to make any such amendments or to adopt or approve any new Plan.

(iii) Schedule 4(u)(iii) identifies each Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (each, a “Qualified Plan”). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. With respect to each Plan, the Seller and its Subsidiaries have complied, and are in compliance, in all materials respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Plans and each Plan has been administered in all material respects in accordance with its terms.

(iv) Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) is unfunded. Neither the

Seller nor any of its Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Seller. No Plan is intended to meet the requirements of Code Section 501(c)(9). No Plan is a “section 413(c) plan” (as defined in Treasury Regulation Section 1.413-2(a)) or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(v) Neither the Seller nor any of its ERISA Affiliates has any liability (i) under Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or (ii) as a result of the failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and, without limiting the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. For purposes of this Agreement, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(vi) No labor organization or group of employees of the Seller or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representations or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. The Seller and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, immigration, and occupational safety and health.

(vii) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and no set of circumstances exists which may reasonably give rise to a claim or lawsuit, which could reasonably be expected to result in any material liability of the Seller or any of its Subsidiaries to the Department of Treasury, the Department of Labor, any Plan or any participant in a Plan.

(viii) With respect to each Plan, all required, declared or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date have been made or properly accrued on the Most Recent Balance Sheet or with respect to accruals properly made after the date of the Most Recent Balance Sheet, on the books and records of the Seller and/or its Subsidiaries. There is no unfunded Liability relating to the Plan which is not reflected on the Most Recent Balance Sheet or with respect to accruals properly made after the date of the Most Recent Balance Sheet, on the books and records of the Seller and/or its Subsidiaries.

(ix) Neither the execution and delivery of this Agreement, nor the consummation of the Asset Purchase (either alone or in conjunction with any other event) will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Seller or any of its Subsidiaries from the Seller or any of its Subsidiaries, under any Plan or otherwise; (ii) increase any benefits otherwise payable under any Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing, no benefit or amount payable or which may become payable by the Seller, any subsidiary pursuant to any Plan, agreement or contract with any employee shall constitute an “excess parachute payment” within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

(x) For purposes of this §4(u), the term “employee” shall be considered to include individuals rendering personal services to the Seller and its Subsidiaries as independent contractors.

(v) Guaranties. The Seller is not a guarantor or otherwise liable for any Liability or obligation (including Indebtedness) of any other Person.

(w) Environment, Health, and Safety.

(i) The Seller has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Seller has obtained and been in compliance in all material respects with all of the terms and conditions of all Permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

(ii) The Seller has no Liability for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

(iii) All properties and equipment used in the business of the Seller have been free of asbestos, PCBs, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

(iv) The Seller has not, and, to the Knowledge of Mr. Dandeneau, no previous owner, tenant, occupant or user of any real property used in the Business has, engaged in or permitted any operation or activity upon, or any use or occupancy of, any such real property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about any such real property, nor has the Seller transported any Hazardous Materials to, from or across any such real property. Except as set forth in Schedule 4(w), no Hazardous Materials currently are produced, constructed, deposited, stored or have otherwise been located on, under, in or about any such real property.

(x) Solvency. The Seller is not now insolvent, and it will not be rendered insolvent by any of the transactions contemplated hereby.

(y) Certain Business Relationships with the Seller. Except as set forth on §4(y) of the Disclosure Schedule, neither Mr. Dandeneau nor any Affiliate of the Seller or Mr. Dandeneau has been involved in any business arrangement or relationship with the Seller within the past twelve (12) months, and neither Mr. Dandeneau nor any Affiliate of the Seller or Mr. Dandeneau owns any asset, tangible or intangible, which is used in the Business.

(z) All Assets. The Acquired Assets and the Dandeneau Patent constitute all of the assets and properties used in or necessary for the operation of the Business.

(aa) Product Warranty. Mr. Dandeneau is not aware of any Basis for product warranty claims or service warranty claims against the Seller. No product sold or delivered or service rendered by the Seller, is subject to any guaranty, warranty, or other indemnity beyond any applicable standard terms and conditions of sale. Section 4(aa) of the Disclosure Schedule includes copies of any standard terms and conditions of sale used by the Seller during the past four years (containing applicable guaranty, warranty, and indemnity provisions).

(bb) Shares. The Shares are being acquired by the Seller for its account for investment purposes and not with a view to the distribution of all or any part of the Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act, and the rules and regulations promulgated thereunder. The Seller understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom.

(cc) Disclosure. All documents and other papers delivered by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby are true, complete, accurate and authentic in all material respects. The information furnished by or on behalf of the Seller to the Buyer in connection with this Agreement and the other agreements to be entered into pursuant hereto and the transactions contemplated hereby and thereby, including without limitation the representations and warranties contained in this §4, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the context in which made, not false or misleading. There is no fact which the Seller has not disclosed to the Buyer in writing which has a Material Adverse Effect, or so far as the Seller and/or Mr. Dandeneau can reasonably foresee, will have a Material Adverse Effect or affect the ability of the Seller to perform this Agreement.

5. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this §5 are correct and complete as of the date of this Agreement.

(a) Organization of the Buyer. The Buyer is a corporation existing under the laws of the State of Delaware.

(b) Authorization of Transactions. The Buyer has full power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and each Ancillary Document to which it is a party constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) Noncontravention. Neither the execution and the delivery of this Agreement or any Ancillary Document to which the Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby (including the assignments and assumptions referred to in §2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its operating agreement or other Constitutive Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above).

(d) Brokers’ Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Seller could become liable or obligated.

(e) Shares. The Shares have been duly authorized and, upon issuance thereof as provided herein, the Shares will be fully paid, validly issued and non-assessable and will have been listed on the American Stock Exchange.

6. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated hereby (including satisfaction, but not waiver, of the closing conditions set forth in §7 below). The undertaking of a Party under this §6 to use such Party’s best efforts shall not require such Party to incur unreasonable expenses or obligations in order to satisfy such undertaking, nor shall it require the Buyer to obtain any financing for the transactions contemplated hereby upon terms or conditions not satisfactory to the Buyer in its sole discretion.

(b) Notices and Consents. The Seller will give any notices to third parties, and the Seller and Mr. Dandeneau will use their best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in §4(c) above (and, if the Buyer is unable to obtain third party consents to the transfer of any Permits, the Seller and Mr. Dandeneau will use their best efforts to assist the Buyer in obtaining any such Permits in the Buyer’s name). Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §4(c) and §5(c) above.

(c) Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not engage in any practice, take any action, or enter into any transaction of the sort described in §4(h) above.

(d) Preservation of Businesses. The Seller will use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

(e) Full Access. The Seller will permit representatives of the Buyer (as well as any Person considering providing financing to the Buyer) to have full access at all reasonable times, to all premises, properties, personnel, books, records (including Tax records), Contracts and documents of or pertaining to the Seller.

(f) Notice of Developments. Each Party will give prompt written notice to each other Party of any material adverse development (i) causing a breach of any of its own representations and warranties in §4 and §5 above, or (ii) that would prevent such representations and warranties from being true and correct in all material respects (or, if the representation or warranty is already qualified by materiality, true and correct in all respects) at the Closing. No disclosure by any Party pursuant to this §6(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g) Exclusivity. Neither Mr. Dandeneau nor the Seller will (i) knowingly negotiate towards the sale of, or (ii) knowingly solicit an offer for the purchase of, or (iii) accept any offer to sell, in the case of (i), (ii) and (iii), any of the stock or assets (except for sales of insignificant assets in the Ordinary Course of Business) of the Seller, or to merge or consolidate the Seller with any person or entity. Any Party that receives a proposal, offer or inquiry from any Person with respect to the foregoing shall immediately notify such Person that such Party is under a contractual obligation not to accept such offer or negotiate with respect thereto. The Seller and Mr. Dandeneau will notify the Buyer immediately if any Person makes any proposal, offer or inquiry with respect to any of the foregoing.

(h) Hiring of Employees by Buyer. Neither the Seller nor Mr. Dandeneau shall solicit the employment of any employee of the Seller for any other Person unless and until Buyer has informed the Seller in writing that the particular employee will not receive any employment offer from the Buyer. It is understood and agreed that (A) the Buyer’s intention to extend offers of employment as set forth in this §6(h) shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of the Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is “at will” and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and applicable state and federal laws governing employment). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the employees of the Seller after the Closing, or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

7. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby and to take the other actions required to be taken by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) Each of the representations and warranties set forth in §4 above shall be true and correct in all material respects (except for representations and warranties which are qualified by materiality, which representations and warranties shall be true and correct in all respects) both when made and at and as of the Closing Date.

(ii) The Seller and Mr. Dandeneau shall have performed and complied with each of their respective covenants hereunder in all material respects through the Closing;

(iii) The Seller shall have procured all of the authorizations, consents and approvals and given any required notice and made any required filing specified necessary to consummate the transactions contemplated hereby, including those in §4(c) of the Disclosure Schedule, if any;

(iv) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets and to operate the former business of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) The Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in §7(a)(i)-(iii) pertaining to it is satisfied in all respects, and that no action, suit or proceeding of the type described in §7(a)(iv) has been brought or threatened against the Seller or its assets;

(vi) The Seller shall have delivered to the Buyer a Secretary’s Certificate, in standard form, certifying as to the Seller’s charter, bylaws, good standing certificates, resolutions of the stockholder and directors thereof approving the transactions contemplated hereby and the incumbency of the Persons signing the same on behalf of the Seller;

(vii) The Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies and given any required notice and made any required filings;

(viii) The Buyer shall have obtained the consent of Webster Bank, the Buyer’s senior lender, to the transactions contemplated by this Agreement, and an additional

$13,000,000 (or such lesser amount determined by the Buyer) to its senior credit facility on terms and conditions satisfactory to the Buyer in its sole discretion;

(ix) The Buyer and Foster Corporation shall have executed and delivered a supply agreement for the sale by Foster Corporation, and for the purchase of the Buyer, of polymer tablets on mutually acceptable terms to the Buyer and Foster Corporation;

(x) The Buyer shall has issued and sold subordinated promissory notes with an aggregate principal amount of $7,000,000 (or such lesser amount determined by the Buyer) on terms and conditions satisfactory to the Buyer in its sole discretion;

(xi) The Buyer shall have received such pay-off letters, termination agreements, termination statements, releases of funded mortgages and other releases to be delivered against repayment by the Seller at or prior to the Closing of the Indebtedness of the Seller as the Buyer shall have reasonably requested, all in form and substance satisfactory to the lender(s) to the Buyer (in their sole discretion) and reasonably satisfactory to the Buyer. The Buyer shall have received duly executed releases (including UCC-3 termination statements) of all Security Interests (other than Permitted Liens) on the Acquired Assets in form and substance reasonably satisfactory to the Buyer and its counsel and the Buyer shall have received UCC, judgment lien, tax and other lien searches with respect to the Seller, the results of which indicate no liens on the assets of the Seller other than Permitted Liens;

(xii) The Buyer shall be satisfied in its sole discretion with the results of its business, legal, financial, environmental and accounting due diligence investigation and review of the Business and the Acquired Assets;

(xiii) The Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Buyer (and, at the Buyer’s request, any institutions providing the Buyer with debt financing in connection with the Asset Purchase), and dated as of the Closing Date;

(xiv) Each of Mr. Dandeneau and Mr. Brad Rabitor shall have executed and delivered an employment agreement relating to the Buyer substantially in the form set forth in Exhibit G hereto (the “Employment Agreements”);

(xv) Mr. Dandeneau shall have executed and delivered (i) a real property lease for the real property located at 130 Louisa Viens Drive, Dayville, Connecticut 06241, substantially in the form set forth on Exhibit H hereto (the “Lease”), and (ii) a patent assignment, substantially in the form set forth on Exhibit H-1 hereto;

(xvi) Since December 31, 2003, there shall have been no event causing or likely to cause a Material Adverse Event; and

(xvii) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, will be reasonably satisfactory in form and substance to the Buyer.

(b) Conditions to Obligations of the Seller. The obligations of the Seller and Mr. Dandeneau to consummate the transactions contemplated hereby and to take the other actions required to be taken by them in connection with the Closing are subject to satisfaction of the following conditions:

(i) Each of the representations and warranties set forth in §5 above shall be true and correct in all material respects (except for representations and warranties which are qualified by materiality, which representations and warranties shall be true and correct in all respects) both when made and at and as of the Closing Date;

(ii) The Buyer shall have performed and complied with each of its covenants hereunder in all material respects through or at the Closing;

(iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) The Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in §7(b)(i)-(ii) is satisfied in all respects, and that no action, suit or proceeding of the type described in §7(b)(iii) has been brought or threatened against Buyer or its assets;

(v) The Buyer shall have delivered to the Seller a Secretary’s Certificate, in standard form, certifying as to the Buyer’s charter, bylaws, good standing certificates and resolutions of the directors thereof approving the transactions contemplated hereby and the incumbency of the Persons signing the same on behalf of such entity;

(vi) The Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Seller, and dated as of the Closing Date;

(vii) The Buyer shall have delivered a stock certificate representing Two Million Eight Hundred Fifty Seven Thousand One Hundred Forty Three (2,857,143) shares of the Buyer’s common stock (the “Shares”), which Shares shall be subject to the restrictions set forth in §8(j) below;

(viii) The Buyer shall have executed and delivered the Lease and the Employment Agreement; and

(ix) All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this §7(b) if the Seller executes a writing so stating at or prior to the Closing.

8. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under §9 below). Mr. Dandeneau and the Seller acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Business, other than items described in clause (i) of the definition of Excluded Assets. Buyer agrees to maintain all records included within the Acquired Assets for a period of seven (7) years, and, upon reasonable prior notice, to provide Seller and its representatives with access thereto during such period.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under §9 below).

(c) Transition. Neither the Seller nor Mr. Dandeneau will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with any of such Persons prior to the Closing. The Seller and Mr. Dandeneau will refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

(d) Confidentiality. The Seller and Mr. Dandeneau will treat and hold as such all of the Confidential Information and refrain from using or disclosing any of the Confidential Information except in accordance with this Agreement. In the event that the Seller or Mr. Dandeneau is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this §8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, such Party is, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose such Confidential Information to the tribunal; provided, however, that the Party shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. Upon the Closing, any and all confidentiality, non-disclosure or other similar agreements entered into by Buyer prior to the date hereof in connection with the Seller and/or the Business shall be hereby rendered null and void and shall cease to be of any further force or effect.

(e) Covenant Not to Compete. During the Noncompetition Period, neither the Seller nor Mr. Dandeneau, nor any Affiliate thereof, will engage directly or indirectly in any business in the United States which competes with the Business (or any portion thereof); provided, however, that (i) the ownership by the Seller or Mr. Dandeneau of less than two percent (2%) of the outstanding stock of any publicly traded corporation shall not be deemed solely by reason thereof to cause the Seller or Mr. Dandeneau to be engaged in any of such corporation’s businesses, and (ii) the current business of Foster Corporation of supplying manufacturers with raw materials of polymers shall not be deemed competitive with the Business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this §8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Each of the Seller and Mr. Dandeneau acknowledges and agrees that the Buyer would be damaged irreparably in the event any of the provisions of this §8(e) is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the Seller and Mr. Dandeneau agrees that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this §8(e) and to enforce specifically this §8(e) and the terms and provisions hereof in any action instituted in any court in the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled at law or in equity.

(f) Nonassignable Contracts and Permits. To the extent that any Contract or Permit for which assignment to the Buyer is provided for in this Agreement is not assignable without the consent of another party or the appropriate governmental authority, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Seller and Mr. Dandeneau shall use their respective best efforts to obtain the consent of such other party or governmental authority to the assignment of any such Contract or Permit to the Buyer in all cases in which such consent is or may be required for such assignment. If such consent shall not be obtained, the Seller and Mr. Dandeneau shall cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits under any such Contract or Permit. If and to the extent that such arrangement cannot be made with respect to any such Contract, the Buyer shall not have any obligation with respect thereto, any other provision of this Agreement to the contrary notwithstanding. The Parties agree and acknowledge that nothing set forth in this §8(f) shall in any way limit the Buyer’s rights set forth elsewhere herein (i) to terminate this Agreement, or (ii) to be indemnified for breaches of representations and warranties, in case of both (i) and (ii) above, by virtue of the inability of the Seller to assign such Contract and/or Permit.

(g) Payment of Excluded Liabilities. The Seller and Mr. Dandeneau, jointly and severally, shall, after the Closing, promptly pay to the appropriate Person any Excluded Liabilities (i) which become due and payable after the Closing, or (ii) which were due and payable on the Closing Date. Without limiting the foregoing, the Seller and Mr. Dandeneau, jointly and severally, shall pay to the then-former employees of the Seller (A) not later than the time of year that the same was heretofor paid, all bonus amounts accrued under the Putnam Plastics Corporation Profit Sharing Plan, in such amounts as are pro rated for the period beginning January 1, 2004 and ending on the Closing Date (with proration based on the number of full days in the year through the Closing Date divided by 365), (B) promptly upon the determination of the Excess SPV Amounts, all Excess SPV Amounts for each employee of the Seller immediately prior to the Closing, and (C) not later than November 12, 2004, all amounts previously withheld from each such employee’s paychecks with respect to the Christmas Club.

(h) Subrogation. If the Buyer becomes liable for or suffers any damage with respect to any matter that was covered by insurance maintained by the Seller at or before the Closing Date, the Buyer shall be and is hereby subrogated to any rights of the Seller under the insurance coverage. The Seller shall promptly remit to the Buyer any insurance proceeds it may receive on account of any such liability or damage.

(i) Use of Corporate Names. Immediately after the Closing, the Seller shall take all steps necessary to change its corporate name permanently to a name sufficiently dissimilar from its current name or any other brand name of the Business so as not to confuse the public in the reasonable judgment of the Buyer. Neither the Seller nor Mr. Dandeneau (not any of their respective successors) shall, directly or indirectly, thereafter use as its or his name or trade name any name which is confusing to the public in the reasonable judgment of the Buyer.

(j) Restrictions on Shares.

(i) The Seller (A) shall not sell or otherwise transfer (except for transfers for no consideration to Permitted Transferees) the Shares for a period of eighteen (18) months from the Closing Date (the “Black-out Period”), and (B) from and after the expiration of the Black-out Period, shall not sell more than two hundred and fifty thousand (250,000) shares of the Buyer’s Common Stock through the public markets in any calendar quarter (provided, however, that, if any of the Buyer’s directors (including their affiliates) sells more than 250,000 shares of the Buyer’s Common Stock in any calendar quarter, the Seller, for the remainder of such calendar quarter and in the calendar quarter immediately subsequent to end of the Black-Out Period, shall have the right to sell such greater number of shares of Common Stock).

(ii) Each Permitted Transferee to whom the Shares are transferred as provided in this Agreement, as a condition precedent to the validity of such transfer, must agree in writing to the Buyer to be bound by the terms and provisions of this Agreement and acknowledge that any Shares which are transferred pursuant to this Agreement shall be subject to the restrictions set forth herein.

(iii) All certificates representing the Shares shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF AN ASSET PURCHASE AGREEMENT AMONG THE CORPORATION, MR. DANDENEAU AND PUTNAM PLASTICS CORPORATION. SUCH AGREEMENT SETS FORTH CERTAIN TRANSFER AND OTHER RESTRICTIONS ON THE HOLDER OF THE SHARES. THE SECRETARY OF THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

(k) Collection of Accounts Receivable. From and after the Closing Date until the first anniversary of the date hereof, the Buyer agrees to use its commercially reasonable efforts, consistent with the Buyer’s customary practice, to collect the Uncollected Receivables. If, after the 90th day after the Closing Date, but on or prior to the first anniversary of the Closing Date, the Buyer collects Uncollected Receivables, the Buyer shall pay over to the Seller an amount equal to the Uncollected Receivables so collected by the Buyer during such period.

(l) Contribution Plan Participation. Promptly after the Closing, each former employee of the Seller who becomes employed by the Buyer and who, prior to the Closing, participated in Putnam Plastics Corporation Profit Sharing Plan shall be permitted to participate in a tax-qualified defined contribution plan of the Buyer and the Buyer and the Seller shall cooperate to ensure that direct rollovers in kind of participant loans are permitted.

(m) Audit Cooperation. Subsequent to the Closing, each of Mr. Dandeneau and the Seller shall cooperate with Buyer as reasonably requested by Buyer and its auditors in allowing Buyer to prepare financial statements for the Seller for periods ending up to the Closing Date. Such cooperation shall include, without limitation, (i) making the Seller’s accountant available to the Buyer and its auditors, and (ii) Mr. Dandeneau, or a substitute employee of Seller satisfactory to Buyer, executing and delivering such management certificates, in customary form, as are reasonably requested by the Buyer.

(n) Determination of Carried-Over SPV Amounts and Excess SPV Amounts. Promptly after the Closing, the Buyer, with the cooperation of the Seller, will determine the Carried-Over SPV Amount and the Excess SPV Amount for each employee of the Seller as of the Closing Date that is being hired by the Buyer.

9. Remedies for Breaches of this Agreement; Indemnification.

(a) Survival. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of two (2) years, except that any representation or warranty of the Seller and Mr. Dandeneau contained in §§4(a), (b), (e), (k) and (w) shall survive without limitation. In the event notice of any claim for indemnification under §9(b)(ii) shall have been given within the applicable survival period, the representations and warranties that are subject of such indemnification claim shall survive until such times as such claim is finally resolved.

(b) Obligations of the Seller and Mr. Dandeneau to Indemnify. The Seller and Mr. Dandeneau shall, jointly and severally, indemnify, defend and hold harmless the Buyer and its assigns from and against any Adverse Consequences suffered, sustained, incurred or required to be paid by the Buyer or its assigns, as the case may be, based upon, arising out of or otherwise with respect to (w) a breach or inaccuracy of any representation or warranty of the Seller and Mr. Dandeneau contained in §4 for which a claim was asserted prior to the expiration of the applicable survival period, (x) any facts alleged by any third party prior to the expiration of the applicable survival period that, if true, would constitute a breach, event or occurrence of the type described in clause (w), (y) any failure to perform or comply with any covenant or agreement of the Seller and/or Mr. Dandeneau contained herein or in any document or other paper delivered pursuant hereto, and (z) any Excluded Liability, including any Tax Liability or Environmental Liability, or any other Liability of the Seller (including without limitation those liabilities passing (or alleged to be passing) to Buyer by operation of law (including under any common law doctrine of de facto merger or successor liability) which is not an Assumed Liability).

The foregoing indemnities shall not be exclusive, but shall be in addition to any other rights or remedies to which the Buyer and its assigns, as the case may be, may be entitled at law or in equity.

(c) Obligation of the Buyer to Indemnify. The Buyer shall indemnify, defend and hold harmless the Seller, Mr. Dandeneau and their respective assigns from and against any Adverse Consequences suffered, sustained, incurred or required to be paid by the Seller or Mr. Dandeneau based upon, arising out of or otherwise with respect to, subject to the limitations set forth in §9(c)(ii) below, (x) a breach or inaccuracy of any representation or warranty of the Buyer for which a claim was asserted prior to the expiration of the applicable survival period, or (y) any facts alleged by any third party prior to the expiration of the applicable survival period that, if true, would constitute a breach of the type described in clause (x), or (z) any failure to perform or comply with any covenant or agreement of the Buyer contained herein or in any document or other paper delivered pursuant hereto. The foregoing indemnity shall not be exclusive, but shall be in addition to any other rights or remedies to which the Seller, Mr. Dandeneau and their respective assigns may be entitled at law or in equity.

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this §9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, or to interfere with the Indemnified Party’s relationship with any customer or supplier, (E) if the named parties to any such action or proceeding include both an Indemnified Party and the Indemnifying Party, the Indemnified Party shall not have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party or such affiliate such that joint representation would be inappropriate, and (F) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the conditions set forth in §9(d)(ii) above are satisfied, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in §9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §9.

(e) Waiver by Mr. Dandeneau. Mr. Dandeneau hereby agrees that he will not make any claim (directly or indirectly) for indemnification against the Buyer by reason of the fact that he was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise), with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise) or otherwise.

(f) Right of Set Off. In addition to the indemnity provided in of §9(b), and not in substitution therefor, the Buyer shall have the right to set off and apply against any or all of both (i) any Post-Closing Payment, (ii) the Adjustment Payment due and payable to the Seller, if any, and (iii) any JV Payment, if any, an amount equal to the amount of any Adverse Consequences suffered, sustained, incurred or required to be paid by the Buyer, or its assigns, as the case may be, for which Adverse Consequences the Seller is obligated to indemnify the Buyer or its assigns, as the case may be, pursuant to §9(b) hereof.

(g) Covered Persons. The obligations of the Seller under §9 shall extend, upon the same terms and conditions, to each person, if any, who controls the Buyer, and each of their respective successors and assigns, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and to directors, officers, employees, consultants and agents of the Buyer and each of their respective assigns, and their controlling persons.

(h) Indemnification in Case of Strict Liability or Indemnitee Negligence.

THE INDEMNIFICATION PROVISIONS IN THIS §9 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL, HEALTH AND SAFETY LAWS, FRAUDULENT TRANSFER ACT OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

10. Termination.

(a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i) The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller and/or Mr. Dandeneau has breached any covenant contained in this Agreement in any material respect, the Buyer has notified the Seller and Mr. Dandeneau of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach (unless the facts and circumstances underlying such termination are not able to be cured, in which case, no opportunity to cure will be given) or (B) if the representations and warranties of the Seller and Mr. Dandeneau are not at any time true and correct in all material respects (in either case other than through the failure of the Buyer to comply with its obligations under this Agreement);

(iii) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach (unless the facts and circumstances underlying such termination are not able to be cured, in which case, no opportunity to cure will be given) or (B) if the representations and warranties of the Buyer are not at any time true and correct in all material respects (in either case other than through the failure of the Seller and/or Mr. Dandeneau to comply with their obligations under this Agreement);

(iv) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event any of the Seller and/or Mr. Dandeneau has breached any obligation under §6(g) in any material respect (other than through the failure of the Buyer to comply with its obligations under this Agreement), and the Buyer has notified the Seller of the breach; and

(v) Either the Buyer or the Seller may terminate this Agreement if the Closing shall not have occurred on or before November 16, 2004.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to §10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party so long as it is independent of the Parties.

11. Miscellaneous.

(a) Press Releases and Public Announcements. No Party or its agents shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, (i) that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure), and (ii) after the Closing, the Buyer may publicly announce the consummation of the transactions contemplated hereby.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including, without limitation, the Letter of Intent, dated June 18, 2004, among the Parties and the Confidentiality Agreement, dated January 19, 2004, between the Seller and the Buyer.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may without such approval (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (iii) collaterally assign its rights hereunder to one or more financial institution(s) providing financing in connection with the transactions contemplated hereby.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:	Copy to:

Memry Corporation	Finn Dixon & Herling LLP
3 Berkshire Blvd.	One Landmark Square, Suite 1400
Bethel, Connecticut 06801	Stamford, Connecticut 06901
Attention: Mr. James G. Binch	Attention: David I. Albin, Esq.

If to the Seller and/or Mr. Dandeneau:	Copy to:

307 Thompson Road	Thomas A. Borner, Esq.
Thompson, Connecticut 06277	155 Providence Street
Putnam, Connecticut 06260

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

(i) Dispute Resolution.

(i) Senior Officers. Any claim or dispute between either or both of the Seller and/or Mr. Dandeneau, on one side, and the Buyer on the other, arising out of or in connection with this Agreement or any agreement entered into in connection with the transactions contemplated hereby or any alleged breach hereof or thereof (a “Claim”) shall be submitted for resolution to the Chief Financial Officer of the Buyer and Mr. Dandeneau who shall meet within 20 days of such submission in Hartford, Connecticut at a location determined by Buyer to seek in good faith an amicable settlement; provided, however, that the provisions of this §11(i) shall not apply to Claims and/or disputes regarding the determination of the Post-Closing Payment, Adjustment Payment and/or JV Payment pursuant to §3 above, which Claims and disputes will be resolved in accordance with said §3.

(ii) Binding Arbitration.

(A) Governing Principles. Any Claim not settled by the parties within 40 days after written notice of the Claim is first given by either party to the other shall be finally settled by arbitration under the Commercial Arbitration Rules (the “Rules”) and the Guidelines for Expediting Larger, Complex Commercial Arbitrations of the American Arbitration Association (the “AAA”), and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction over it. The arbitration shall be conducted in Hartford, Connecticut.

(B) Selection and Qualification of the Arbitrator. There shall be one arbitrator (referred to as the “Arbitrator”). The Parties shall endeavor to agree on the selection of an Arbitrator, but if no agreement has been reached within 40 days of claimant’s demand that the Arbitrator be selected the Arbitrator shall be selected by the AAA upon the request of any Party. The Arbitrator shall conduct himself/herself as a neutral, and be subject to disqualification pursuant to Section 19 of the Rules. The

Arbitrator shall be compensated at his or her normal hourly or per diem rates for all time spent in connection with the arbitration proceeding, and pending final award, appropriate compensation and expenses shall be advanced equally by the parties.

(C) Preliminary Hearing. Within 15 days after the Arbitrator has been appointed, a preliminary hearing among the Arbitrator and counsel for the parties shall be held for the purpose of evolving a written plan for the management of the arbitration that shall promote the efficient, expeditious and cost-effective conduct of the proceeding.

(D) Interim Relief from a Court. Any party may request a court to provide interim or provisional relief, and such request shall not be deemed incompatible with the agreement to arbitrate or as a waiver of that agreement.

(E) Powers of the Arbitrators and Arbitration Procedures. The Arbitrator shall permit and facilitate such discovery as it determines is appropriate, including prehearing depositions, particularly of witnesses who will not appear, and orders to protect the confidentiality of proprietary information, trade secrets, and other sensitive information disclosed in discovery. Papers, documents and written communications shall be delivered by the Parties directly to each other, the Arbitrator, and the AAA tribunal administrator. The Arbitrator shall actively manage the proceeding to make it fair, expeditious, economical and less burdensome and adversarial than litigation. The Arbitrator may limit the issues, limit the time for each party to present its case, exclude testimony and other evidence that it deems irrelevant, cumulative or inadmissible, and order that the direct testimony of witnesses be furnished by written sworn statement. All documents that a party proposes to offer in evidence, except for those objected to by an opposing party, shall be self authenticated. There shall be a stenographic transcript of the proceedings, the cost of which shall be borne equally by the Parties, pending the final award. Any Claim submitted to arbitration shall be resolved in accordance with Title 9 of the U.S. Code (U.S. Arbitration Act) which shall govern the interpretation, enforcement and proceedings pursuant to this arbitration provision.

(F) Rendering of Award. The award rendered by the Arbitrator shall itemize the awards, shall not include punitive damages but may include all or a part of a Party’s reasonable attorneys’ fees, and shall state the reasoning on which it rests. Before rendering the final award, the Arbitrator shall submit to the parties an unsigned draft of the proposed award, and each Party may deliver, within 15 days after receipt of such draft, a written statement of alleged errors of fact, computation, law or otherwise. The Arbitrator may disregard any Party’s statement to the extent that it is in substance an application for reargument. Within 20 days after receipt of such statements, the Arbitrator shall render the final award.

(j) Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, Mr. Dandeneau and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretations arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(n) Incorporation of Exhibits and Schedules. The Exhibits, attachments and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which the aggrieved Party may be entitled, at law or in equity.

(p) Submission to Jurisdiction. In connection with the entry of judgment upon an award rendered in arbitration pursuant to the provisions of §11(i)(ii)(A) and/or a request to provide interim or provisional relief pursuant to §11(i)(ii)(D) hereof, each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Connecticut in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Parties by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in §11(g) above. Nothing in this §11(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

(q) Relationship of Seller. Each of the Seller and Mr. Dandeneau shall be jointly and severally liable for each and every Liability and obligation of each of them hereunder. All payments to be made by Buyer to any of Mr. Dandeneau or the Seller hereunder shall be made among such parties as directed by Mr. Dandeneau.

(r) Assignment by Buyer. Effective as of the date hereof (the “Effective Date”), the Buyer hereby assigns, transfers and sets over (collectively, the “Assignment”) to MPAV Acquisition LLC, a Connecticut limited liability company and a wholly-owned subsidiary of the Buyer (the “Subsidiary”), all of the Buyer’s right to purchase and acquire from the Seller all right, title and interest in the Acquired Assets, and all of the Buyer’s burdens, obligations and liabilities to assume and satisfy the Assumed Liability. The Subsidiary hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of the Buyer to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. The Subsidiary assumes no other obligation of the Buyer under the Agreement (the “Retained Liabilities”), and the parties hereto agree that all such Retained Liabilities shall remain the sole responsibility of the Buyer.

*    *    *    *

[Signature Page to Putnam Plastics Asset Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE BUYER:

MEMRY CORPORATION

By:	/s/ ROBERT P. BELCHER
Name:	Robert P. Belcher
Title:	Chief Financial Officer and Senior Vice President

THE SELLER:

PUTNAM PLASTICS CORPORATION, a Connecticut corporation

By:	/s/ JAMES V. DANDENEAU
Name:	James V. Dandeneau
Title:	President

MR. DANDENEAU:

/s/ JAMES V. DANDENEAU
James V. Dandeneau, an individual

Excluded Assets Schedule

None.

DISCLOSURE SCHEDULE

This schedule constitutes the Disclosure Schedule to the representations and warranties contained in §4 of the Asset Purchase Agreement, dated as of November     , 2004 (the “Asset Purchase Agreement”) by and among Memry Corporation, a Delaware corporation, Putnam Plastics Corporation, a Connecticut corporation (the “Seller”), and James Dandeneau. All capitalized terms used herein have the meanings assigned to them in the Asset Purchase Agreement. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed to adequately disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

All references to section numbers are to Sections of the Asset Purchase Agreement.

Schedule 4(c)

Noncontravention

Equipment Financing:

1.	Krystal Kleer Rental/Service Agreement for 1 Innowave Chiller.

36 month term at $40.00 per month. Dated 10/17/2002.

2.	Krystal Kleer Rental/Service Agreement for 4 Innowave Chillers.

36 month term at $160.00 per month. Dated 9/1/2004.

3.	Pitney Bowes Credit Corporation for 1 scale and 1 meter.

39 months at $149.00 per month. Dated 10/14/2003.

4.	IKON Maintenance and Connectivity Support Agreement for 1 IR2800.

12 months at a base rate of $111.30 per month (7,000 scans/copies allowed with an overage rate of $0.01590). Dated 1/20/2003.

5.	AngioDymanics, Inc. Production and Supply Agreement. Dated 8/5/2004.

Schedule 4(e)

Title to Assets

1.	Attached are the title documents for the seller’s vehicles, which are subject to the Asset Purchase Agreement.

2.	Patent Number: 4,888,146 for method and apparatus of forming extruded article. Owned by Mr. Dandeneau.

CERTIFICATE OF TITLE

STATE OF CONNECTICUT
DEPARTMENT OF MOTOR VEHICLES

VEHICLE IDENTIFICATION NUMBER (VIN)	YEAR	MAKE	MODEL	BODY STYLE	CYL.	NEW/USED
5UXFB53564LV00952	2004	BMW	X5	4DRSED	08	NEW

TITLE NUMBER	DATE OF ISSUE	PRIOR TITLE NUMBER	PRIOR TITLE STATE	PURCHASE DATE	ODOMETER READING
027985725	12/25/2003			11/01/2003	000010

OWNER(S):
PUTNAM PLASTIC CO
130 LOUISA VIENS DR
DAYVILLE CT 06241-1132

DATE OF BIRTH:

FIRST LIENHOLDER: **DATE OF LIEN:**

SECOND LIENHOLDER: **DATE OF LIEN:**

RELEASE OF LIENS

FIRST LIEN INTEREST IN DESCRIBED VEHICLE IS HEREBY RELEASED

NAME

AUTHORIZED SIGNATURE X | DATE RELEASED

SECOND LIEN INTEREST IN DESCRIBED VEHICLE IS HEREBY RELEASED

NAME

AUTHORIZED SIGNATURE X | DATE RELEASED

PUTNAM PLASTIC CO
130 LOUISA VIENS DR
DAYVILLE CT 06241-1132

VEHICLE IDENTIFICATION NUMBER (VIN) TITLE NUMBER

The Commissioner of Motor Vehicles hereby certifies that an application for a certificate of title for the motor vehicle described herein has been duly filed, pursuant to the provisions of the laws of the State of Connecticut, and based on the statements of the applicant and the records on file with this agency. The applicant named is the owner of said vehicle. The Department of Motor Vehicles further certifies that the vehicle is subject to any security interests shown herein.

IN WITNESS WHEREOF, I have affixed my hand.

Gary J. DeFilippo
COMMISSIONER OF MOTOR VEHICLES

THIS TITLE CONTAINS A WATERMARK
VOID IF ALTERED

CERTIFICATE OF TITLE

STATE OF CONNECTICUT
DEPARTMENT OF MOTOR VEHICLES

VEHICLE IDENTIFICATION NUMBER (VIN)	YEAR	MAKE	MODEL	BODY STYLE	CYL.	NEW/USED
1HTSCAAM6TH254361	1996	INTL	4000 SER	CAB	06	USED

TITLE NUMBER	DATE OF ISSUE	PRIOR TITLE NUMBER	PRIOR TITLE STATE	PURCHASE DATE	ODOMETER READING
028433967	07/22/2004	0000AZ830578	MA	06/03/2004	209531

OWNER(S): PUTNAM PLASTICS CORP
130 LOUISA VIENS DR
DAYVILLE CT 06241-1132

DATE OF BIRTH:

FIRST LIENHOLDER:

DATE OF LIEN:

SECOND LIENHOLDER:

DATE OF LIEN:

RELEASE OF LIENS

FIRST LIEN INTEREST IN DESCRIBED VEHICLE IS HEREBY RELEASED

NAME

AUTHORIZED SIGNATURE X | DATE RELEASED

SECOND LIEN INTEREST IN DESCRIBED VEHICLE IS HEREBY RELEASED

NAME

AUTHORIZED SIGNATURE X | DATE RELEASED

PUTNAM PLASTICS CORP
130 LOUISA VIENS DR
DAYVILLE CT 06241-1132

VEHICLE IDENTIFICATION NUMBER (VIN)

TITLE NUMBER

The Commissioner of Motor Vehicles hereby certifies that an application for a certificate of title for the motor vehicle described herein has been duly filed, pursuant to the provisions of the laws of the State of Connecticut, and based on the statements of the applicant and the records on file with this agency. The applicant named is the owner of said vehicle. The Department of Motor Vehicles further certifies that the vehicle is subject to any security interests shown herein.

IN WITNESS WHEREOF, I have affixed my hand.

Gary J. DeFilippo

COMMISSIONER OF MOTOR VEHICLES

THIS TITLE CONTAINS A WATERMARK

VOID IF ALTERED

DEPARTMENT OF MOTOR VEHICLES
On the Web at http://dmvct.org

MOTOR VEHICLE REGISTRATION CERTIFICATE

THIS CERTIFICATE TO BE CARRIED IN THE VEHICLE AT ALL TIMES

MARKER NO.	EXP. DATE	CURRENT TAX TOWN
51332C	07/15/06	069 KILLINGLY

MAKE	MODEL	YR	BODY STYLE	TITLE
GMC	YUKON	01	ST WAG	Y

VEHICLE IDENTIFICATION NUMBER	COLOR
1GKEK13T71J106683	GREY

GROSS WEIGHT	LIGHT WEIGHT	AXLES	STAND CAP.	SEAT. CAP.
6900	5348	2		

COMBINATION
CLASS CODE 03
SUBCODE 2

COMMERCIAL BODY

COMMISSIONER OF MOTOR VEHICLES

PUTNAM PLASTICS CORP
130 LOUISA VIENS DR
DAYVILLE CT 06241-1132

05/26/04 805 183.08 03006768
2 PLATES ISSUED

APPLY the enclosed **EXPIRATION-DATE STICKER** to the **REAR PLATE** on your vehicle. Remove loose stickers before applying the new one. **APPLY** the new sticker **to the right of the word "CONNECTICUT" over any old stickers. The new sticker may be applied immediately, but must be applied no later than midnight of the day your previous registration expires.**

IF YOU CHANGE YOUR ADDRESS, the DMV must be notified of the change within 48 hours. A change of address postcard is included with the new sticker. You must provide both your new and old address when notifying the DMV of an address change. You must also print your new address on this certificate in the designated area on the reverse of this form, but do not return this certificate.

WRITTEN SIGNATURE(S) OF REGISTRANT(S) SIGN HERE X ____________________

Please sign this certificate in the space indicated for signature(s) of registrant(s) to attest to the information contained therein. **KEEP THIS CERTIFICATE IN YOUR VEHICLE.**

PUTNAM PLASTICS CORP
130 LOUISA VIENS DR
DAYVILLE CT 06241-1132

IF YOU SELL, TRANSFER, OR JUNK THIS VEHICLE:

- Complete the area on the reverse of this certificate and cancel your registration by returning both the upper part of this certificate and your plate(s) to any DMV branch office. Until you do so, your vehicle is subject to property tax assessment in the town of record for this vehicle. To transfer the plate(s) to ANOTHER VEHICLE, bring only the upper part this certificate to DMV when you register that vehicle.
- Complete and detach BILL OF SALE below and present to new owner together with title to the vehicle.

BILL OF SALE (for use if you sell this vehicle)

MAKE	MODEL	YR	BODY STYLE	TITLE
GMC	YUKON	01	ST WAG	Y

VEHICLE IDENTIFICATION NUMBER	COLOR
1GKEK13T71J106683	GREY

OWNER(S) OF RECORD - SELLER(S)

PUTNAM PLASTICS CORP
130 LOUISA VIENS DR
DAYVILLE CT 06241-1132

SELLING PRICE $

THE OWNER (SELLER) OF THIS MOTOR VEHICLE DESCRIBED AT LEFT HEREBY TRANSFERS TO THE PURCHASER THE DESCRIBED MOTOR VEHICLE IN CONSIDERATION OF THE AMOUNT (SELLING PRICE) ENTERED AT LEFT, RECEIPT HEREBY ACKNOWLEDGED.

NAME OF BUYER

ADDRESS OF BUYER

I DECLARE UNDER PENALTY OF FALSE STATEMENT THAT THE INFORMATION FURNISHED IS TRUE AND COMPLETE TO THE BEST OF MY KNOWLEDGE.

SIGNATURE(S) OF SELLER(S) DA

TO NEW OWNER:

TO OBTAIN A REGISTRATION/TITLE IN YOUR NAME, PRESEN

Schedule 4(g)

Financial Statements

1.	No warranty reserves are reflected on the financial statements.

2.	Full absorption accounting is not utilized for inventory reflected on the financial statements.

3.	No reserve is reflected on the financial statements for sales returns and allowances.

Schedule 4(h)

Events Subsequent to Most Recent Fiscal Year End

(ii)	Letter Agreement, dated February 17, 2004, between the Seller and Debbie Hauser (d/b/a Best Impression’s), re: Proposal for part-time Western region sales position.

Letter Agreement, dated March 26, 2004, between the Seller and Datascope Corp. (cardiac Assist Division), re: Credit for hard to strip products and Firm Commitment Supply Agreement.

Schedule 4(j)

Permits

1.	Sales and Use Tax – State of Connecticut.

Schedule 4(k)

Taxes

1.	The Seller files the following returns:

(a)	Federal Income Tax Returns

(b)	Federal Employment Tax Returns

(c)	Personal Property Tax Returns

(d)	State Tax Returns

1.	Connecticut

Schedule 4(l)(ii)

Real Property; Leases

1.	130 Louisa Viens Drive, Dayville, Connecticut.

Schedule 4(m)(iii)

Material Intellectual Property

1.	Patent Number: 4,888,146 for method and apparatus of forming extruded article. Owned by Mr. Dandeneau. See attached.

The Commissioner of Patents

and Trademarks

Has received an application for a patent for a new and useful invention. The title and description of the invention are enclosed. The requirements of law have been complied with, and it has been determined that a patent on the invention shall be granted under the law.

Therefore, this

United States Patent

Grants to the person or persons having title to this patent the right to exclude others from making, using or selling the invention throughout the United States of America for the term of seventeen years from the date of this patent, subject to the payment of maintenance fees as provided by law.

Acting Commissioner of Patents and Trademarks

Attest

United States Patent [19]	[11	]	Patent Number:	4,888,146
Dandeneau	[45	]	Date of Patent:	Dec. 19, 1989

[54]	METHOD AND APPARATUS OF FORMING EXTRUDED ARTICLE

[76]	Inventor: James V. Dandeneau, 55 Tarkiln Rd., Harrisville, R.I. 02830

[21]	Appl. No.: 196,016

[22]	Filed: May 19, 1988

[51]	Int. Cl.[4] B29C 47/74

[52]	U.S. Cl. 264/171; 264/173; 264/DIG. 69; 425/131.1; 425/132; 425/192 R

[58]	Field of Search 264/171, 173, 167, 150, 264/DIG. 69; 425/131.1, 132, 192 R, 133.1, 133.5, 382.3, 382.4; 604/264, 280

[56]	References Cited

U.S. PATENT DOCUMENTS
2,632,202	3/1953	Haines	264/245
3,345,444	10/1967	Pratt	264/167
3,743,457	7/1973	Cini	425/133.1
3,752,617	8/1973	Burlis et al.	425/131.1
4,185,951	1/1980	Webermeier et al.	425/382.4
4,276,250	6/1981	Satchell et al.	425/132
4,330,497	5/1982	Agdanowski	264/150
4,596,563	6/1986	Pande	264/173
4,636,346	1/1987	Gold et al.	264/150
4,761,129	8/1988	Aste et al.	425/133.1

FOREIGN PATENT DOCUMENTS
537801	3/1957	Canada	425/131.1
53-120773	10/1978	Japan	264/173
58-11118	1/1983	Japan	264/173
1392291	4/1975	United Kingdom	264/173

Primary Examiner—Jeffery Thurlow

Attorney, Agent, or Firm—Robert J. Doherty

[57]	ABSTRACT

An article such as a length of plastic tubing is integrally formed by melt extrusion and having opposite ends which in turn are provided with different flexibilities. The apparatus and extrusion method by which such articles are forming in a running length includes a gear assembly rotatable between at least two alternate positions whereby two different but mixable resins are alternatively extruded as product.

15 Claims, 4 Drawing Sheets

U.S. Patent         Dec. 19, 1989             Sheet 1 of 4            4,888,146

16
10
12
2
2
14
10
17
18
22
24
20

FIG. 1

FIG. 2

FIG. 3

44
34
42
26
36
39
38
40
17
51
18
12
12
1
2
158,160

FIG. 4

U.S. Patent         Dec. 19, 1989             Sheet 2 of 4             4,888,146

56
40
48
49
54
58
60
52
2A
1A
49
61
40
53

FIG. 5

66
64
65
78
68
40
52
80
78
80
80
72
76
74
53

FIG.6

32
56
84
40
48
40
70
82
82
78
58
90
52
68
154
76
74
72

FIG. 7

U.S. Patent         Dec. 19, 1989             Sheet 3 of 4             4,888,146

U.S. Patent         Dec. 19, 1989             Sheet 4 of 4             4,888,146

90
86
88
84
80
10
10
72
76
92
94
150
150
74

FIG. 9

84
78
96
88
78

FIG. 10

28
94
95
92
93
84
64

FIG. 11

48
18
51
112
116
110
114
102
126
28
132
128
100
108
120
106

FIG. 12

120
122
30
118
124
132
130
102
132

FIG. 13

4,888,146

METHOD AND APPARATUS OF FORMING EXTRUDED ARTICLE

BACKGROUND AND OBJECTS OF THE INVENTION

This invention relates to an article of extruded plastic wherein one end thereof has a varying physical characteristic from the other end thereof, e.g., varying flexibility, including the method and apparatus for producing such an article.

An example of an area where such an article might be used is the medical field such as a substitute for presently available catheter tubes. It is desirable in such catheter tubes that one end be relatively stiff while the other end by relatively flexible such that the more flexible lead end aids in insertion and is less traumatic once inserted into the body vessel by the doctor or medical technician. For this purpose, it is now known to join two hollow extruded plastic tubes of dissimilar flexibilities by a melt bonding technique, i.e., the butt ends of the tubes are heated to the softening point, and the adjacent areas fused to join their ends to form a continuous tube of dissimilar flexible ends. It is also known to adhesively connect the base ends of such tubes as by radio frequency bonding to form the desired result. However, such connections can and sometimes do fail under use such as upon being pressurized for injection (e.g., injection of contrast media); and, accordingly, a less labor intensive and more fail-safe article including such above-mentioned physical characteristics is needed.

Accordingly, the primary object of this invention is to supply such an article that is highly reliable yet can be produced at a reasonable cost.

Another and further object of the present invention is the provision of a method and apparatus for reasonably and assuredly forming such articles as indicated above.

These and other objects of the present invention are accomplished by the provision of a continually melt extruded length of article comprising first and second terminal end portions formed of compatible first and second melt mixable plastics and an intermediate connecting portion connecting joining said end portions wherein said first and second end portions have varying physical characteristics such as flexibility and said intermediate portion being a melt extrusion blending of said first and second plastics. The above article is formed in an unique melt extrusion process wherein two extruders are connected at a common head, and a gear assembly receives the output of such extruders such that the gear system may be driven between first and second positions in which similar, i.e., compatible, plastic resins from the extruders are alternately directed into an extrusion die such that a bridging section of mixed resins is formed as a connecting portion. The dwell period in which the dissimilar resins are mixed is of very short duration such that a fairly pronounced demarcation line is formed between the two end portions of the article length.

Other objects, features and advantages of the invention shall become apparent as the description thereof proceeds when considered in connection with the accompanying illustrative drawings.

DESCRIPTION OF THE DRAWINGS

In the drawings which illustrate the best mode presently contemplated for carrying out the present invention:

FIG. 1 is an elevational view of a length of article formed in accordance with the present invention;

FIG. 2 is a sectional view taken along the line 2-2 of FIG. 1;

FIG. 3 is a schematic view showing the overall extrusion line for forming such articles;

FIG. 4 is a front elevational view showing the extruders, extrusion head assembly, and the control assembly;

FIG. 5 is a front view of the base or rear section of the extrusion head;

FIG. 6 is a view similar to FIG. 5 showing one portion of the gear assembly in position thereon;

FIG. 7 is a view similar to FIG. 5 and 6 but showing the entire gear assembly in mounted and operable position vis-a-vis a slidable rack;

FIG. 8 is a front elevational view of the extrusion head and rack and gear assembly in an alternate position from that shown in FIG. 7;

FIG. 9 is a rear elevational view of the forward half of the gear assembly showing the extrusion channels therein;

FIG. 10 is a cross-sectional view taken along the line 10—10 of FIG. 9;

FIG. 11 is an edge elevational view of the gear assembly;

FIG. 12 is a cross-sectional view taken along the line 12—12 of FIG. 4;

FIG. 13 is an exploded perspective view of the die assembly of the present invention; and

FIG. 14 is a cross-sectional view along the line 14—14 of FIG. 8.

DETAILED DESCRIPTION OF THE INVENTION

Turning now to the drawings and particularly FIGS. 1 and 2 thereof, the novel construction of the article of the present invention is best shown. Therein a running length of article 10 is depicted. Such article, as best shown in FIG. 2, is of hollow tubular construction and may be adapted for medicinal purposes such as the flexible shaft portion of a catheter. Although the subject invention will be described with respect to such specialized medicinal use, it should be pointed out that other uses may indeed by placed upon such article, and it may be of a profiled configuration or even in the form of a coating upon an interior core instead of hollow. Generally for such specialized catheter uses, it is desirable to have the end to be inserted into a body vessel (artery, vein or other body passage) flexible and the other end stiff to aid in insertion.

Returning to the description, the article 10 includes first and second end portions 12 and 14 respectively. Although the entire article is preferably formed from similar or the same material having different physical characteristics, e.g. of differing flexibility, at its opposite ends 12 and 14, it is only necessary that the compositions forming the respective first and second ends 12 and 14 be compatible such that an intermediate connecting portion 16 be made up of differing quantities of each of the plastics forming the respective first and second ends 12 and 14. It is important, however, that the transition zone 16 be of relatively short length. For instance, with a 0.092 mil OD tubing with a 0.012 wall thickness

4,888,146

formed of radiopaque plasticized nylon, it has been found desirable for the above-discussed medical application to have a transition zone 16 completed in a length of five inches. Other applications, however, may require shorter or longer lengths and such can be accomplished through programmed forming apparatus as will hereinafter be discussed.

Turning now to FIG. 3 of the drawings, the overall extrusion apparatus for carrying out the process of the present invention is depicted. Therein an extrusion head 18 is regulated by a control device 20 such that plastic material entering such extrusion from extruders 1 and 2 is progressively fed through an extrusion assembly 17 into a cooling trough or station 22 and then to a wind-up reel or station 24.

The extrusion assembly 17 is further shown in the remaining drawings including FIG. 4 wherein the relationship of a piston assembly 26 with the extrusion assembly 17 is best depicted. Therein the extrusion head 18, which in turn includes a gear or valve assembly 28 and a die assembly 30, is operatively associated with the piston assembly 26. The piston assembly 26 includes a hydraulically-operated piston 32 that is actuated back and forth between first and second positions by fluid power carried by the hydraulic hoses 34 and 36 and in turn controlled by the control programmer 20 as is conventional. The piston assembly 26 is further comprised of an elongated housing 38 including plate or plates 39 connected to the forward face of the extrusion head 18 with bolts 40. The cylinder 42 is held between upper and lower caps 44 in turn connected to the plate 39 such that the piston 32 reciprocated between opposed upper and lower positions and maintains one or the other of such positions for a length of time determined by the program such that a rack 46 connected thereto moves the gear assembly 28 between at least two operable positions as will hereinafter by more fully brought out.

Extruder 1 and extruder 2 shown best in Figs. 4 and 5 are connected to the base section or plate 48 of the head 18 which may in turn by heated by electric rods 49. The generally circular-shaped head 18 includes the base or rear section 48 and a forward section or plate 51 joined together with bolts 40. The base plate 48 in turn is provided with a central recess 52 of a partial circular configuration, that is, provided with a projecting inset 54, in turn forming shoulders or stop surfaces 56 and 58. Centrally of the recess 52 is an upstanding circular boss 60 preferably formed from a softer material such as brass than the tool or stainless steel normally used in forming the remaining portions of the extrusion assembly 17. Openings 61 and 62 connected respectively to passageways 1A and 2A respectively exit at the face of the recess 52 in a centrally offset but within a radial arc and positioned generally adjacent to each other. The recess 52 includes a cut-out section 53 which extends to the base plate 48 periphery for a purpose which will hereinafter be made clear.

A first element or gear 64 of the gear assembly 28 is positioned in the recess 52 and in turn includes a circular recess (not shown) for co-action with the brass boss 60 such that the gear 64 may be easily rotated within the limits provided by the stops 56 and 58. In that regard, it should be pointed out that the gear 64 is also of partial circular configuration but has an arcuate circumferential cut-out 65 of a slightly greater arcuate extent than that of the inset 54 and in this manner provides the ability of the gear to partially rotate between the two positions determined by contact with stops 56 and 58 by the gear. The gear 64 periphery includes teeth 66 adapted to partially extend into a vertical channel 68 formed in the base section 48 and in which the rack 46 is positioned. Such rack includes teeth 70 adapted to engage the teeth 66 such that the reciprocating piston movement 32 will move the gear 64 between a first position such as shown in FIGS. 6 and 7 and a second alternative position such as shown in FIG. 8.

The gear 64 is further provided with three centrally offset but arcuately aligned openings 72,74, and 76. The alignment of the openings 72, 74, and 76 and the openings 61 and 62 is such that in the first position, as shown in FIGS. 6 and 7, two of the three gear 64 openings are aligned with both of the openings 61 and 62 but in the alternate positions, as shown in FIG. 8, two different openings of the three openings provided in the first gear 64 are aligned with the extrusion openings 61 and 62. The first gear is also provided with a pair of alignment pins 78 and four threaded openings 80 for receipt of bolts 82 such that a second gear similarly shaped to the first gear 64 may be aligned and bolted together to form the unitary gear assembly 28. This two-piece gear construction forms a practical manner of forming the appropriate plastic flow paths, but the gear assembly could be formed in other ways such as by casting.

The second element or gear 84 is provided with a rear face 86 such as shown in FIG. 9 which includes a flow channel 88 connecting a central opening 90 with the middle of the three openings in the first gear 64, that is, opening 74. In addition, a pair of dump channels 92 and 94 respectively connect the openings 72 and 76 to the peripheral edge of the gear assembly 28 via dump openings 93 and 95 respectively. The cross-sectional extent of such dump openings roughly approximates that of the extrusion orifice through which the desired article is forced such that the extrusion pressures between the product path and the material being dumped is roughly equal. Such is desirable so that when the gear assembly 28 is switched back and forth between the first and second positions, the product flow pressure is not unduly changed which could cause undesirable changes in the density, shape and other article characteristics upon extrusion. The openings 93 and 95 face cut-out 53 such that resin from the extruder being dumped simply passes out the appropriate opening into the cut-out 53 and thence out of the head 18 to waste.

As best shown by reference to FIGS. 9 through 13, it should be clear that plastic resin from either one of the two extruders 1 or 2 will move from the base section 48 through the gear assembly 28 and thence to the forward section 51 of the head 18 through a central opening 100 provided therein and in which the die assembly 102 is mounted. Which resin is extruded into product through the die assembly and which resin is dumped from the gear assembly will, of course, depend on the position of the gear assembly at any given time.

Such die assembly 102 includes conventional portions but with modifications which will be referred to as the following description proceeds. The face of the forward section 51 of the extrusion head 18 is provided with a large central recess 104 and a contiguous countersunk recess 106. The forward outer section 108 of a die assembly is mounted in the larger recess 104 with an apertured plate 110 secured to the face 112 of the front section 51 via bolts 114. Adjustment is provided by conventional adjusting screws 116 radially positioned about the face 112 which provides for the proper

4,888,146

positioning of the outer die portion 108 vis-a-vis a centrally disposed die mandrel 118. The mandrel 118 is further mounted in a holder 120 which in turn includes a plurality of openings 122 circularly disposed about the mandrel opening periphery 124 such that extrusion or resin coming from the opening 90 of the gear assembly 28 is diverted through the openings 122 and thence through the extrusion passage 126 formed between the mandrel 118 and the similarly shaped opening 128 in the outer die portion 108. The generally conical face 130 of the mandrel 118 is provided with a series of grooves 132 to, in effect, increase the laminar flow properties imparted to the molten resin as it passes through the passage 126 and thence to the die opening 132 where the resin is subsequently cooled and taken up in the intended manner.

In addition to the above specialized configurations to impart laminar flow to the extrusion mass, the channel 88 in the second gear 86 is also provided with a series of grooves 96 shown best in FIG. 10. It is particularly important that laminar flow rather than a more normal viscosity profile occur in the extrusion passages. In other words, a channeled melt flow is desired to reduce the time in which mixing of the two resins takes place upon switching extrusion positions. As the resins move from either of the extruders through the extrusion assembly 17, the flow of a first resin through the orifice 132 is quickly changed to the flow of the second resin without a gradual mixing of the resins from decidedly slower flowing resin adjacent the extrusion passage walls as would exist with a normal viscosity profile of melt flow in a round channel. The quick change from one resin to the other with channeled melt flow is the desired process operation of the above-described apparatus to form the article 10 in the intended manner. Thus if normal turbulent flow was permitted, the time or length distribution in the final article 10 would be increased, that is, the material being extruded as product would tend to mix with peripheral portions or the previously extruded material and thus take a longer time period to emerge as a pure material from the orifice 132. Other features which facilitate this overall result includes a streamlined die and mandrel to eliminate any dead spots where the material would tend to mix and therefore not transfer quickly, and by keeping the over-all mixing sections of the two materials to a minimum, i.e., under two inches, keeps the chance of the two materials mixing to a minimum. Also, a quick smooth movement of the gear has been accomplished by using the brass bushings at all contact points.

It should thus be apparent that the overall concept of the invention is to provide constant extrusion from two extruders 1 and 2 to the common extrusion head 18. The extruder size is a variable and varies according to the tubing geometry or the material type being extruded. Each extruder is connected by a threaded adapter to the main head 18.

The gear assembly 28 has two positions. Thus in the first position as shown in FIGS. 6 and 7, product is being formed, that is, extruded from the orifice 132, by material coming from extruder 1 via path 1A and opening 62 while the material being fed from extruder 2 via path 2A and opening 61 is being dumped, that is, simply allowed to pass through opening 76 and channel 94 and ooze between the plates 64 and 86 and thence out-wardly from the recess 53 to waste beneath the extruder head 18. Thus in the alternate position, as shown in FIG. 8, the gear assembly 28 has been rotated counter-clockwise such that it abuts stop 58 such that the product extrusion path is from opening 61 via opening 74 and channel 88 into opening 90 and thence through the die assembly, and the flow from extruder 1 via path 1A and openings 62 is dumped via channel 92 through opening 76.

It can be important to control the dump or back pressure of the extrusion path not producing product such that the extrusion pressures of both paths are equal such as when the program calls for movement of the gear assembly to the alternate or second position such as shown in FIG. 8. Such pressure difference could undesirably cause momentary changes in the configuration, density, or appearance of the product being extruded.

Turning now to FIG. 14, the manner in which back pressure may be controlled by regulating, in effect, the size of the dump orifices 93 and 95 will be hereinafter described.

It will be thus apparent that a boss 150 is positioned in a bore 152 in the second gear 4. The bore 152 passes through the gear 4 and includes an allen or slotted head 154 opening in the upstream side of the gear face 156. In order to make the slotted head 154 accessible from the outside of the head 18 while the extrusion process is being carried out, a pair of bores 158 are provided through the front section 51 and terminate in openings 160 at the front face thereof. The bores 158 terminate and are respectively aligned with the bores 152 such that the bosses 150 may be adjusted inwardly or out-wardly of the dump channels 92 and 94 so as to regulate the effective cross sectional thereof and thus the extrusion pressure therein. This can be done while the operation is running as with a wrench or screw driver so that the pressure of each of the dump paths can be adjusted to substantially equal that of the article extrusion path.

While there is shown and described herein certain specific structure embodying this invention, it will be manifest to those skilled in the art that various modifications and rearrangements of the parts may be made without departing from the spirit and scope of the underlying inventive concept and that the same is not limited to the particular forms herein shown and described except insofar as indicated by the scope of the appended claims.

What is claimed is:

1. The method of extrusion forming an article in the form of a continuous elongated strand wherein finite length portions of said strand form the article and the article has first and second terminal end portions formed of compatible first and second melt mixable plastics exhibiting differing physical properties and an intermediate connecting portion formed of a melt extrusion blending of the first and second plastics connecting the end portions, comprising, continually extruding both said first and second plastics from separate extrusion sources to an extrusion head having a downstream longitudinally directed common article extrusion path and separate upstream longitudinally directed first and second dump extrusion paths so as to direct said first plastic through said article extrusion path for subsequent cooling and processing to form said article while simultaneously laterally directing said second plastic through said second dump path to waste and thereafter intermittently and in timed sequence quickly redirecting the extrusion paths of said first and second plastics so as to longitudinally direct said second plastic through said article extrusion path and said first plastic laterally through said first dump path.

4,888,146

2. The method of claim 1, including maintaining the extrusion pressure in both said article extrusion path and the dump path being simultaneously utilized at a substantially equal level.

3. The method of claim 2, including adjusting the cross-sectional area of said dump paths while extruding to maintain the extrusion pressures in said dump paths to substantially the level of said article extrusion path.

4. The method of claim 1, including maintaining substantially laminar plastic flow in said article flow path regardless of which of said plastics is flowing theret-hrough.

5. The method of claim 1 wherein said first and second dump extrusion paths each comprising a first upstream longitudinally directed sector substantially parallel to said common article extrusion path and a second downstream laterally directed sector open to waste, said first sector of each said dump extrusion path and said common extrusion path comprising an overall longitudinally directed composite path through which said article is extruded.

6. The method of claim 4 wherein said extrusion plastic is directed from said first and second longitudinally directed dump extrusion paths laterally inwardly to said downstream longitudinally directed common article extrusion path while said second plastic is laterally outwardly directed to waste.

7. The method of claim 6 wherein laminar flow is maintained in said laterally inwardly directed path by means of separating said flow into a series of parallel paths.

8. Apparatus for forming an article in the form of a continuous elongated strand wherein finite length portions of said strand form the article and the article has first and second terminal end portions formed of compatible first and second melt mixable plastics exhibiting differing physical properties and an intermediate connecting portion formed of a melt extrusion blending of the first and second plastics connecting the end portions, comprising, a pair of extruders connected to a common extrusion head in turn having a downstream longitudinally directed common article extrusion path and separate upstream first and second dump extrusion paths, said first and second dump extrusion paths each comprising a first upstream longitudinally directed sector substantially parallel to said common article extrusion path and a second downstream laterally directed sector open to waste, said first sector of each said dump extrusion path and said common extrusion path comprising an overall longitudinally directed composite path through which said article is extruded, and rotational means in said head for quickly directing and redirecting said first and second plastics from said extruders sequentially from said article extrusion path to one said dump paths and vice versa.

9. The apparatus of claim 8, said rotational means being an element mounted for partial back and forth rotation in said head, said head in turn having a surface with a pair of openings in turn connected to said extruders and forming a portion of the initial flow paths of said extruders, said elements having a first upstream face mounted generally transverse to the initial flow paths of said two extruders and having three accurately in line separated openings passing through said face, said face openings in turn respectively connected to portions of a first dump path, an article flow path and a second dump path, said rotational means adapted to move said element from one position wherein the respective surface opening of one extruder is aligned with the central face opening corresponding to the article extrusion path and the surface opening of the other extruder is aligned with one of the other openings corresponding to a dump path to a second position where the respective surface opening of the second extruder is aligned with the central face opening corresponding to the article extrusion path and the surface opening of the first extruder is aligned with a dump path opening.

10. The apparatus of claim 9, said element being a generally cylindrical gear, said gear being driven by a reciprocating rack tooth engaged with said gear.

11. The apparatus of claim 9, including means for adjusting the cross sectional extent of said dump paths.

12. The apparatus of claim 11, said adjusting means including a longitudinally movable section movable inwardly and outwardly of said dump flow paths to regulate the cross-sectional area and thus the pressure therein and means accessible from the outside of said head for moving said movable sections.

13. The apparatus of claim 12, said movable sections being threadable bosses having screw heads opening at an upstream face of said element.

14. The apparatus of claim 9, said element being of two-part connected construction.

15. The apparatus of claim 9, including programmed means for controlling the switching movement and dwell sequences of said element.

*    *    *    *    *

Schedule 4(p)

Material Contracts

1.	See Item 5 of Schedule 4(c).

2.	See Items listed on Schedule 4(h)(ii).

3.	Oral month-to-month Lease for real property.

Schedule 4(r)

Insurance

1.	Northwestern Mutual:

Insured: James V. Dandeneau and Deborah Dandeneau, Joint Complife Plan.

Policy Number: 15031594.

Premium Payer is Brad Rabitor, Trustee.

2.	Saint Paul Fire & Marine:

See attached Certificate of Liability Insurance.

3.	Peerless Insurance Company

See attached Certificate of Liability Insurance.

ACORD CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 11/4/04

PRODUCER Webster Insurance - C/L 135 Bolton Road Vernon, CT 06066 860 896-2200	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED	INSURERS AFFORDING COVERAGE	NAIC #
Putnam Plastics Corp. 130 Louisa Viens Dr. Dayville, CT 06241	INSURER A: Saint Paul Fire & Marine	
	INSURER B: Peerless Insurance Company	
	INSURER C:	
	INSURER D:	
	INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A		GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS MADE / X OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC	TE06902796	09/26/04	09/26/05	EACH OCCURRENCE	$1,000,000
						DAMAGE TO RENTED PREMISES (Ea occurence)	$1,000,000
						MED EXP (Any one person)	$10,000
						PERSONAL & ADV INJURY	$1,000,000
						GENERAL AGGREGATE	$2,000,000
						PRODUCTS - COMP/OP AGG	$2,000,000
B		AUTOMOBILE LIABILITY X ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS	BA9892228	09/26/04	09/26/05	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
						BODILY INJURY (Per person)	$
						BODILY INJURY (Per accident)	$
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
						OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
A		EXCESS/UMBRELLA LIABILITY OCCUR / CLAIMS MADE DEDUCTIBLE X RETENTION $ 10000	TE06902796	09/26/04	09/26/05	EACH OCCURRENCE	$1,000,000
						AGGREGATE	$1,000,000
							$
							$
							$
A		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	WVA6903308	09/26/04	09/26/05	X WC STATU-TORY LIMITS / OTH-ER	
						E.L. EACH ACCIDENT	$100,000
						E.L. DISEASE - EA EMPLOYEE	$100,000
						E.L. DISEASE - POLICY LIMIT	$500,000
		OTHER					

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

Building & Personal Property Blanket Limit $8,408,000,Ded $1,000, Policy written through Peerless Insurance, Policy #CBP9785749 effective 9/26/04-05.

CERTIFICATE HOLDER	CANCELLATION
Attorney Thomas Borner P O Box 166 Putnam, CT 06260	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES. AUTHORIZED REPRESENTATIVE [signature]

ACORD 25 (2001/08) 1 of 2

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

ACORD 25-S (2001/08) 2 of 2

Schedule 4(s)

Litigation

1.	None.

Schedule 4(u)

Employee Benefit Plans

1.	Please see attached Benefit section of the Putnam Plastics handbook.

Holidays

The company observes the following holidays; New Year’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, and Christmas Day.

In the event one of these holidays falls on Saturday, the company generally will observe the holiday on the preceding Friday. If the holiday falls on Sunday, the company generally will observe the holiday on the following Monday.

Full-time employees will be paid eight hours pay at their current regular rate for each of these holidays. Non-exempt full-time employees must complete at least 30 days of employment with the company to be eligible for paid holidays. Part-time and temporary employees are ineligible for paid holidays.

In order to receive holiday pay, employees generally are required to work their full normal shift on their last regularly scheduled workday before the holiday and the full normal shift of their first scheduled workday immediately after the holiday. If an employee fails to work their normal hours prior to or after a holiday, a doctor’s note will be required to receive holiday pay.

If a holiday falls while a full-time employee is on vacation, it will be counted as a holiday rather than a vacation day. The employee’s vacation can be extended by one day, or the employee can take the additional vacation day at a mutually convenient time approved by the employee’s supervisor.

A non-exempt employee who is required to work for PPC on a company-observed holiday will receive a premium rate of one and one-half times their regular rate of pay for hours worked on the holiday, in addition to any holiday pay for which they may be eligible.

Vacation

Regular full-time employees are eligible for paid vacation after they have completed six consecutive months of employment (including their introductory period). A new regular full-time employee earns one vacation day (8 hours) upon completion of six consecutive months of employment.

The vacation year is based on the employee’s employment anniversary date. After the initial six months, vacation is earned at the following annual rate, in accordance with the vacation accrual rates described further below;

Years of Service Completed	Vacation Time
1 year	1 week (40 hours)
2 years up to 5 years	2 weeks (80 hours)
5 years up to 10 years	3 weeks (120 hours)
10 years up to 15 years	4 weeks (160 hours)
15 years or more	5 weeks (200 hours)

Part-time and temporary employees are ineligible for paid vacation.

Vacation Accrual Rates

When a regular full-time employee completes six consecutive months of employment with PPC, the employee will have available 8 hours of vacation time. Upon completion of one year of service, they will have available an additional 40 hours of vacation time.

From one year of service forward, regular full-time employees are eligible for additional vacation time based on their years of service, in accordance with the chart above. Although the chart indicates the annual vacation time, vacation accrues on a weekly basis, based on weeks actually worked. For example, an employee who is entitled to one week (40 hours) of vacation for a particular year accrues that vacation at a rate of .7692 hours each weekly payday; an employee entitled to two weeks of vacation accrues that vacation at a rate of 1.5385 hours each week; an employee entitled to three weeks of vacation accrues that vacation at a rate of 2.3077 hours each week; an employee entitled to four weeks of vacation accrues that vacation at a rate of 3.0769 hours each week; and an employee entitled to five weeks of vacation accrues that vacation at a rate of 3.8461 hours each week.

When an employee reaches an employment anniversary date that entitles him or her to an additional week of vacation, 40 hours will be added to his or her vacation accrual and the employee’s weekly accrual rate going forward will be increased accordingly.

Vacation time does not accrue while an employee is on a leave of absence.

Employees may only utilize accrued available vacation time.

Vacation Pay

Regular full-time employees receive paid vacation benefits commensurate with their base rate of pay. Shift allowances are included in the employee’s base rate of pay for purposes of calculating vacation pay. No commissions, incentives, bonuses or overtime are used in calculating vacation pay.

Planning Vacation Time

As noted, employees may only utilize vacation time that they have already accrued. Employees will not be permitted to “borrow” against future accruals or to take vacation time that they have not yet accrued.

Vacation time must be taken in minimum increments of at least one-half day.

Requests for vacation time should be submitted as soon as an employee’s plans are known. Requests for vacation time of one week or more should be submitted to your supervisor in writing at least one month in advance of the time requested. Requests for vacation time of less than one week should be submitted to your supervisor at least three days in advance of the time requested.

Vacation may only be taken with the prior approval of the employee’s supervisor and company management. Approval of vacation schedules is based primarily on the needs of the company. If there are numerous requests from individuals for the same days off, management will consider various factors, including seniority, business needs, and time that the request was made, in determining which (if any) requests will be approved.

Carrying Over Vacation Days

An employee may carry over vacation time from year to year in an amount that does not exceed 100 hours over the employee’s allotted annual vacation time. PPC will pay employees for any accrued but unused vacation days at the end of each calendar year that exceeds the maximum amount permitted to be carried over.

Payment upon Termination of Employment

Accrued but unused vacation time will be paid upon termination of employment to: (1) employees who are laid off by PPC; and (2) employees who voluntarily terminate employment if they give at least two weeks notice and actually work the two weeks.

Accrued but unused vacation time will not be paid to employees who voluntarily terminate employment but fail to give the appropriate notice or to employees who are discharged by PPC.

Absence From Work (AFW) Days

PPC provides all regular full-time employees with 32 hours paid Absence from Work (AFW) time per year. As noted further below, AFW time accrues at a weekly rate based on weeks actually worked.

AFW time may not be used as vacation. Rather, it should be used when an employee or family member is ill preventing the employee from attending work, or for attending to personal needs that cannot be performed after work hours. Such uses may include, but are not limited to, attending appointments, school conferences, or personal time.

AFW time must be used in increments of not less than one-half of a day.

AFW time does not accrue while an employee is on a leave of absence.

Eligibility

Regular full-time employees will begin accruing AFW time from their first paycheck at the rate of .6154 per week (32 hours per year). Employees may only utilize AFW time that has accrued. Part-time and temporary employees are ineligible for paid AFW time.

Carrying Over AFW Days

Employees who do not use all of their AFW time at the end of each calendar year will be allowed to carryover a maximum of 32 hours of AFW time into the next year. In lieu of carryover, employees may elect to be paid by PPC for any accrued but unused AFW time at the end of each year.

Payment upon Termination of Employment

Accrued but unused AFW time will not be paid upon termination of employment.

Insurance

PPC currently offers a comprehensive array of insurance benefits. These benefits may change from time to time and are too lengthy to cover in this handbook. A brief summary of the benefits follows. Separate booklets and information are available from the Human Resources Manager. To the extent anything in this handbook may conflict with the insurance documents themselves, the insurance documents will control.

Health

All qualifying employees become eligible to enroll in the program on the first day of the month coinciding with or following completion of 90 days of service. Qualifying employees must be regularly scheduled to work at least 30 hours per week. Health insurance benefits are also available for eligible dependents of qualifying employees.

Dental Reimbursement

PPC will reimburse qualifying employees for up to $1000 in dental expenses yearly, provided the employee pays the first $25 of expenses. All qualifying employees become eligible to enroll in the program on the first day of the month coinciding with or following completion of 90 days of service. Qualifying employees must be regularly scheduled to work at least 30 hours per week.

During the first year of employment, dental reimbursement is prorated.

Dental reimbursement is also available for eligible dependents of qualifying employees (dependent pays the first $25 of expenses, PPC pays the next $1000 yearly).

Life

All qualifying employees become eligible to enroll in the program on the first day of the month coinciding with or following completion of 90 days of service. Qualifying employees must be regularly scheduled to work at least 30 hours per week. PPC currently provides $10,000 in life insurance coverage per employee. Qualifying employees have the option of purchasing additional life insurance for themselves at their expense.

Short Term Disability

Short-term disability (STD) insurance is available for qualifying employees. Qualifying employees become eligible to enroll in the program on the first day of the month coinciding with or following completion of 90 days of service. Qualifying employees must be regularly scheduled to work at least 30 hours per week. STD insurance is optional; an employee who elects to participate in the program is responsible for the full premium.

Section 125 Plan

Putnam Plastics offers a pre-tax benefits contribution option for employees. This is known as a Section 125 Plan and allows you to make contributions toward premiums for medical insurance on a before-tax, rather than an after-tax, basis. This means your premium contributions are deducted from your gross pay before income tax and Social Security are calculated. Because pre-tax dollars are used, your taxes are reduced, resulting in increased spendable income.

Election forms are available from Human Resources. Once you have signed the election form, you may not make any changes to your medical insurance until the following open enrollment period, unless the change you elect is the result of a change in “family status,” such as marriage, divorce, death of a spouse, etc. Changes are also allowed if: your spouse loses his or her job or gets a new job; you have the chance to switch to a spouse plan that is better; your work status changes from part time to full time or vice versa.

An employee who takes an unpaid leave of absence is not required to make up the pretax premium amounts not paid during the leave period.

If the company, as a whole, has an increase to its group insurance policy, then all the employees who are affected must also increase their pretax commitment.

For more information, see Human Resources.

401(k) Plan

The company maintains a 401(k) plan for qualified employees. In general, employees must work at least 1,000 hours per year to be eligible to participate, and become eligible to enroll in the plan on the first day of the calendar quarter following completion of one year of service.

For details (including eligibility requirements) and plan documents concerning the plan, please see the Human Resources Manager. To the extent anything in this handbook may conflict with the plan documents themselves, the plan documents will control.

Bonus Program

Regular full-time and part-time employees who have completed 90 days of service with PPC are eligible for the company’s bonus program. Whether a bonus will be awarded for a particular month is solely at the company’s discretion, and generally depends upon company sales, productivity, and other economic factors. If a bonus is awarded, the amount awarded to a particular employee is calculated based on the employee’s earned wages.

Schedule 4(w)

Environment, Health and Safety

1.	Hazardous Waste List is attached.

2.	Hazardous Materials List is attached.

3.	Waste Oil

4.	HCL Acid Liquid < 30%

5.	Lead Acid Batteries

6.	Wastewater

7.	Mead Batteries

8.	Lead Acid Battery Non Recycle

9.	Nicad Batteries Non Recycle

10.	Lithium Batteries Non Recycle

11.	Fluorescent Light Bulbs

12.	Computer Monitors

13.	Razor Blades

PUTNAM PLASTICS CORPORATION

Hazardous Materials List

Training Copy

In House Hazardous Waste	
Material	***Use***
Antifreeze (50% Water/Ethylene Glycol Mix) Waste	To be discarded
Clean-up of blood, etc. from accidents	To be discarded
Dust from Blaster Waste	To be discarded
Grinding Dust Waste	To be discarded
Hydrochloric Acid Waste	To be discarded
Methyl Pyrrolodone Waste	To be discarded
Nitric Acid Waste	To be discarded
Oil Waste	To be discarded
Paint Products Waste	To be discarded
Plastic Resin Waste	To be discarded
Soot from Berringer Oven Waste	To be discarded
SSR Ultra Coolant Waste	To be discarded
In House Hazardous Materials	
Material	***Use***
ABS Pipe Cement	Join ABS pipe
ABS Pipe Primer	Prepare ABS pipe for joining
Isopropyl Alcohol	Cleaning tables, Machines, etc.
All Metals	Machine parts, tooling (SS contains Chromium)
Antifreeze (50% Water/Ethylene Glycol Mix)	Heat Transfer System (Chiller or Heaters
Anti-Seize	Prevent seizing of assemblies
Belt Spray	Belt dressing
Blue Blocker	Gas line threaded joint sealer
Brazing Flux	Cleaning joint to be brazed
Brazing Rods	Join metal parts
Caulk	Joint sealer/Weather sealer
Cleaning Compounds	Cleaning throughout the plant
Copier / Laser Printer Toner	Copier and Laser printers
Corrosion Preventer	Protect printing plates
Cutting and Grinding Fluids	Cutting
Cutting Oil	Cutting
Desiccants	Raw material dryers
Dry Cell Batteries	Portable instrument power source
Dykem	Layout fluid for machine shop
Engine Oil	Braider lube
Gear Oil	Gear lube (puller)
Grease	Machine lubricant
Hand Cleaner	Clean Hands
Highlighters	Highlight
Hydrocarbon/Petroleum Distillate	Paint thinners, degreasing solvents
Hydrochloric Acid	Clean thin wall tapered form molds

Material	Use
Ink Jet Printer Cartridges	Ink Jet Printers
Insulating Foam	Sealer (weatherproof building panels)
Isobutane	Cordless soldering irons
Kerosene	Stoning
Lacquer Thinner	Printing tubing
Layout Fluid	Machining layout work
Lead Acid Storage Batteries	Electric fork lifts
Lens Washing Tissues	Glass and lens cleaning
Wood Polyurethane	Clear coating over wood products
Loctite primer and products	Thread or cylinder bearing locker
Lubricating Oil	Lubricate mechanical assemblies
Magic Markers	Writing
Mark Remover	Clean marks from floor/walls (cleaner)
Medical Kit	Treat injuries
Mercury	Thermometers, In mercury contacts, Polyimide DF testing
Methyl Ethyl Ketone	Plastic adhesive
Mold Releaser	injection Molding
Muriatic Acid	Prime concrete floors for painting
N Methyl 2 Pyrrolidone	Cleaning polyimide
Natural Gas	Fuel
Nitric Acid	Flushing polyimide tubing
Paints	Paint walls, equipment, etc.
Paint Thinner	Thinning paint, cleaning painting equipment
Pipe Solder	Soldering pipe
Pipe Solder Flux	Soldering pipe
Plastic Filler	Fill holes in wood.
Thermoplastic Resins	Processing for tubing
Polish	Polishing tooling
Polyimide (Ultratherm A 828-15)	Processing for tubing
Polyimide Colorants	Color polyimide
Printing Hardener	Printing tubing
Printing Ink	Printing tubing
Printing Reducer	Printing tubing
Printing Retarder	Printing tubing
Printing Stripper	Printing tubing
Printing Thinner	Printing tubing
Propane	Portable propane blow torch
PVC Pipe Cement	Sealing and bonding PVC pipe
PVC Pipe Cleaner	Cleaning PVC pipe
Quenching Oil	Quenching
R-12 Refrigerant	Cooling system
R-14 Refrigerant	Cooling system
R-22 Refrigerant	Cooling system
RTV Gasket Maker	Patching or making gaskets (machine parts)
Roof Cement	Repair roof
Silicone Lube	Lubricate mechanical assemblies

Effective Date: January 8, 2002

Material	Use
Silver Solder	Join metals
Silver Solder Flux	Prepare joints for soldering
Slip Release (Mold Release)	Injection Molding
Soaps and Detergents	Cleaning of floors, windows, sinks, toilets, etc.
Sodium (Pressure Transducers)	Stabilizing metal in some pressure transducers
Sodium Tartrate	Moisture analyzer testing
Spray Adhesive	General purpose adhesive
SSR Ultra Coolant	Lubricant for rotary screw compressors
Super Glue	General purpose glue
Synthetic Graphite	Dry lubricant
Teflon Bearing Pipe Dope	Lubricant for dry seal pipe threads
Tetrahydrofuran	Prepare urethane glue for bonding plastic parts
Tile Adhesive	Installing floor tile
Tile Grout	Installing floor tile
Tungsten Powder	Additive to some plastic resins
Various Oils	Lubricating various items
Vinyl Spackling	Patch sheet rock walls
Water Seal	Wood preservative, floor sealer
Wax	Coat/Seal vinyl tile floors
WD-40 / Penetrating Oils	Remove stuck/rusted parts
Welding Rods	Welding
White Out	Correct paperwork errors
Wood Stain	Die wood (wood finish)
Write-on Markers	Write-on boards
Xylol Xylene	Paint thinner

Effective Date: January 8, 2002

Schedule 4(y)

Certain Business Relationship with Seller

1.	Lease of Dayville facility as reflected on Schedule 4(1) (ii). Mr. Dandenau is the owner in fee simple of the property situated at 130 Louisa Viens Drive, Dayville, Connecticut.

Schedule 4(z)

Patent Information

1.	Patent Number: 4,888,146 for method and apparatus of forming extruded article. Owned by Mr. Dandeneau

Schedule 4(aa)

Standard Terms and Conditions of Sale

1.	The attached includes Product Warranty information.

PUTNAM PLASTICS CORPORATION 130 LOUISA VIENS DRIVE DAYVILLE, CT 06241 USA

PUTNAM PLASTICS CORPORATION	Ph: (860)774-1559 Fax: (860)774-6439

Quote Number: 106466 Date:

To INHOUSE PUTNAM PLASTICS	Quote To BRAD INHOUSE PUTNAM PLASTICS

Terms	Ship Via			Salesperson
Net 30 days

Quantity	Description		Unit Price	Amount

The following quotation is submitted for acceptance and Is subject to the TERMS AND CONDITIONS OF SALE as well as the STANDARD ENGINEERING CONDITIONS included as a footer to this quote.

Should an order be placed in response to this quote, the customer’s purchase order must reference the Putnam Plastics quote number located near the top of this quote.

	Part: Description: Co-extruded Tubing —Materials— OUTER: INNER: COLOR: —Dimensions— OD: ID: TOLERANCES (OD/ID): WALL RATIO: 75:25 (+/-10%) LENGTH:	Rev:

	Initial development & Prototypes: (Includes samples & development time)	$2000.00

	**Additional Days of Development:	$1500/day

	Notes: Tolerances & dimensions are considered best effort during the development phase.

	LEADTIME: 4-6 WEEKS

1 ea			$0.00	$0.00

	SALES SIGNATURE:

	TERMS AND CONDITIONS OF SALE

PUTNAM PLASTICS CORPORATION 130 LOUISA VIENS DRIVE DAYVILLE, CT 06241 USA

PUTNAM PLASTICS CORPORATION	Ph: (860)774-1559 Fax: (860)774-6439

Quote

Number: 106466 Date:

To	Quote To

INHOUSE PUTNAM PLASTICS	BRAD INHOUSE PUTNAM PLASTICS

Terms	Ship Via		Salesperson

Net 30 days

Quantity	Description	Unit Price	Amount

Putnam Plastics Corporation may herein be referred to as “The Company”.

TERMS OF PAYMENT: The company’s terms for new customers are pre-payment or COD until credit is established, after which net in thirty (30) days unless otherwise specified on the invoice, agreed to in writing, and signed. Accounts not paid for in accordance with specified terms may be charged interest at the rate of one and one half percent (1.5%) per month beginning fifteen (15) days past the due date. For all shipments outside of the territorial limits of the United States of America, payments must be in US funds drawn on a US bank or funds may be directly wired.

LEAD TIME and DELIVERY: The lead time specified on the quote applies to working days only and begins once all pertinent information regarding the order has been received by Putnam Plastics. Lead time may vary depending on the availability of raw materials. All stated delivery dates are estimates only and are made in good faith but are not guaranteed. We are not responsible for delays in obtaining raw materials, emergencies, or any other cause beyond our immediate control.

SHIPMENTS: All shipments are F.O.B. Dayville, Connecticut including cost of insurance unless otherwise specifically agreed upon in writing in advance of shipment. Putnam Plastics reserves the right to vary by 10% from the promised shipment quantity.

TAXES: The amount or amounts of Sales, Excise, Use Taxes and other taxes of other governmental charges upon production, sale, and/or shipments of the goods sold hereunder, now imposed by any governmental authority or hereafter becoming effective, shall be paid by the purchaser, to the proper authority.

PURCHASE ORDERS: Any terms or conditions of any customer’s order (or other document) which are in addition to or inconsistent with our company’s terms and conditions hereof shall not be binding on our company and shall not apply to sale. All purchase orders must reference the correlating Putnam Plastics quote number.

CHANGES IN ORDER: Changes, arrangements, or understandings not in writing shall not be binding on our company and shall not apply to sale.

CONDITIONAL PRICING: The customer’s order will be accepted and billed at the price quoted. Unit prices apply only to the specific quantity and delivery schedule quoted. Any variations in quantity specified, and or rate of delivery, may necessitate a revision in unit price.

ERRORS IN PRICE: Prices quoted shall be subject to correction for errors. Quotations not accepted within thirty (30) days shall be subject to change. Typographic or clerical errors are also subject to correction.

CANCELLATION: An order may not be cancelled once product has been produced. An order may not be cancelled after raw material has been purchased and an route unless

PUTNAM PLASTICS CORPORATION 130 LOUISA VIENS DRIVE DAYVILLE, CT 06241 USA

PUTNAM PLASTICS CORPORATION	Ph: (860)774-1559 Fax: (860)774-6439

Quote Number: 106466 Date:

To	Quote To

INHOUSE PUTNAM PLASTICS	BRAD INHOUSE PUTNAM PLASTICS

Terms	Ship Via		Salesperson
Net 30 days

Quantity	Description	Unit Price	Amount
customer is willing to pay for the material and associated costs. An order may not be cancelled, whether material has been produced or not, if the request to cancel is made less than seven (7) working days prior to the promised shipment date. All cancellation requests must be submitted in writing.

CLAIMS: All claims for rejection must be made within ninety (90) days from date of receipt of material, otherwise the claim will not be honored. All claims must specify the company’s applicable invoice number, lot number and date. No goods may be returned without a return authorization number. UNDER ABSOLUTELY NO CIRCUMSTANCES SHALL WE BE LIABLE FOR CONSEQUENTIAL DAMAGES.

NOTIFICATION: Routing may be selected by the customer and billed prepaid and/or collect. Due to weight or size limitations the routing may be changed. The customer will be notified before any changes in routing are made.

PAYMENTS: If, in the Judgment of the company, the financial condition or payment history of the purchaser at any time does not justify continuance of production or shipment on the terms of payment specified, the company may require full or partial payment in advance.

CUSTOMER PROPERTY: Customers’ property retained in our plant is for the customer’s account and at the customer’s risk.

STANDARD ENGINEERING CONDITIONS

Quotes are valid pending engineering review of final specifications.

DIAMETER MEASUREMENT: All diameters will be measured by x-y and/or 8-point average unless otherwise specified. Circularity (roundness) will be considered an independent dimension. Typically measurements are taken with optical measurement equipment such as a laser micrometer or video microscope

SPECIFICATIONS & REQUIREMENTS: All quotes are composed according to information provided by the customer in the RFQ. Any unspecified requirements will default to Putnam Plastics’ manufacturing and quality standards.

RESIN ADDITIVES: Should resin additives be dry blended during extrusion instead of custom compounded, material attributes can not be guaranteed. With regard to color concentrate, exact Pantone match, color dispersion and homogeneity can not be guaranteed. With regard to radiopaque fillers, surface quality and material clarity can not be guaranteed.

QUALITY ASSURANCE: Standardized quality assurance practices specified by AQL 2.5 will be applied to production lots and AQL 4.0 to Research and Development lots unless otherwise specified.

Exhibit A

GENERAL ASSIGNMENT AND BILL OF SALE

GENERAL ASSIGNMENT AND BILL OF SALE made as of the          day of November, 2004 by Putnam Plastics Corporation, a Connecticut corporation (the “Seller”), in favor of MPAV Acquisition LLC, a Connecticut limited liability company (the “Buyer”).

Recital

The Seller and Memry Corporation, a Delaware corporation (“Memry”), are parties to an Asset Purchase Agreement dated as of the date hereof (the “Agreement”), pursuant to which the Seller has agreed to sell to Memry, and Memry has agreed to purchase from the Seller, the Acquired Assets (as defined in the Agreement). Memry has assigned to the Buyer, its wholly-owned subsidiary, Memry’s rights to purchase the Acquired Assets from the Seller, and the Buyer has accepted such assignment.

NOW, THEREFORE, the Seller, for and in exchange for the consideration set forth in the Agreement, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, remise, convey, transfer, set over and confirm unto the Buyer, its successors and assigns, forever, free and clear of any and all Security Interests (as defined in the Agreement), other than Permitted Liens (as defined in the Agreement), the Acquired Assets.

PROVIDED, that in all events the Seller shall retain the Excluded Assets (as defined in the Agreement);

TO HAVE AND TO HOLD the Acquired Assets unto the Buyer, its successors and assigns, to and for its and their proper use and benefit forever.

The Seller covenants and agrees that, at any time and from time to time, it will, to the extent practicable, at the expense of the Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, transfers or assurances as the Buyer may reasonably request in order more effectively to assign, transfer, grant, convey, assure and confirm to the Buyer, or to aid and assist in the collection of or reducing to possession by the Buyer, any of the Acquired Assets.

Effective as of the Closing, the Seller hereby constitutes and appoints the Buyer and its successors and assigns the true and lawful attorney of the Seller with full power of substitution, in the name of the Buyer or the name of the Seller, on behalf of and for the benefit of the Buyer: to collect all Acquired Assets; to endorse without recourse, checks, notes and other instruments in connection with the Business (as defined in the Agreement) and attributable to the Acquired Assets; to institute and prosecute all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title in or to the Acquired Assets; to defend and compromise all actions, suits or proceedings with respect to any of the Acquired Assets; and to do all such reasonable acts and things with respect to the Acquired Assets as the Buyer may deem advisable, all subject to the consent of the Seller, which consent may not be unreasonably withheld. THE SELLER AGREES THAT THE FOREGOING POWERS ARE COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE AND SHALL NOT BE REVOKED BY THE SELLER DIRECTLY OR INDIRECTLY BY THE DISSOLUTION OF THE SELLER. The Buyer shall retain for its own account any amounts collected pursuant to the foregoing powers and the Seller shall promptly pay to the Buyer any amounts received by the Seller after the Closing with respect to the Acquired Assets.

This instrument shall inure to the benefit of the Buyer and its successors and assigns.

This instrument shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to the principles of conflict of laws thereof.

* * * * * * * * *

IN WITNESS WHEREOF, the Seller has caused its duly authorized officer to execute this General Assignment and Bill of Sale as of the date first above written.

PUTNAM PLASTICS CORPORATION, a Connecticut corporation

By:
Name:
Title:

STATE OF	_______________________ )
	)	ss:
COUNTY OF	_______________________ )

On this          day of November, 2004, personally appeared                     , signer and sealer of the foregoing instrument, personally known to me (or satisfactorily proven), who acknowledged that s/he, as                      of Putnam Plastics Corporation, is duly authorized to execute said instrument and further acknowledged the same to be his/her free act and deed as                      of Putnam Plastics Corporation, and the free act and deed of said corporation, before me, the undersigned officer.

Commissioner of the Superior Court Notary Public

Exhibit B-1

ASSIGNMENT OF

SERVICEMARKS AND TRADEMARKS

This ASSIGNMENT OF PATENTS AGREEMENT (this “Agreement”) is dated as of November         , 2004 by and between MPAV ACQUISITION LLC (the “Assignee”), a Connecticut limited liability company and a wholly-owned subsidiary of Memry Corporation (“Memry”), and PUTNAM PLASTICS CORPORATION, a Connecticut corporation (the “Assignor”).

W I T N E S S E T H:

WHEREAS, the Assignor, Memry, and Mr. Dandeneau, have executed and delivered an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which, among other things, the Assignor has agreed to sell to Memry, and Memry has agreed to purchase from the Assignor, substantially all of the assets of the Assignor relating to the Business (this and other capitalized terms not otherwise defined herein shall have the meaning assigned in the Purchase Agreement) and to enter into certain other arrangements; and

WHEREAS, Memry has assigned its rights to purchase such assets from the Assignor to the Assignee, and the Assignee has accepted such assignment; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Assignee and the Assignor desire that all of the Assignor’s right, title and interest in and to all Putnam Plastics Corporation’s trademarks, servicemarks, trade dress, logos, trade names, corporate names, together with all translations, adaptations, derivations and combinations thereof, and all applications, registrations, and renewals in connection therewith (collectively, the “Marks”), be assigned and transferred to the Assignee as provided in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the parties hereto agree as follows:

1.	Assignment of the Marks.

1.1 Assignment. The Assignor hereby assigns, sells, conveys, delivers and transfers to the Assignee all of its right, title and interest in and to any and all of the Assignor’s Marks (including, but not limited to, the trademark applications and registrations listed on Exhibit “A” hereto), together with the goodwill of the Business connected with the use thereof (as applicable) and symbolized thereby and together with all claims for damages by reason of past infringement thereof, with the right to sue for, and collect the same for its own use and benefit, in accordance with the Purchase Agreement, and for the use and benefit of its successors and assigns.

1.2 Further Assurances.

(a) The Assignor hereby agrees to execute all appropriate, necessary and customary forms and use all commercially reasonable best efforts to assist the Assignee, at the Assignee’s request from time to time (the reasonable cost and expense of which shall be paid by the Assignee unless such action results from a breach of the Purchase Agreement or this Agreement by the Assignor), to secure the rights assigned hereby and to obtain and/or transfer trademark or service mark registrations (and applications therefor), and similar governmental grants confirming or enhancing said rights. The Assignor will promptly transfer all files and papers in its possession relating to such applications and registrations to Assignee after the execution of this Agreement.

(b) In the event that the Assignor fails to execute and deliver any document necessary or appropriate for any of the foregoing purposes listed in Sections 1.2(a), the Assignor hereby irrevocably designates and appoints the Assignee and its duly authorized officers as agents and attorneys-in-fact to act for and on behalf of Assignor, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by the undersigned.

(c) This Agreement is executed in connection with and subject to the terms and conditions of the Purchase Agreement. As between Assignor and Assignee, nothing in this Agreement shall be deemed to limit or modify any representations, warranties, liabilities, indemnities or other agreements as between Assignor and Memry as provided for in the Purchase Agreement.

2.	Miscellaneous.

2.1 Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and executed by the parties hereto, in the case of an amendment, or the party entitled to the benefit of the provision to be so waived, in the case of a waiver.

2.2 Notices. Notices shall be provided to the addresses and in the manner provided in the Purchase Agreement.

2.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the parties hereto and their respective successors and assigns. The Assignee may assign any of its rights hereunder to any lender or financing source and/or in connection with a sale by Memry, the Assignee or their respective assigns of all or substantially all of its assets or all or substantially all of the assets relating to the Business.

2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Connecticut without giving effect to the principles of conflicts of laws thereof.

2.5 Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Assignee and the Assignor have each caused this Agreement to be duly executed as of the date set forth above by their duly authorized representatives.

MPAV ACQUISITION LLC, a Connecticut limited liability company

By:
Name:
Title:

PUTNAM PLASTICS CORPORATION, a Connecticut corporation

By:
Name:
Title:

ACKNOWLEDGMENTS

STATE OF	_______________________)
	)	SS:
COUNTY OF	_______________________)

Before me a Notary Public in and for said County and State personally appeared                     , as the                      of PUTNAM PLASTICS CORPORATION, a Connecticut corporation, who acknowledged the execution of the foregoing instrument on behalf of said corporation.

Witness my hand and Notarial Seal this          day of November, 2004.

My Commission expires:	Signed:

Printed:

* * * * *

STATE OF	_______________________)
	)	SS:
COUNTY OF	_______________________)

Before me a Notary Public in and for said County and State personally appeared                     , as the                      of MPAV ACQUISITION LLC, a Connecticut limited liability company, who acknowledged the execution of the foregoing instrument on behalf of said corporation.

Witness my hand and Notarial Seal this          day of November, 2004.

My Commission expires:	Signed:

Printed:

EXHIBIT A

Trademark/ Service Mark (including applications)	Serial Number	Trademark Number	Filing Date	Issue Date

Exhibit B-2

ASSIGNMENT OF

COPYRIGHTS

This ASSIGNMENT OF COPYRIGHTS AGREEMENT (this “Agreement”) is dated as of November         , 2004 by and between MPAV ACQUISITION LLC (the “Assignee”), a Connecticut limited liability company and a wholly-owned subsidiary of Memry Corporation (“Memry”) and PUTNAM PLASTICS CORPORATION, a Connecticut corporation (the “Assignor”).

W I T N E S S E T H:

WHEREAS, the Assignor, Memry, and Mr. James Dandeneau, have executed and delivered an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which, among other things, the Assignor has agreed to sell to Memry, and Memry has agreed to purchase from the Assignor, substantially all of the assets of the Assignor relating to the Business (this and other capitalized terms not otherwise defined herein shall have the meaning assigned in the Purchase Agreement) and to enter into certain other arrangements; and

WHEREAS, Memry has assigned its rights to purchase such assets from the Assignor to the Assignee, and the Assignee has accepted such assignment; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Assignee and the Assignor desire that all of the Assignor’s right, title and interest in and to all Putnam Plastics Corporation’s copyrights and all applications, registrations and renewals in connection therewith (collectively, the “Rights”) be assigned and transferred to the Assignee as provided in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the parties hereto agree as follows:

1.	Assignment of Rights.

1.1 Assignment. The Assignor hereby assigns, sells, conveys, delivers and transfers to the Assignee all of its right, title and interest in and to any and all of the Assignor’s Rights (including, but not limited to, the copyrights listed on Exhibit “A” hereto), together with the goodwill of the Business connected with the use thereof (as applicable) and symbolized thereby and together with all claims for damages by reason of past infringement thereof, with the right to sue for, and collect the same for its own use and benefit, in accordance with the Purchase Agreement, and for the use and benefit of its successors and assigns.

1.2 Further Assurances.

(a) The Assignor hereby agrees to execute all appropriate, necessary and customary forms and use all commercially reasonable best efforts to assist the Assignee, at the Assignee’s request from time to time (the reasonable cost and expense of which shall be paid by the Assignee unless such action results from a breach of the Purchase Agreement or this Agreement by the Assignor), to secure the rights assigned hereby and to obtain and/or transfer copyright (and applications therefor), and similar governmental grants confirming or enhancing said rights. The Assignor will promptly transfer all files and papers in its possession relating to such applications and registrations to Assignee after the execution of this Agreement.

(b) In the event that the Assignor fails to execute and deliver any document necessary or appropriate for any of the foregoing purposes listed in Section 1.2(a) above, the Assignor hereby irrevocably designates and appoints the Assignee and its duly authorized officers as agents and attorneys-in-fact to act for and on behalf of Assignor, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by the undersigned.

(c) This Agreement is executed in connection with and subject to the terms and conditions of the Purchase Agreement. As between Assignor and Assignee, nothing in this Agreement shall be deemed to limit or modify any representations, warranties, liabilities, indemnities or other agreements as between Assignor and Memry as provided for in the Purchase Agreement.

2.	Miscellaneous.

2.1 Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and executed by the parties hereto, in the case of an amendment, or the party entitled to the benefit of the provision to be so waived, in the case of a waiver.

2.2 Notices. Notices shall be provided to the addresses and in the manner provided in the Purchase Agreement.

2.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the parties hereto and their respective successors and assigns. The Assignee may assign any of its rights hereunder to any lender or financing source and/or in connection with a sale by Memry, the Assignee or their respective assigns of all or substantially all of its assets or all or substantially all of the assets relating to the Business.

2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Connecticut without giving effect to the principles of conflicts of laws thereof.

2.5 Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Assignee and the Assignor have each caused this Agreement to be duly executed as of the date set forth above by their duly authorized representatives.

MPAV ACQUISITION LLC, a Connecticut limited liability company

By:
Name:
Title:

PUTNAM PLASTICS CORPORATION, a Connecticut corporation

By:
Name:
Title:

ACKNOWLEDGMENTS

STATE OF _________________________	)
) SS:
COUNTY OF _______________________	)

Before me a Notary Public in and for said County and State personally appeared                     , as the                      of PUTNAM PLASTICS CORPORATION, a Connecticut corporation, who acknowledged the execution of the foregoing instrument on behalf of said corporation.

Witness my hand and Notarial Seal this          day of November, 2004.

My Commission expires:	Signed:

Printed:

STATE OF _________________________	)
) SS:
COUNTY OF _______________________	)

* * * * *

Before me a Notary Public in and for said County and State personally appeared                     , as the                      of MPAV ACQUISITION LLC, a Connecticut limited liability company, who acknowledged the execution of the foregoing instrument on behalf of said corporation.

Witness my hand and Notarial Seal this          day of November, 2004.

My Commission expires:	Signed:

Printed:

EXHIBIT A

Copyright	Serial Number	Registration Number	Registration Date

Exhibit B-3

ASSIGNMENT OF

PATENTS

This ASSIGNMENT OF PATENTS AGREEMENT (this “Agreement”) is dated as of November     , 2004 by and between MPAV ACQUISITION LLC (the “Assignee”), a Connecticut limited liability company and a wholly-owned subsidiary of Memry Corporation (“Memry”), and PUTNAM PLASTICS CORPORATION, a Connecticut corporation (the “Assignor”).

W I T N E S S E T H:

WHEREAS, the Assignor, Memry, and Mr. Dandeneau, have executed and delivered an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which, among other things, the Assignor has agreed to sell to Memry, and Memry has agreed to purchase from the Assignor, substantially all of the assets of the Assignor relating to the Business (this and other capitalized terms not otherwise defined herein shall have the meaning assigned in the Purchase Agreement) and to enter into certain other arrangements; and

WHEREAS, Memry has assigned its rights to purchase such assets from the Assignor to the Assignee, and the Assignee has accepted such assignment; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Assignee and the Assignor desire that all of the Assignor’s right, title and interest in and to all Putnam Plastics Corporation’s patents, patent applications, and patent disclosures together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof (collectively, the “Patent Rights”), be assigned and transferred to the Assignee as provided in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the parties hereto agree as follows:

1.	Assignment of Patent Rights.

1.1 Assignment. The Assignor hereby assigns, sells, conveys, delivers and transfers to the Assignee all of its right, title and interest in and to any and all of the Assignor’s Patent Rights (including, but not limited to, the patents listed on Exhibit “A” hereto), together with the goodwill of the Business connected with the use thereof (as applicable) and symbolized thereby and together with all claims for damages by reason of past infringement thereof, with the right to sue for, and collect the same for its own use and benefit, in accordance with the Purchase Agreement, and for the use and benefit of its successors and assigns.

1.2 Further Assurances.

(a) The Assignor hereby agrees to execute all appropriate, necessary and customary forms and use all commercially reasonable best efforts to assist the Assignee, at the Assignee’s request from time to time (the reasonable cost and expense of which shall be paid by the Assignee unless such action results from a breach of the Purchase Agreement or this Agreement by the Assignor), to secure the rights assigned hereby and to obtain and/or transfer patents (and applications therefor), and similar governmental grants confirming or enhancing said rights. The Assignor will promptly transfer all files and papers in its possession relating to such applications and registrations to Assignee after the execution of this Agreement.

(b) In the event that the Assignor fails to execute and deliver any document necessary or appropriate for any of the foregoing purposes listed in Section 1.2(a), the Assignor hereby irrevocably designates and appoints the Assignee and its duly authorized officers as agents and attorneys-in-fact to act for and on behalf of Assignor, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by the undersigned.

(c) This Agreement is executed in connection with and subject to the terms and conditions of the Purchase Agreement. As between Assignor and Assignee, nothing in this Agreement shall be deemed to limit or modify any representations, warranties, liabilities, indemnities or other agreements as between Assignor and Memry as provided for in the Purchase Agreement.

2.	Miscellaneous.

2.1 Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and executed by the parties hereto, in the case of an amendment, or the party entitled to the benefit of the provision to be so waived, in the case of a waiver.

2.2 Notices. Notices shall be provided to the addresses and in the manner provided in the Purchase Agreement.

2.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the parties hereto and their respective successors and assigns. The Assignee may assign any of its rights hereunder to any lender or financing source and/or in connection with a sale by Memry, the Assignee or their respective assigns of all or substantially all of its assets or all or substantially all of the assets relating to the Business.

2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Connecticut without giving effect to the principles of conflicts of laws thereof.

2.5 Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Assignee and the Assignor have each caused this Agreement to be duly executed as of the date set forth above by their duly authorized representatives.

MPAV ACQUISITION LLC,
a Connecticut limited liability company

By:
Name:
Title:

PUTNAM PLASTICS CORPORATION,
a Connecticut corporation

By:
Name:
Title:

ACKNOWLEDGMENTS

STATE OF	)
) SS:
COUNTY OF	)

Before me a Notary Public in and for said County and State personally appeared                     , as the                      of PUTNAM PLASTICS CORPORATION, a Connecticut corporation, who acknowledged the execution of the foregoing instrument on behalf of said corporation.

Witness my hand and Notarial Seal this                      day of November, 2004.

My Commission expires:	Signed:

_________________________	Printed:

* * * * *

STATE OF	)
) SS:
COUNTY OF	)

Before me a Notary Public in and for said County and State personally appeared                     , as the                      of MPAV ACQUISITION LLC, a Connecticut limited liability company, who acknowledged the execution of the foregoing instrument on behalf of said corporation.

Witness my hand and Notarial Seal this              day of November, 2004.

My Commission expires:	Signed:

_________________________	Printed:

EXHIBIT A

Patent (with File #)	Patent Number	Issue Date	Expiration Date

Patent Application (with File #)	Serial No.	Filing Date	Status

Exhibit C

UNDERTAKING AND ASSUMPTION OF LIABILITIES

Pursuant to the Asset Purchase Agreement dated as of November     , 2004 (the “Agreement”), among Memry Corporation, a Delaware corporation (“Memry”), Putnam Plastics Corporation, a Connecticut corporation (the “Seller”), and Mr. James Dandeneau, MPAV Acquisition LLC, a Connecticut limited liability company and a wholly-owned subsidiary of Memry (the “Buyer”), hereby assumes and agrees to pay, discharge, perform or otherwise satisfy in accordance with their respective terms, and be responsible for, the Assumed Liabilities (as defined in the Agreement).

There are expressly excluded from the liabilities hereby assumed by the Buyer, and the Buyer does not assume, the Excluded Liabilities (as defined in the Agreement) and any other liabilities of any type whatsoever not specifically and explicitly included with the definition of Assumed Liabilities. Any liabilities or obligations of the Seller not specifically assumed by the Buyer hereunder which remain in existence at the date hereof shall continue to be the liabilities and obligations of the Seller.

This instrument shall inure to the benefit of the Seller and its successors and assigns.

This instrument shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the undersigned has caused a duly authorized officer to execute this Undertaking and Assumption of Liabilities on this      day of November 2004.

MPAV ACQUISITION LLC,
a Connecticut limited liability company

By:
Name:
Title:

Exhibit D

Allocation Schedule

First, the Purchase Price shall be calculated by taking the sum of (i) $19,500,000, subject to any adjustments made pursuant to §§3(b) and/or 3(k), when made; plus (ii) the Tax Gross-Up Amount, as and when determined; plus (iii) the “fair market value” of the Shares (which may be determined separately, and reported differently by the Parties).

The Purchase Price shall be allocated to the Acquired Assets as follows: first, to tangible assets in accordance with the appraisal of tangible assets being conducted on behalf of the Buyer, a copy of which will be made available to Seller promptly upon its delivery to Buyer, and thereafter, the remaining Purchase Price shall be allocated to goodwill (it being agreed and understood that, if and to the extent that the Parties are using different valuations for the fair market value of the Shares, the Parties’ respective valuations of goodwill shall differ by the difference in their respective reported fair market values of the Shares).

Exhibit E

PUTNAM PLASTICS CORPORATION

Balance Sheet

For Period Ending 2004-8 31-Aug-04

Assets
Current Assets
FLEET SAVINGS	2,079,831.94
FLEET CHECKING	455,671.25
HEALTHCARE CHECKING	1,110.65
PETTY CASH	355.56
ACCOUNTS RECEIVABLE	1,429,437.41
A/R RESERVE	(60,000.00)
INVENTORY	713,617.81
INVENTORY - WIP	106,795.00
INVENTORY - FINISHED GOODS	92,001.00
SUPPLIES	37,272.49
PREPAID INSURANCE	10,555.63
PREPAID MARKETING	19,057.50
Property and Equipment
MACHINERY AND EQUIPMENT	2,986,686.13
COMPUTER EQUIPMENT	243,594.05
FURNITURE AND FIXTURES	159,085.03
AUTOMOBILES	171,524.19
LEASEHOLD IMPROVEMENTS	493,144.57
ACCUMULATED DEPRECIATION	(2,838,683.00)
ACCUMULATED AMORTIZATION	(53,700.00)
Other Assets
PAYROLL CLEARING	(137.70)
DEPOSITS NOT POSTED TO GL	(56,251.02)
OTHER RECEIVABLE	4,760.00
POLYIMIDE TECHNOLOGY	105,000.00
LIFE INSURANCE, NET	49,470.16
Total Assets	$6,144,288.64

Liabilities and Capital
Current Liabilities
ACCOUNTS PAYABLE	68,655.67
ACCRUED PAYROLL	79,623.00
ACCRUED EXPENSES	162,520.00
DUE TO/FROM BLDG #2	838.53
CHRISTMAS CLUB WITHHOLDING	18,507.00
Long Term Liabilities
Total Liabilities	$329,944.20
Capital 1
COMMON STOCK	18,000.00
TREASURY STOCK	(500.000.00)
ACCUMULATED ADJUSTMENT	5,012,916.99
SUB S DISTRIBUTION	(993,807.52)
RETAINED EARNINGS	169,368.86
CURRENT EARNINGS	2,107,866.01
Total Capital	$5,814,344.34
Total Liabilities and Capital	$6,144,288.54

Page 1__

PUTNAM PLASTICS CORPORATION

Income Statement – Comparative

From 2004-6 thru 2004-8

From 01-Aug-04 thru 31-Aug-04

	Current		Last Year		Year to Date		YTD Last Year
Revenues
SALES	836,807.11	100.00%	794,350.25	100.00%	7,116,209.10	100.03%	6,345,099.87	100.00%
SALES DISCOUNTS	0.00	0.00%	(2.38)	0.00%	(2,249,50)	-0.03%	(7.12)	0.00%

Total Revenue	836,807.11	100.00%	794,347.87	100.00%	7,113,959.60	100.00%	6,345,092.75	100.00%
Expense

Total Expense	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Expenses
RAW MATERIALS	52,166.51	6.23%	88,248.83	11.11%	677,043.25	9.52%	602,709.26	7.92%
INVENTORY CHANGE	0.00	0.00%	0.00	0.00%	(72,540.60)	-1.02%	0.00	0.00%
FREIGHT-IN	6,079.41	0.73%	4,376.16	0.55%	23,596.03	0.33%	16,073.03	0.25%
FREIGHT-OUT	701.34	0.08%	662.26	0.06%	12,833.63	0.18%	18,885.04	0.30%
SALARIES-PRODUCTION	114,726.22	13.71%	92,974.41	11.70%	882,057.66	12.40%	745,861.48	11.75%
SALARIES-ASSEMBLY	9,626.95	1.15%	12,034.81	1.52%	73,777.39	1.04%	113,062.81	1.78%
SALARIES-QUALITY CONTROL	45,657.75	5.46%	30,613.08	3.85%	371,466.91	5.22%	245,943.22	3.88%
SALARIES-SHOP	32,874.07	3.93%	38,887.70	4.90%	296,647.10	4.17%	300,870.97	4.74%
TEMPORARY SERVICES	0.00	0.00%	0.00	0.00%	0.00	0.00%	11,835.32	0.19%
SUPPLIES-EXTRUSION	12,450.27	1.49%	3,103.96	0.39%	46,229.94	0.65%	76.308.63	1.20%
SUPPLIES-SHOP	16,923.13	2.02%	12,305.89	1.55%	142,759.14	2.01%	122,109.13	1.92%
SUPPLIES-PACKAGING	1,633.36	0.20%	3,663.83	0.46%	16,291.27	0.23%	21,447.05	0.34%
SUPPLIES-TOOLS	0.00	0.00%	0.00	0.00%	0.00	0.00%	791.96	0.01%
SUPPLIES-CLEANROOM	601.36	0.07%	355.67	0.04%	10,373.18	0.15%	4,517.99	0.07%
SUPPLIES-MAINTENANCE	4,427.13	0.53%	3,485.50	0.44%	40,503.84	0.57%	32,986.79	0.52%
SALARY-OFFICER	11,733.68	1.40%	10,666.68	1.34%	94,400.45	1.33%	90,686.78	1.43%
SALARIES-OFFICE	72,037.49	8.61%	122,471.88	15.42%	543,121.15	7.63%	443,191.62	8.96%
OUTSIDE SALES COMMISSION	0.00	0.00%	0.00	0.00%	20.835.00	0.29%	63,116.41	0.99%
FICA	22,514.13	2.69%	22,006.37	2.77%	186,132.69	2.62%	159,876.97	2.52%
FUTA	130.40	0.02%	164.12	0.02%	5,535.89	0.08%	5,165.07	0.08%
SUTA	987.89	0.12%	1,179.42	0.15%	28,773.18	0.40%	23,610.10	0.37%
OFFICE EXPENSES	2,915.92	0.35%	7,881.62	0.99%	24,308.54	0.34%	35,916.61	0.57%
TELEPHONE	4,725.92	0.56%	3,211.59	0.40%	16,837.77	0.24%	13,115.19	0.21%
UTILITIES	10,446.72	1.25%	10,420.25	1.31%	73,087.71	1.03%	68,785.46	1.08%
Building #2 Expense	4,000.00	0.48%	0.00	0.00%	32,000.00	0.45%	0.00	0.00%
WATER	80.00	0.01%	0.00	0.00%	4,126.59	0.05%	1,581.15	0.02%
HEALTH INSURANCE	24,766.08	2.96%	23,682.14	2.97%	205,332.93	2.89%	201,217.63	3.17%
DENTAL	2,284.72	0.27%	2,462.04	0.31%	11,096.29	0.16%	11,660.76	0.18%
DISABILITY	779.82	0.09%	767.10	0.10%	9,848.25	0.14%	1,594.46	0.03%
LIFE INSURANCE	404.81	0.05%	(264.76)	-0.03%	1,684.15	0.02%	1,234.22	0.02%
AUTO INSURANCE	800.00	0.07%	375.00	0.05%	5,886.00	0.08%	3,000.00	0.05%
CONTENT INSURANCE	4,000.00	0.48%	3,325.00	0.46%	33,044.00	0.45%	26,600.00	0.42%
WORKERS COMP INSURANCE	8,000.00	0.96%	3,615.00	0.46%	61,536.00	0.87%	28,920.00	0.46%

PUTNAM PLASTICS CORPORATION

Income Statement – Comparative

From 2004-8 thru 2004-8

From 01-Aug-04 thru 31-Aug-04

	Current		Last Year		Year to Date		YTD Last Year
SHOW FEES AND EXPENSE	329.80	0.04%	59.60	0.01%	52,332.32	0.74%	35,643.47	0.56%
ADVERTISING	2,500.00	0.30%	132.50	0.02%	93,521.18	1.31%	36,218.56	0.57%
ADVANCES & OTHER T&E	0.00	0.00%	0.00	0.00%	0.00	0.00%	400.00	0.01%
LODGING	540.87	0.06%	0.00	0.00%	23,282.42	0.33%	18,490.88	0.29%
TRANSPORTATION	0.00	0.00%	0.00	0.00%	17,684.20	0.25%	5,895.35	0.09%
MEALS AND ENTERTAINMENT	2,166.19	0.26%	0.00	0.00%	9,554.00	0.13%	6,003.14	0.09%
CAR RENTAL	0.00	0.00%	0.00	0.00%	4,272.84	0.06%	2,369.53	0.04%
SALARIES – SALES	11,436.00	1.37%	30,574.76	3.85%	95,710.20	1.35%	106,665.35	1.66%
OTHER INSURANCE	0.00	0.00%	0.00	0.00%	8,038.39	0.11%	0.00	0.00%
PROFESSIONAL FEES	11,194.45	1.34%	7,727.60	0.97%	40,684.76	0.57%	31,173.15	0.49%
SUB CONTRACTING	0.00	0.00%	0.00	0.00%	1,560.50	0.02%	1,497.00	0.02%
EQUIPMENT MAINTENANCE	1,033.56	0.12%	1,686.90	0.21%	39,036.66	0.55%	11,098.45	0.17%
BUILDING MAINTENANCE	2,760.22	0.33%	2,883.31	0.36%	26,958.83	0.38%	23,273.68	0.37%
SALARIES – MAINTENANCE	17,296.10	2.07%	17,141.35	2.16%	144,132.56	2.03%	153,907.31	2.43%
EQUIPMENT LEASE	306.19	0.04%	217.00	0.03%	2,712.48	0.04%	1,719.18	0.03%
MISCELLANEOUS EXPENSE	179.50	0.02%	622.33	0.08%	3,674.51	0.05%	6,626.10	0.10%
TRAINING AND EDUCATION	200.00	0.02%	1,440.67	0.18%	5,576.65	0.08%	21,383.07	0.34%
EMPLOYEE WELFARE	4,633.22	0.56%	0.00	0.00%	13,954.17	0.20%	21,879.22	0.34%
CONTRIBUTIONS	550.00	0.07%	750.00	0.09%	4,130.00	0.06%	5,500.00	0.09%
BANK CHARGES	1,031.00	0.12%	510.00	0.06%	8,354.44	0.12%	3,969.85	0.06%
AUTO EXPENSE	137.76	0.02%	0.00	0.00%	6,176.51	0.09%	4,710.55	0.07%
BAD DEBTS	(20.70)	0.00%	0.00	0.00%	8,489.55	0.12%	0.00	0.00%
CONSULTING FEES	0.00	0.00%	0.00	0.00%	2,545.00	0.04%	0.00	0.00%
DUES AND SUBSCRIPTIONS	0.00	0.00%	0.00	0.00%	160.00	0.00%	423.00	0.01%
RENT	16,000.00	1.79%	15,000.00	1.89%	120,000.00	1.69%	120,000.00	1.89%
PROPERTY TAXES	1,048.23	0.13%	2,212.80	0.28%	18,338.62	0.26%	5,358.24	0.08%
DEPRECIATION	33,700.00	4.03%	30,000.00	3.78%	289,847.00	3.79%	240,000.00	3.78%
AMORTIZATION	600.00	0.07%	0.00	0.00%	4,700.00	0.07%	0.00	0.00%
PENSION CONTRIBUTION	5,000.00	0.60%	2,500.00	0.31%	40,000.00	0.56%	20,125.00	0.32%
401 K EMPLOYER CONTRIBUTION	9,000.00	1.08%	7,500.00	0.94%	73,000.00	1.03%	60,000.00	0.95%
SALES AND USE TAX	0.00	0.00%	0.00	0.00%	0.00	0.00%	(132.60)	0.00%
CONNECTICUT CORP. TAXES	0.00	0.00%	0.00	0.00%	300.00	0.00%	250.00	0.00%

Total Expenses	588,889.47	70.37%	623,514.87	78.49%	5,017,327.59	70.53%	4,337,062.67	88.35%
Net Operating Income	247,917.64	29.63%	170,833.20	21.51%	2,096,632.01	29.47%	2,008,010.18	31.85%
Other Revenues and Gains
INTEREST INCOME	1,876.98	0.22%	803.05	0.10%	11,234.00	0.16%	4,992.06	0.08%

Total Other Revenues and Gains	1,876.98	0.22%	803.05	0.10%	11,234.00	0.16%	4,992.06	0.08%
	249,794.62	28.85%	171,636.25	21.61%	2,107,866.01	29.63%	2,013,002.24	31.73%

PUTNAM PLASTICS CORPORATION

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

LEDOUX & COMPANY INC.

Certified Public Accountants

1006 Charles Street

North Providence, RI 02904

John A. Ledoux, CPA, CVA	Phone (401) 727-8100
Fax (401) 727-8181

Board of Directors

Putnam Plastics Corporation

Dayville, Connecticut

We have reviewed the accompanying statement of assets, liabilities, and equity - income tax basis of Putnam Plastics Corporation (an S Corporation) as of December 31, 2003, and the related statements of revenues and expenses - income tax basis, retained earnings - income tax basis, and cash flows - income tax basis for the year then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Putnam Plastics Corporation.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with the income tax basis of accounting, as described in Note 1.

Ledoux & Company Inc.

March 21, 2004

1

PUTNAM PLASTICS CORPORATION

STATEMENT OF ASSETS, LIABILITIES, AND EQUITY - INCOME TAX BASIS

DECEMBER 31,2003

(See accompanying notes and accountants’ review report)

ASSETS
Current assets:
Cash	$1,864,156
Accounts receivable, net of allowance for doubtful accounts of $60,000	991,646
Inventory	811,006
Prepaid expenses	77,457

Total current assets		$3,744,265
Property and equipment:
Automobiles	158,963
Furniture and fixtures	372,485
Machinery	2,728,401
Leasehold improvements	490,058

	3,749,907
Less accumulated depreciation	2.568,916	1,180,991

Other assets:
Receivable - former employees	4,900
Cash value of life insurance, net of policy loan of $7,934	43,470
Intangible, net of accumulated amortization of $49,000	56,000
Security deposit	5,000

		109,370

		$5,034,626

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable - trade	$86,150
Accrued expenses	248,191

Total current liabilities		$334,341
Shareholder’s equity:
Common stock, no par, 12,500 shares authorized; 6,250 outstanding	18,000
Retained earnings	5,182,283
Treasury stock, no par, 6,250 shares	(500,000)	4,700,285

		$5,034,626

2

PUTNAM PLASTICS CORPORATION

STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS

YEAR ENDED DECEMBER 31, 2003

(See accompanying notes and accountants’ review report)

Net sales		$9,493,369
Cost of sales:
Inventory, beginning	$607,408
Purchases	949,708
Freight	38,702
Payroll and payroll taxes	2,458,156
Supplies	399,314

	4,453,288
Less, inventory ending	811,006	3,642,282

Gross profit		5,851.087
General and administrative expenses:
Officer payroll	199,687
Administrative payroll	899,147
Maintenance payroll	240,916
Taxes - payroll	104,448
Advertising	71,994
Amortization	7,000
Automobile expense	10,983
Bad debts	2,221
Commissions	63,116
Depreciation	557,531
Donations	11,300
Employee benefits	357,440
General office expense	76,867
Insurance	121,157
Legal and professional	64,735
Pension	165,254
Property taxes	25,788
Rent	180,000
Repairs and maintenance	63,732
Show expenses	68,301
Subcontractors	21,613
Telephone and utilities	132.314
Training and education	28,382
Travel and entertainment	91,091	3,565,017

Income from operations		2,286,070
Other income and expenses:
Interest	7,704
Loss on sale of fixed assets	(25,819)	(18,115)

Net income		$2,267,955

3

PUTNAM PLASTICS CORPORATION

STATEMENT OF RETAINED EARNINGS - INCOME TAX BASIS

YEAR ENDED DECEMBER 31, 2003

(See accompanying notes and accountants’ review report)

Balance, December 31, 2002	$4,867,219
Net income	2,267,955
Less dividends	(1,952,889)

Balance, December 31, 2003	$5,182.285

4

PUTNAM PLASTICS CORPORATION

STATEMENT OF CASH FLOWS - INCOME TAX BASIS

YEAR ENDED DECEMBER 31, 2003

(See accompanying notes and accountants’ review report)

Net cash flows from operating activities:
Net income		$2,267,955
Adjustments for differences between income flows and cash flows from operating activities:
Add:
Depreciation and amortization	$564,531
Loss on sale of fixed assets	25,819
Increase in:
Accrued expenses	3,050
Accounts payable	31,909
Decrease in - accounts receivable	72,343	697,652

Less:
Increase in:
Prepaid expenses	324
Inventory	203,598	203,922

Net cash provided from operating activities		2,761,685
Cash flows provided from (used for) investing activities:
Payments for property and equipment	(429,181)
Increase in cash value of life insurance	(8,958)
Proceeds from:
Sale of fixed assets	7,500
Receivable - former employees	2,100

Net cash flows used for investing activities		(428,539)
Net cash flows used for financing activities - payment of dividends		(1,952,889)

Increase in cash		380,257
Cash, December 31, 2002		1,483,899

Cash, December 31, 2003		$1,864,156

5

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

(See accountants’ review report)

1	Description of business and summary of significant accounting policies:

Description of business;

The financial statements include the accounts and transactions of Putnam Plastics Corporation, a manufacturer of plastic goods, located in Dayville, Connecticut.

Basis of accounting:

The accompanying financial statements have been prepared on the income tax basis of accounting, a comprehensive basis of accounting other than generally accepted accounting principles. That basis differs from generally accepted accounting principles primarily because the Company has applied accelerated depreciation methods, as well as bonus depreciation and the Internal Revenue Code Section 179 expense deduction. The Company is also amortizing costs incurred in obtaining new technology.

Cash:

As of December 31, 2003, balances of cash at a financial banking institution did exceed the federally insured limit of $100,000 by $1,818,989. Management monitors regularly the financial condition of the banking institution along with their balances in cash and tries to keep this potential risk to a minimum.

Inventories:

The inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. At December 31, inventory consisted of the following:

Raw materials	$661,951
Work in progress	101,947
Finished goods	47,108

$811,006

Property and equipment and depreciation:

Property and equipment are stated at cost. Depreciation is provided using the bonus depreciation allowance, the Section 179 election, and accelerated methods over the estimated useful lives of the related assets.

Intangibles:

Costs incurred in obtaining new technology were capitalized and are being amortized over 15 years using the straight-line method.

6

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

(See accountants’ review report)

1	Income taxes:

The Company, with the consent of its sole shareholder, has elected under the Internal Revenue Code to be an S Corporation. In lieu of federal corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

2	Related party transactions:

The monthly rental charge of $15,000 is paid to the sole shareholder. The Company is responsible for all repairs and maintenance.

Gross sales to a customer, owned 50% by the Company’s sole shareholder, amounted to $23,452.

Purchases from a supplier, owned 50% by the Company’s sole shareholder, amounted to $189,581.

3	Pensions:

The Company has a profit sharing plan covering all full-time employees, age 18 or older, who have completed a minimum of one year of service. The Company contribution for 2003 was $65,000.

The Company also has a 401(k) Plan. The Company matches up to 6% of the gross pay of all participating employees. The Company contribution for this provision for 2003 was $100,254.

7

PUTNAM PLASTICS CORPORATION

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2002

LEDOUX & COMPANY INC.

Certified Public Accountants

1006 Charles Street

North Providence, RI 02904

John A. Ledoux, CPA, CVA	Phone (401) 727-8100 Fax (401) 727-8181

Board of Directors

Putnam Plastics Corporation

Dayville. Connecticut

We have reviewed the accompanying balance sheet of Putnam Plastics Corporation (an S Corporation) as of December 31, 2002 and the related statements of income, retained earnings, and cash flows for the year then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in the financial statements is the representation of the management of Putnam Plastics Corporation.

A review consists principally of inquiries of Company personnel and analytical procedure applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, theobjective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Ledoux & Company Inc.

March 8, 2003

1

PUTNAM PLASTICS CORPORATION

BALANCE SHEET

DECEMBER 31, 2002

(See accompanying notes and accountants’ review report)

ASSETS
Current assets:
Cash	$1,483,899
Accounts receivable, net of allowance for doubtful accounts of $60,000	1.063,989
Inventory	607,408
Prepaid expenses	77,133

Total current assets		$3,232,429
Property and equipment:
Automobiles	141,701
Furniture and fixtures	338,687
Machinery	2,465,710
Leasehold improvements	478,358

	3,424,456
Less accumulated depreciation	2,081,796	1,342,660

Other assets:
Receivable - former employees	7,000
Cash value of life insurance, net of policy loan of $8086	34,512
intangible net of accumulated amortization of $42,000	63,000
Security deposit	5,000

		109,512

		$4,684,601

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable - Trade	$54,241
Accrued expenses	245,141

Total current liabilities		$299,382
Shareholder’s equity:
Common stock, no par, 12,500 shares authorized; 6250 outstanding	18,000
Retained earnings	4,867,219
Treasury stock, no par, 6250 shares	(500,000)	4,335,219

		$4,684,601

2

PUTNAM PLASTICS CORPORATION

STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2002

(See accompanying notes and accountants’ review report)

Net sales		$7,833,603
Cost of sales
Inventory, beginning	$557,034
Purchases	747,365
Freight	28,229
Payroll and payroll taxes	2,212,157
Supplies	437,193

	3,981,978
Less, inventory ending	607,408	3,374,570

Gross profit		4,459,033
General and administrative expenses:
Officer payroll	222,380
Administrative payroll	664,199
Maintenance payroll	228,093
Taxes - payroll	88,815
Advertising	142,158
Amortization	7,000
Automobile expense	11,563
Bad debts	7,546
Commissions	125,691
Depreciation	473,518
Donations	5,360
Employee benefits	305,231
General office expense	68,703
Insurance	89,369
Legal and professional	75,505
Pension	135,823
Property taxes	20,731
Rent	180,000
Repairs and maintenance	107,466
Show expenses	59,848
Subcontractors	47,674
Telephone and utilities	100,673
Training and education	7,676
Travel and entertainment	72,002	3,247,014

Income from operations		1,212,019
Other income:
Interest	10,112
Loss on sale of investment	(1,172)	8,940

Net income		$1,220,959

3

PUTNAM PLASTICS CORPORATION

STATEMENT OF RETAINED EARNINGS

YEAR ENDED DECEMBER 31, 2002

(See accompanying notes and accountants’ review report)

Balance, December 31, 2001	$3,721,591
Net income	1,220,959
Less dividends	(75,331)

Balance, December 31, 2002	$4,867,219

4

PUTNAM PLASTICS CORPORATION

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2002

(See accompanying notes and accountants’ review report)

Net cash flows from operating activities:
Net income		$1,220,959
Adjustments for differences between income flows and cash flows from operating activities:
Add:
Depreciation and amortization	$480,518
Loss on sale of investment	1,172
Increase in - Accrued expenses	79,673	561,363

		1,782,322
Less:
Increase in:
Accounts receivable	51,694
Prepaid expenses	46,726
Inventory	50,374
Decrease in - Accounts payable	106,777	255,571

Net cash provided from operating activities		1,526,751
Cash flows provided from (used for) investing activities:
Payments for - Property and equipment	(477,030)
Proceeds from:
Sale of marketable securities	12,058
Receivable - former employees	3,050

Net cash flows used for investing activities		(461,922)
Net cash flows used for financing activities - Payment of dividends		(75,331)

Increase in cash		969,498
Cash, December 31, 2001		494,401

Cash, December 31, 2002		$1,483,899

5

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2002

(See accountants’ review report)

1.	Description of business and summary of significant accounting policies

Description of business:

The financial statements include the accounts and transactions of Putnam Plastics Corporation, a manufacturer of plastic goods, located in Dayville, Connecticut.

Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash:

As of December 31, 2002, balances of cash at a financial banking institution did exceed the federally insured limit of $100,000. Management monitors regularly the financial condition of the banking institution along with their balances in cash and tries to keep this potential risk to a minimum.

lnventories:

The inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. At December 31, inventory consisted of the following:

Raw materials	$542,473
Work in progress	23,479
Finished goods	41,456

$607,408

Property and equipment and depreciation:

Property and equipment are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets.

Intangibles and amortization:

Fees incurred in obtaining new technology were capitalized and are being amortized over 15 years using the straight-line method.

Income taxes:

The Company, with the consent of its sole shareholder, has elected under the Internal Revenue Code to be an S Corporation. In lieu of federal corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

6

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2002

(See accountants’ review report)

2	Related party transactions:

The monthly rental charge of $15,000 is paid to the sole shareholder. The Company is responsible for all repairs and maintenance.

Gross sales to a customer, owned 50% by the Company’s sole shareholder, amounted to $2975.

Purchases from a supplier, owned 50% by the Company’s sole shareholder, amounted to $104,542.

3	Pensions:

The Company has a profit sharing plan covering all full-time employees, age 18 or older, who have completed a minimum of one year of service. The Company contribution for 2002 was $45,000.

The Company also has a 401 (k) Plan. The Company matches up to 6% of the gross pay of all participating employees. The Company contribution for this provision for 2002 was $90,823.

7

PUTNAM PLASTICS CORPORATION

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2001

LEDOUX & COMPANY INC.

Certified Public Accountants

1006 Charles Street

North Providence, RI 02904

John A. Ledoux, CPA, CVA	Phone (401) 727-8100 Fax (401) 727-8181

Board of Directors

Putnam Plastics Corporation

Dayville, Connecticut

We have reviewed the accompanying balance sheet of Putnam Plastics Corporation (an S Corporation) as of December 31, 2001 and the related statements of income, retained earnings, and cash flows for the year then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in the financial statements is the representation of the management of Putnam Plastics Corporation.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole, Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Ledoux & Company Inc.

May 29, 2002

1

PUTNAM PLASTICS CORPORATION

BALANCE SHEET

DECEMBER 31, 2001

(See accompanying notes and accountants’ review report)

ASSETS
Current assets:
Cash	$494,401
Marketable securities	10,605
Accounts receivable, net of allowance for doubtful accounts of $60,000	1,012,295
Inventory	557,034
Prepaid expenses	30,407

Total current assets		$2,104,742
Property and equipment:
Automobiles	141,701
Furniture and fixtures	225,976
Machinery	2,199,775
Leasehold improvements	379,974

	2,947,426
Less accumulated depreciation	1,608,278	1,339,148

Other assets:
Receivable - former employees	10,050
Cash value of life insurance, net of policy loan of $8056	34,512
Intangible, net of accumulated amortization of $35,000	70,000
Security deposit	5,000

		119,562

		$3,563,452

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable - Trade	$161,018
Accrued expenses	165,468

Total current liabilities		$326,486
Shareholder’s equity:
Common stock, no par, 12,500 shares authorized; 6250 outstanding	18,000
Retained earnings	3,721,591
Treasury stock, no par, 6250 shares	(500,000)
Unrealized loss on investments	(2,625)	3,236,966

		$3,563,452

2

PUTNAM PLASTICS CORPORATION

STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2001

(See accompanying notes and accountants’ review report)

Net sales		$8,966,579
Cost of sales:
Inventory, beginning	$461,315
Purchases	775,088
Freight	47,739
Payroll and payroll taxes	2,160,393
Supplies	474,700

	3,919,235
Less, inventory ending	557,034	3,362,201

Gross profit		5,604,378
General and administrative expenses:
Officer payroll	1,638,667
Administrative payroll	592,128
Taxes - payroll	52,379
Advertising	49,220
Amortization	7,000
Automobile expense	17,635
Bad debts	7,624
Commissions	171,759
Depreciation	361,052
Donations	4,084
Employee benefits	240,707
General office expense	54,903
Insurance	68,743
Legal and professional	51,395
Pension	125,035
Property taxes	8,449
Rent	180,000
Repairs and maintenance	78,306
Show expenses	33,366
Subcontractors	191,296
Telephone and utilities	105,989
Training and education	8,054
Travel and entertainment	69,029	4,116,820

Income from operations		1,487,558
Other income:
Dividends	97
Interest	33,464
Gain on sale of assets	7,741	41,302

Net income		$1,528,860

3

PUTNAM PLASTICS CORPORATION

STATEMENT OF RETAINED EARNINGS

YEAR ENDED DECEMBER 31, 2001

(See accompanying notes and accountants’ review report)

Balance, December 31, 2000	$2,933,001
Net income	1,528,860
Less dividends	(740,270)

Balance, December 31, 2001	$3,721,591

4

PUTNAM PLASTICS CORPORATION

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2001

(See accompanying notes and accountants’ review report)

Net cash flows from operating activities:
Net income		$1,528,860
Adjustments for differences between income flows and cash flows from operating activities:
Add:
Depreciation and amortization	$368,052
Decrease in:
Accounts receivable	128,210
Prepaid expenses	46,532	542,794

		2,071,654
Less:
Increase in - Inventory	95,719
Decrease in:
Accounts payable	175,979
Accrued expenses	49,482
Gain on sale of assets	7,741	328,921

Net cash provided from operating activities		1,742,733
Cash flows provided from (used for) investing activities:
Payments for:
Investment in marketable securities	(97)
Property and equipment	(792,253)
Cash surrender value of life insurance	(34,512)
Proceeds from:
Sale of assets	8,000
Receivable - former employees	2,950

Net cash flows used for investing activities		(815,912)
Net cash flows used for financing activities - Payment of dividends		(740,270)

Increase in cash		186,551
Cash, December 31, 2000		307,850

Cash, December 31, 2001		$494,401

Supplemental information for 2001:

During the year, the Company had an unrealized loss on its marketable securities in the amount of $281. The Company traded in a vehicle costing $22,882 with a net book value of $10,454 for another vehicle.

5

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2001

(See accountants’ review report)

1	Description of business and summary of significant accounting policies:

Description of business:

The financial statements include the accounts and transactions of Putnam Plastics Corporation, a manufacturer of plastic goods, located in Dayville, Connecticut.

Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash:

As of December 31, 2001, balances of cash at a financial banking institution did exceed the federally insured limit of $100,000. Management monitors regularly the financial condition of the banking institution along with their balances in cash and tries to keep this potential risk to a minimum.

Inventories:

The inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. At December 31, inventory consisted of the the following:

Raw materials	$469,455
Work in progress	41,734
Finished goods	45,845

$557,034

Property and equipment and depreciation:

Property and equipment are stated at cost, Depreciation is provided using accelerated methods over the estimated useful lives of the related assets.

Intangibles and amortization:

Fees incurred in obtaining new technology were capitalized and are being amortized over 15 years using the straight-line method.

Income taxes:

The Company, with the consent of its sole shareholder, has elected under the Internal Revenue Code to be an S Corporation. In lieu of federal corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

6

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2001

(See accountants’ review report)

2	Marketable securities:

Cost and fair value of marketable securities at December 31, 2001 are as follows:

	Cost	Unrealized Loss	Fair Value
Available for sale - equity securities	$13,230	$2,625	$10,605

3	Receivable - former employees:

During 1998, it was discovered that two employees had used company funds and overstated business expenses in the accounting records for 1996 through January 1998, During the year, $2,950 was repaid, leaving a balance of $10,050.

4	Related party transactions:

The monthly rental charge of $15,000 is paid to the sole shareholder. The Company is responsible for all repairs and maintenance.

Gross sales to a customer, owned 50% by the Company’s sole shareholder, amounted to $595.

Purchases from a supplier, owned 50% by the Company’s sole shareholder, amounted to $133,970.

5	Pensions:

The Company has a profit sharing plan covering all full-time employees, age 18 or older, who have completed a minimum of one year of service. The Company contribution for 2001 was $65,000.

During 1992, the Company amended its profit sharing plan to include a 401 (k) provision. The Company matches up to 4% of the gross pay of all participating employees. The Company contribution for this provision for 2001 was $60,035.

7

Exhibit F

November 9, 2004

Memry Corporation

3 Berkshire Blvd.

Bethel, CT 06801

Gentlemen:

This opinion is furnished to you pursuant to § 7(a)(xiii) of the Asset Purchase Agreement, dated as of November 9, 2004 (the “Purchase Agreement”), by and among Putnam Plastics Corporation, a Connecticut corporation (the “Seller”), Mr. James Dandeneau (“Mr. Dandeneau”) and Memry Corporation, a Delaware corporation (the “Buyer”). We have acted as special counsel to the Seller and Mr. Dandeneau in connection with the preparation, execution and delivery of (i) the Purchase Agreement, (ii) a general assignment and bill of sale executed by the Seller, and (iii) the Assignment of Servicemarks and Trademarks, the Assignment of Copyrights and the Assignment of Patents, and the consummation of the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings attributed thereto in the Purchase Agreement.

In rendering the opinions set forth herein, we have examined executed copies, telecopies or photocopies of: (i) the Purchase Agreement and the Transaction Documents (as defined below); (ii) the certificate of incorporation and the by-laws of the Seller; and (iii) such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinions expressed below. In our examination of such documents we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify (which independent establishment or verification is limited to review of the items set forth in (i) through (iii) of the preceding sentence), we have relied (i) upon statements and representations of certain officers and other representatives of the Seller, including, as to matters of fact (as opposed to legal conclusions), the representations of the Seller set forth in the Purchase Agreement; and (ii) upon certificates of public officials of the State of Connecticut. We have also assumed (i) the valid authorization, execution and delivery by the Buyer of the Purchase Agreement and the Transaction Documents (as defined below), to the extent a signatory thereto, and (ii) that the Purchase Agreement and the

Transaction Documents are the legal, valid and binding obligations of the Buyer to the extent a signatory thereto. In rendering this opinion, other than as described in the first sentence of this paragraph, we (i) have made no independent investigation concerning the facts represented to us by the Seller and/or Mr. Dandeneau, and (ii) have undertaken no review of outside sources including, but not limited to, federal and state litigation indices.

As used herein, the phrase “to our knowledge” means that we have no actual knowledge (without any duty of independent investigation) that would lead us to question the accuracy of the referenced opinion expressed herein.

Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that:

1.	The Seller is a corporation validly existing and in good standing under the laws of the State of Connecticut and James V. Dandeneau (“Dandeneau”), is the owner of the building at 130 Louisa Viens Drive, Dayville, Connecticut.

2.	The Seller has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business, to carry on its business as it is now being conducted and to execute, deliver and perform its obligations under the Purchase Agreement, and all bills of sale, instruments of assignment and other documents of title to transfer all of the Seller’s right, title and interest in and to the Acquired Assets and the other documents contemplated by the Purchase Agreement to which the Seller is a party, and Dandeneau has the power to Lease the building as therein provided (collectively, the “Transaction Documents”).

3. (a)	The execution, delivery and performance of the Asset Purchase Agreement and the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate and stockholder action of the Seller. Each of the Purchase Agreement and the Transaction Documents has been duly executed and delivered by the Seller (to the extent a signatory thereto), and assuming that each of the Purchase Agreement and the Transaction Documents has been duly executed and delivered by the Buyer (to the extent a signatory thereto), each is a legal, valid and binding obligation of the Seller and in the case of the Lease, Dandeneau, and is enforceable against the Seller and Dandeneau, as the case may be, in accordance with its respective terms.

(b)

The Purchase Agreement and the Transaction Documents have been duly executed and delivered by Mr. Dandeneau (to the extent that he is a party thereto) and, assuming that each has been duly executed and delivered by the Buyer (to the extent a signatory thereto), each is a legal, valid and binding obligation of Mr. Dandeneau enforceable against him in accordance with its respective terms.

4.	The execution and delivery of the Purchase Agreement and the Transaction Documents and the consummation of the transactions contemplated thereby and compliance with the provisions thereof by the Seller and Mr. Dandeneau (to the extent that it or he is a party thereto) will not (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restrictions of any government, governmental agency, or court to which either the Seller or Mr. Dandeneau is subject or any provision of the Constitutive Documents of the Seller or (B) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, Permit, order, decree, authorization, instrument, or other arrangement to which either the Seller or Mr. Dandeneau is a party or by which either the Seller or Mr. Dandeneau is bound or to which any of its or his assets is subject (or result in the imposition of any Security Interest upon any of its or his assets). The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, in order for the Parties to consummate the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 of the Purchase Agreement).

5.	To our knowledge, there is no outstanding injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, arbitral tribunal or court to which either the Seller or Mr. Dandeneau is subject against or involving the Seller or Mr. Dandeneau. To our knowledge (without a docket search), as of the date hereof, neither the Seller nor Mr. Dandeneau is a party to, or threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding.

6.	As of the date hereof, the authorized capital stock of the Seller consists of 5000 shares of common stock with no par value, of which, to our knowledge, 5000 shares are issued and outstanding, all of which are owned by Dandeneau. Except as set forth in the paragraph 6, no other class of capital stock of the Seller is authorized, issued or, to our knowledge, outstanding.

7.

Each of the General Assignment and Bill of Sale, the Assignment of Servicemarks and Trademarks, the Assignment of Copyrights and the Assignment of Patents and any other instrument of conveyance, transfer and/or assignment delivered to the Buyer pursuant to the Asset Purchase

Agreement is in proper form to transfer to the Buyer all right, title and interest of the Seller in and to the Acquired Assets. Such instruments are in form sufficient for recordation or filing where such is necessary in order to effect such conveyance, transfer and assignment against third parties.

This opinion is solely for the benefit of the addresses hereof for use in connection with the consummation of the transaction contemplated by the Purchase Agreement and the Transaction Documents and may not be relied upon by any other Person (other than Webster Business Credit Corporation (the “Senior Lender”) which is a party to that certain Credit and Security Agreement, dated as of the date hereof, between Memry Corporation and the Senior Lender, and Ironbridge Mezzanine Fund, L.P., and Brookside Pecks Capital Partners, L.P. (collectively, the “Subdebt Lenders”), which are parties to that certain Subordinated Loan Agreement, dated as of the date hereof, among Memry Corporation, MPAV Acquisition LLC and the Subdebt Lenders, as each is in effect from time to time, which persons are entitled to rely hereon as if such opinion were addressed to them) for any other purpose without our express written consent.

Thomas A. Borner, Esquire

Exhibit G

EMPLOYMENT AGREEMENT

This Employment Agreement, dated as of the day of November, 2004, between James Dandeneau (the “Executive”) and Putnam Plastics Company LLC, a Connecticut limited liability company (the “Company”).

W I T N E S S E T H,

WHEREAS, the Company and the Executive are parties to an Asset Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), pursuant to which the Company will acquire the assets of the Putnam Plastics Corporation (“PPC”) which is owned by the Executive.

WHEREAS, the Company desires to employ the Executive and to make secure for itself the experience, abilities and services of the Executive and to prevent the loss of such experience, services and abilities.

WHEREAS, the Executive, who was the President and Chief Executive Officer of PPC, is entering into this Employment Agreement concurrently with the execution and delivery of the Purchase Agreement.

WHEREAS, the Executive’s execution and delivery of this Agreement is a condition precedent to (a) the Company’s willingness to execute and deliver the Purchase Agreement and consummate the transactions contemplated thereby and (b) the willingness of Memry Corporation, a Delaware corporation and the parent of the Company (the “Parent”), to issue options to the Executive to acquire shares of its common stock to the Executive pursuant to the Parent’s Amended and Restated 1997 Long-Term Incentive Plan (the “Equity Plan”).

WHEREAS, the Company and the Executive desire to enter into an employment agreement on the terms and conditions set forth below (this “Agreement”).

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the parties agree as follows:

1. Employment and Duties.

(a) The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth herein. During the period during which he is employed hereunder (the “Period of Employment”), the Executive shall diligently and faithfully serve the Company in the capacity of President of the Company or in such other and/or lesser executive capacity or capacities as the Manager of the Company (the “Manager”) and the Executive may, from time to time, agree. The Parent shall cause the Executive to be elected to the Board of Directors of the Parent prior to December 31, 2004.

(b) During the term hereof, the Executive shall, at the request of the Company, serve as an officer and/or director of direct and indirect subsidiaries, and other affiliates, of the Company as the Company, acting through its Manager, shall request from time to time.

(c) The Executive shall devote his best efforts and substantially all of his business time, services and attention to the advancement of the Company’s business and interests. The restrictions in this Section 1 shall in no way prevent the Executive from (except as set forth in the immediately succeeding sentence) pursuing other activities (including the Executive’s current officer and director positions with respect to Foster Corporation), so long as all of such other activities do not, in the aggregate, materially interfere with the Executive’s duties hereunder (including his obligation to devote substantially all of his business time, services and attention to the Company). Notwithstanding the foregoing, however, the Executive shall not accept any outside directorships (other than his current position as a director of Foster Corporation) without the prior consent of the Manager.

(d) The Executive shall, at all times during the Period of Employment, diligently and faithfully carry out the policies, programs and directions of the Manager. The Executive shall comply with the directions and instructions made or given by or under the authority of the Manager and whenever requested to do so shall give an account of all transactions, matters and things related to the Company and its affiliates and their affairs with which the Executive is entrusted.

2. Term. The initial term of this Agreement shall commence on the date hereof, and shall terminate on the day before the third anniversary of such date (the “Term”).

3. Compensation. In consideration of the services rendered and to be rendered by the Executive, the Company agrees to compensate the Executive as follows:

(a) From the date hereof the Company shall pay to the Executive an annual base salary of $200,000, payable in equal installments every two weeks. The Executive’s base salary may be increased from time to time by the Manager in accordance with normal business practices of the Company.

(b) The Executive shall also be entitled to receive additional compensation in the form of an annual target bonus in an amount equal to 45% of the Executive’s annual base salary and/or stock option grants pursuant to the Parent’s Equity Plan determined by and in the sole discretion of the Manager (subject to the approval of the Parent’s Compensation Committee with respect to any stock option grants). Such target amount is based upon the Executive meeting all personal and Company performance goals and objectives. Such grants may be made pursuant to any bonus and/or incentive compensation programs that may be established by the Company, including without limitation the Company’s current incentive plans; provided, however, that nothing set forth in this sentence will in any way limit the Manager’s discretion to approve or reject any bonus that the Executive would otherwise be due under any such plans. The Executive acknowledges that, under the Company’s current plan, it is highly unlikely that any executive will receive their full target bonus. With respect to the Executive’s initial annual bonus award, the Executive shall be granted an option under the Equity Plan to acquire 40,000 shares of the

Parent’s common stock, which option shall vest in four equal annual installments beginning on the first anniversary of the date hereof.1

(c) The Executive shall be entitled to other fringe benefits comparable to the benefits afforded to other executive employees of the Company, including but not limited to reasonable sick leave and coverage under any health, dental, accident, hospitalization, disability, retirement, life insurance, 401(k), and annuity plans, programs or policies maintained by the Company. In addition, and without limiting the foregoing, the Company shall provide the Executive with twenty working days of vacation per year.

(d) The Executive shall be entitled to reimbursement, in accordance with Company policy, of all reasonable out-of-pocket expenses which he incurs on behalf of the Company in the course of performing his duties hereunder, subject to furnishing appropriate documentation of such expenses to the Company’s Chief Financial Officer.

(e) The Executive shall be entitled to an automobile allowance of $500 per month, to be paid in accordance with the Company’s policy for paying automobile allowances as in effect from time to time.

4. Nonsolicitation.

(a) During the Period of Employment and for the 18-month period after the Period of Employment (the “Restriction Period”), the Executive will not, directly or indirectly, either for himself or for any other person or entity (i) solicit (A) any employee of the Company or any affiliate of the Company to terminate his or her employment with the Company or such affiliate during his or her employment with the Company or such affiliate or (B) any former employee of the Company or an affiliate of the Company for a period of one year after such individual terminates his or his employment with the Company or such affiliate, (ii) solicit any customer or client of the Company or any such affiliate (or any prospective customer or client of the Company or such affiliate) as of the termination of the Period of Employment to terminate its relationship with the Company or such affiliate, or do business with any third parties, or (iii) take any action that is reasonably likely to cause injury to the relationships between the Company or any such affiliate or any of their respective employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or any such affiliate as such relationship relates to the Company’s or such affiliate’s conduct of its business. In the event of Executive’s breach of this subsection (b), the Restriction Period shall be extended by the amount of time during which the Executive is in breach.

(b) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or

[1]	Note: Memry’s Compensation Committee will need to approve this grant.

provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

5. Covenant Not to Disclose Information. The Executive agrees that during the Period of Employment and thereafter, he will not use or disclose, other than to another employee of the Company, qualified by the Company to receive that information in the normal course of business, any confidential information or trade secrets of the Company or any affiliate of the Company which were made known to him by the Company, its officers or employees or affiliates, or learned by him while in the Company’s employ, without the prior written consent of the Company, and that upon termination of his employment for any reason, he will promptly return to the Company any and all properties, records, figures, calculations, letters, papers, drawings, schematics or copies thereof or other confidential information of the Company and its affiliates of any type or description and he will promptly delete any copies of any such information from his personal computer, BlackBerry or other electronic device. It is understood that the term “trade secrets” as used in this Agreement is deemed to include, without limitation, lists of the Company’s and its affiliates’ respective customers, information relating to their practices, know-how, processes and inventions, and any other information of whatever nature which gives the Company or any affiliate an opportunity to obtain an advantage over its competitors who do not have access to such information. In the event that the Executive becomes legally compelled to disclose all or any portion of any confidential information or trade secrets of the Company or any affiliate of the Company, the Executive will provide the Company with prompt notice thereof, so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Executive will furnish only that portion of the confidential information or trade secret which is legally required and the Executive will exercise the Executive’s best efforts to obtain reliable assurance that confidential treatment will be afforded such portion of the confidential information and/or trade secret.

6. Inventions and Improvements. With respect to any and all inventions (as defined in Section 6(e) below) made or conceived by the Executive, whether or not during his hours of employment, either solely or jointly with others, during the Period of Employment, without additional consideration:

(a) The Executive shall promptly inform the Company of any such invention.

(b) Any such invention, whether patentable or not, shall be the property of the Company, and the Executive hereby assigns and agrees to assign to the Company all his rights to any such invention, and to any United States and/or foreign letters patent granted upon any such invention or any application therefor.

(c) The Executive shall apply, at the Company’s request and expense, for United States and/or foreign letters patent either in the Executive’s name or otherwise as the Company may desire.

(d) The Executive shall acknowledge and deliver promptly to the Company, without charge to the Company but at its expense, all sketches, drawings, models and figures and other information and shall perform such other acts, such as giving testimony in support of his inventorship, as may be necessary in the opinion of the Company to obtain and maintain United States and/or foreign letters patent and to vest the entire right and title thereto in the Company.

(e) For purposes of this Section, the term “invention” shall be deemed to mean any discovery, concept or idea (whether patentable or not), including but not limited to processes, methods, formulas, techniques, hardware developments and software developments, as well as improvements thereof or know-how related thereto, (i) concerning any present or prospective activities of the Company and its affiliates and (ii) (A) which the Executive becomes acquainted with as a result of his employment by the Company, (B) which results from any work he may do for, or at the request of, the Company or any of its affiliates, (C) which relate to the Company’s or any affiliates’ business or actual or demonstrably anticipated research and development, or (D) which are developed in any part by use of the Company’s or any such affiliates’ equipment, supplies, facilities or trade secrets.

(f) If the Company is unable, after reasonable effort, to secure the signature of the Executive with respect to any document needed by the Company to enforce its rights under this Section 6, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Executive, and the Executive hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his or her behalf, and to take any and all actions as each the Company may deem necessary or desirable in order to protect its rights and interests in any invention, under the conditions described in this sentence.

The parties hereto agree that the covenants and agreements contained in this Section 6 are, taken as a whole, reasonable in their scope and duration, and no party shall raise any issue of the reasonableness of the scope or duration of any such covenants in any proceeding to enforce any such covenants.

7. Remedy at Law Inadequate. The Executive acknowledges that any remedy at law for breach of any of the covenants set forth in Sections 4, 5 and 6 contained in this Agreement would be inadequate and the Company shall be entitled to preliminary and permanent injunctive relief in the event of any such breach, without any requirement to post bond.

8. Termination of Employment.

(a) The Executive’s Period of Employment may not be terminated prior to the expiration of the Term except in accordance with the provisions of this Section 8.

(b) The Executive’s Period of Employment may be terminated by the Company for cause. For purposes of this Agreement, “for cause” means that termination occurs in connection with a determination, made at a meeting of the Manager at which the Executive (and, at the Executive’s option, his counsel) shall have had a right to participate, that the Executive has (i) committed an act of gross negligence or willful misconduct, or a gross dereliction of duty, that has materially and adversely affected the overall performance of his duties hereunder; (ii) committed fraud upon the Company in his capacity as an employee hereunder; (iii) been convicted of, or pled guilty (or nolo contendre) to, a felony that the Manager, acting in good faith, determines is or would reasonably be expected to have a material adverse effect upon the business, operations, reputation, integrity, financial condition or prospects of the Company; (iv) any material breach by the Executive of the terms hereof; (v) failure to follow the reasonable directives of the Member that are lawful and consistent with the Executive’s position as the President of the Company; (vi) the Executive’s habitual drunkenness or habitual substance abuse; or (vii) civil or criminal violation of any state or federal government statute or regulation, or of any state or federal law relating to the workplace environment (including without limitation laws relating to sexual harassment or age, sex or other prohibited discrimination), or any violation of any Company policy adopted in respect of any of the foregoing. “For cause” termination must be accompanied by a written notice to that effect. If the Executive is terminated for cause, the Executive shall be paid through the date of his termination.

(c) If the Executive dies, the Period of Employment shall terminate effective at the time of his death; provided, however, that such termination shall not result in the loss of any benefit or rights which the Executive may have accrued through the date of his death. If the Period of Employment is terminated prior to the expiration of the Term due to the Executive’s death, the Company shall make a severance payment to the Executive or his legal representatives equal to the Executive’s regular salary payments through the end of the month in which such death occurs. In addition, the Company shall make a severance payment to the Executive or his legal representative equal to the Executive’s bonus payment described in Section 3(b), pro rated for the portion of such fiscal year completed prior to the Executive’s death; provided, however, that such pro rated portion of the Executive’s bonus shall be paid to the Executive following the completion of such fiscal year at the time similar bonuses are paid to other employees of the Company.

(d) If the Executive becomes disabled, the Period of Employment may be terminated, at the Company’s option, at the end of the calendar month during which his disability is determined; provided, however, that such termination shall not result in the loss of any benefits or rights which the Executive may have accrued through the date of his disability. If the Period of Employment is terminated prior to the expiration of the Term due to the Executive’s disability, the Company shall make a severance payment to the Executive or his legal representative equal to the Executive’s regular salary payments for a period of six (6) months from the date of such termination or, if sooner, until payments begin under any disability insurance policy maintained by the Company for the benefit of the Executive. For the purposes of this section, the definition of “disability” shall be the same as the definition of a “permanent disability” contained in any long-term disability insurance policy maintained by the Company in effect at the time of the purported disability, or last in effect, if no policy is then in effect. If the Company has never maintained a long-term disability policy, the Manager shall determine, in good faith, whether the Executive is disabled for purposes of this subsection (d).

(e) If the Executive’s Period of Employment is terminated by the Executive for “Good Reason,” as hereinafter defined, or is terminated by the Company without cause (and the Company may terminate the Period of Employment without cause at any time) other than at the end of the Term, then, in addition to the other rights to which the Executive is entitled upon a termination as provided for herein, the Executive shall also be entitled to (i) continued payments equal to the Executive’s then current periodic base salary for a length of time equal to the remainder of the Term, plus (ii) continued payments of the annual bonus(es) that the Executive would have earned pursuant to Section 3(b) through the remainder of the Term if the Executive’s employment had continued through the end of the applicable bonus period, such bonus to be determined based on the actual results of the Company and on a rating of “satisfactory” with respect to the Executive’s individual performance for such year and paid at such time as bonuses are generally paid to executives for such year. For purposes of this Agreement, the term “Good Reason” shall mean: (i) the failure by the Company to observe or comply with any of the provisions of this Agreement if such failure has not been cured within ten (10) days after written notice thereof has been given by the Executive to the Company; or (ii) at the election of the Executive, upon a Change in Control of the Company, as defined in Section 10(f) (which election can be made at any time upon thirty (30) days’ prior written notice given within two (2) years following the date on which the Change in Control of the Company occurred) if, subsequent to such Change in Control, there is a material diminution in the position, duties and/or responsibilities of the Executive.

9. Effect of Termination. Upon termination of the Executive’s employment for any reason whatsoever, all rights and obligations of the parties under this Agreement shall cease, except that the Executive shall continue to be bound by the covenants set forth in Sections 4, 5, 6 and 7 hereof, and the Company shall be bound to pay to the Executive accrued compensation, including salary and other benefits, to the date of termination and any severance payments which may be owed under the provisions of Section 8 hereof.

10. Miscellaneous.

(a) This Agreement may not be assigned by the Executive. The Company may assign this Agreement in connection with a Change in Control.

(b) In the event that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be, and shall be deemed to be, modified so as to become valid and enforceable, and the remaining provisions of this Agreement shall not be affected.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

(d) No modification of this Agreement shall be effective unless in a writing executed by both parties.

(e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supercedes all prior agreements, representations and promises by either party or between the parties.

(f) For purposes of this Agreement, “Change in Control of the Company” shall mean: (i) a sale or exchange by the stockholders of more than fifty percent (50%) of the Company’s voting stock (whether in a single or a series of related transactions), (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (whether in a single or a series of related transactions), or (iv) a liquidation or dissolution of the Company, wherein, upon any such event described in clauses (i) through (iv) above, the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred, as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of such event, own the Company or the transferee corporation(s), as the case may be, either directly or through one or more subsidiary corporations.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

MPAV ACQUISITION LLC

By:
Name:	James G. Binch
Title:	President

MEMRY CORPORATION (with respect to Sections 1(a) and 3(b) only)

By:
Name:	James G. Binch
Title:	President and Chief Executive Officer

By:
Name:	James Dandeneau

EMPLOYMENT AGREEMENT

This Employment Agreement, dated as of the day of              November, 2004, between Bradly Rabitor (the “Executive”) and Putnam Plastics Company LLC, a Connecticut limited liability company (the “Company”).

W I T N E S S E T H,

WHEREAS, the Company and the Executive are parties to an Asset Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), pursuant to which the Company will acquire the assets of the Putnam Plastics Corporation (“PPC”).

WHEREAS, the Company desires to employ the Executive and to make secure for itself the experience, abilities and services of the Executive and to prevent the loss of such experience, services and abilities.

WHEREAS, the Executive, who was the Vice President of Operations of PPC, is entering into this Employment Agreement concurrently with the execution and delivery of the Purchase Agreement.

WHEREAS, the Executive’s execution and delivery of this Agreement is a condition precedent to (a) the Company’s willingness to execute and deliver the Purchase Agreement and consummate the transactions contemplated thereby and (b) the willingness of Memry Corporation, a Delaware corporation and the parent of the Company (the “Parent”), to issue options to the Executive to acquire shares of its common stock to the Executive pursuant to the Parent’s Amended and Restated 1997 Long-Term Incentive Plan (the “Equity Plan”).

WHEREAS, the Company and the Executive desire to enter into an employment agreement on the terms and conditions set forth below (this “Agreement”).

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the parties agree as follows:

1. Employment and Duties.

(a) The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth herein. During the period during which he is employed hereunder (the “Period of Employment”), the Executive shall diligently and faithfully serve the Company in the capacity of Vice President Business Development of the Company or in such other and/or lesser executive capacity or capacities as the Manager of the Company (the “Manager”) and the Executive may, from time to time, agree.

(b) During the term hereof, the Executive shall, at the request of the Company, serve as an officer and/or director of direct and indirect subsidiaries, and other affiliates, of the Company as the Company, acting through its Manager, shall request from time to time.

(c) The Executive shall devote his best efforts and substantially all of his business time, services and attention to the advancement of the Company’s business and interests. The restrictions in this Section 1 shall in no way prevent the Executive from (except as set forth in the immediately succeeding sentence) pursuing other activities, so long as all of such other activities do not, in the aggregate, materially interfere with the Executive’s duties hereunder (including his obligation to devote substantially all of his business time, services and attention to the Company). Notwithstanding the foregoing, however, the Executive shall not accept any outside directorships without the prior consent of the Manager.

(d) The Executive shall, at all times during the Period of Employment, diligently and faithfully carry out the policies, programs and directions of the Manager. The Executive shall comply with the directions and instructions made or given by or under the authority of the Company’s President and/or its Manager and whenever requested to do so shall give an account of all transactions, matters and things related to the Company and its affiliates and their affairs with which the Executive is entrusted.

2. Term. The initial term of this Agreement shall commence on the date hereof, and shall terminate on the day before the third anniversary of such date (the “Term”).

3. Compensation. In consideration of the services rendered and to be rendered by the Executive, the Company agrees to compensate the Executive as follows:

(a) From the date hereof the Company shall pay to the Executive an annual base salary of $135,000, payable in equal installments every two weeks. The Executive’s base salary may be increased from time to time by the Manager in accordance with normal business practices of the Company.

(b) The Executive shall also be entitled to receive additional compensation in the form of an annual target bonus in an amount equal to 35% of the Executive’s annual base salary and/or stock option grants pursuant to the Parent’s Equity Plan determined by and in the sole discretion of the Manager (subject to the approval of the Parent’s Compensation Committee with respect to any stock option grants). Such target amount is based upon the Executive meeting all personal and Company performance goals and objectives. Such grants may be made pursuant to any bonus and/or incentive compensation programs that may be established by the Company, including without limitation the Company’s current incentive plans; provided, however, that nothing set forth in this sentence will in any way limit the Manager’s discretion to approve or reject any bonus that the Executive would otherwise be due under any such plans. The Executive acknowledges that, under the Company’s current plan, it is highly unlikely that any executive will receive their full target bonus. With respect to the Executive’s initial annual bonus award, the Executive shall be granted an option under the Equity Plan to acquire 25,000 shares of the

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Parent’s common stock, which option shall vest in four equal annual installments beginning on the first anniversary of the date hereof.1

(c) The Executive shall be entitled to other fringe benefits comparable to the benefits afforded to other executive employees of the Company, including but not limited to reasonable sick leave and coverage under any health, dental, accident, hospitalization, disability, retirement, life insurance, 401(k), and annuity plans, programs or policies maintained by the Company. In addition, and without limiting the foregoing, the Company shall provide the Executive with twenty working days of vacation per year.

(d) The Executive shall be entitled to reimbursement, in accordance with Company policy, of all reasonable out-of-pocket expenses which he incurs on behalf of the Company in the course of performing his duties hereunder, subject to furnishing appropriate documentation of such expenses to the Company’s Chief Financial Officer.

(e) The Executive shall be entitled to an automobile allowance of $350 per month, to be paid in accordance with the Company’s policy for paying automobile allowances as in effect from time to time.

4. Covenant Not to Compete; Nonsolicitation.

(a) Except as specifically set forth in this Section 4, during the Period of Employment and for the 18-month period after the Period of Employment (the “Restriction Period”), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engage in any business or activity anywhere in the United States (including its territories, possessions and commonwealths) which competes or could reasonably be expected to compete with the business (or any portion thereof) of the Company and/or the Parent, as of the date of termination of the Period of Employment; provided, however, that the ownership by the Executive of less than 2% of the outstanding stock of any publicly traded corporation shall not be deemed solely by reason thereof to cause the Executive to be engaged in any businesses being conducted by such publicly traded corporation. In the event of Executive’s breach of this subsection (a), the Restriction Period with respect to this subsection (a) shall be extended by the amount of time during which the Executive is in breach.

(b) During the Restriction Period, the Executive will not, directly or indirectly, either for himself or for any other person or entity (i) solicit (A) any employee of the Company or any affiliate of the Company to terminate his or her employment with the Company or such affiliate during his or her employment with the Company or such affiliate or (B) any former employee of the Company or an affiliate of the Company for a period of one year after such individual terminates his or his employment with the Company or such affiliate, (ii) solicit any customer or client of the Company or any such affiliate (or any prospective customer or client of the Company or such affiliate) as of the termination of the Period of Employment to terminate its relationship with the Company or such affiliate, or do business with any third parties, or (iii) take any action that is reasonably likely to cause injury to the relationships between the Company or any such affiliate or any of their respective employees and any lessor, lessee, vendor, supplier,

[1]	Memry’s Compensation Committee will need to approve this grant.

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customer, distributor, employee, consultant or other business associate of the Company or any such affiliate as such relationship relates to the Company’s or such affiliate’s conduct of its business. In the event of Executive’s breach of this subsection (b), the Restriction Period with respect to this subsection (b) shall be extended by the amount of time during which the Executive is in breach.

(c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

5. Covenant Not to Disclose Information. The Executive agrees that during the Period of Employment and thereafter, he will not use or disclose, other than to another employee of the Company, qualified by the Company to receive that information in the normal course of business, any confidential information or trade secrets of the Company or any affiliate of the Company which were made known to him by the Company, its officers or employees or affiliates, or learned by him while in the Company’s employ, without the prior written consent of the Company, and that upon termination of his employment for any reason, he will promptly return to the Company any and all properties, records, figures, calculations, letters, papers, drawings, schematics or copies thereof or other confidential information of the Company and its affiliates of any type or description and he will promptly delete any copies of any such information from his personal computer, BlackBerry or other electronic device. It is understood that the term “trade secrets” as used in this Agreement is deemed to include, without limitation, lists of the Company’s and its affiliates’ respective customers, information relating to their practices, know-how, processes and inventions, and any other information of whatever nature which gives the Company or any affiliate an opportunity to obtain an advantage over its competitors who do not have access to such information. In the event that the Executive becomes legally compelled to disclose all or any portion of any confidential information or trade secrets of the Company or any affiliate of the Company, the Executive will provide the Company with prompt notice thereof, so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Executive will furnish only that portion of the confidential information or trade secret which is legally required and the Executive will exercise the Executive’s best efforts to obtain reliable assurance that confidential treatment will be afforded such portion of the confidential information and/or trade secret.

6. Inventions and Improvements. With respect to any and all inventions (as defined in Section 6(e) below) made or conceived by the Executive, whether or not during his hours of employment, either solely or jointly with others, during the Period of Employment, without additional consideration:

(a) The Executive shall promptly inform the Company of any such invention.

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(b) Any such invention, whether patentable or not, shall be the property of the Company, and the Executive hereby assigns and agrees to assign to the Company all his rights to any such invention, and to any United States and/or foreign letters patent granted upon any such invention or any application therefor.

(c) The Executive shall apply, at the Company’s request and expense, for United States and/or foreign letters patent either in the Executive’s name or otherwise as the Company may desire.

(d) The Executive shall acknowledge and deliver promptly to the Company, without charge to the Company but at its expense, all sketches, drawings, models and figures and other information and shall perform such other acts, such as giving testimony in support of his inventorship, as may be necessary in the opinion of the Company to obtain and maintain United States and/or foreign letters patent and to vest the entire right and title thereto in the Company.

(e) For purposes of this Section, the term “invention” shall be deemed to mean any discovery, concept or idea (whether patentable or not), including but not limited to processes, methods, formulas, techniques, hardware developments and software developments, as well as improvements thereof or know-how related thereto, (i) concerning any present or prospective activities of the Company and its affiliates and (ii) (A) which the Executive becomes acquainted with as a result of his employment by the Company, (B) which results from any work he may do for, or at the request of, the Company or any of its affiliates, (C) which relate to the Company’s or any affiliates’ business or actual or demonstrably anticipated research and development, or (D) which are developed in any part by use of the Company’s or any such affiliates’ equipment, supplies, facilities or trade secrets.

(f) If the Company is unable, after reasonable effort, to secure the signature of the Executive with respect to any document needed by the Company to enforce its rights under this Section 6, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Executive, and the Executive hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his or her behalf, and to take any and all actions as each the Company may deem necessary or desirable in order to protect its rights and interests in any invention, under the conditions described in this sentence.

The parties hereto agree that the covenants and agreements contained in this Section 6 are, taken as a whole, reasonable in their scope and duration, and no party shall raise any issue of the reasonableness of the scope or duration of any such covenants in any proceeding to enforce any such covenants.

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7. Remedy at Law Inadequate. The Executive acknowledges that any remedy at law for breach of any of the covenants set forth in Sections 4, 5 and 6 contained in this Agreement would be inadequate and the Company shall be entitled to preliminary and permanent injunctive relief in the event of any such breach, without any requirement to post bond.

8. Termination of Employment.

(a) The Executive’s Period of Employment may not be terminated prior to the expiration of the Term except in accordance with the provisions of this Section 8.

(b) The Executive’s Period of Employment may be terminated by the Company for cause. For purposes of this Agreement, “for cause” means that termination occurs in connection with a determination, made at a meeting of the Manager at which the Executive (and, at the Executive’s option, his counsel) shall have had a right to participate, that the Executive has (i) committed an act of gross negligence or willful misconduct, or a gross dereliction of duty, that has materially and adversely affected the overall performance of his duties hereunder; (ii) committed fraud upon the Company in his capacity as an employee hereunder; (iii) been convicted of, or pled guilty (or nolo contendre) to, a felony that the Manager, acting in good faith, determines is or would reasonably be expected to have a material adverse effect upon the business, operations, reputation, integrity, financial condition or prospects of the Company; (iv) any material breach by the Executive of the terms hereof; (v) failure to follow instructions from a person authorized to give them pursuant to Section 1(d) above that is lawful and not inconsistent with the terms hereof; (vi) the Executive’s habitual drunkenness or habitual substance abuse; or (vii) civil or criminal violation of any state or federal government statute or regulation, or of any state or federal law relating to the workplace environment (including without limitation laws relating to sexual harassment or age, sex or other prohibited discrimination), or any violation of any Company policy adopted in respect of any of the foregoing. “For cause” termination must be accompanied by a written notice to that effect. If the Executive is terminated for cause, the Executive shall be paid through the date of his termination.

(c) If the Executive dies, the Period of Employment shall terminate effective at the time of his death; provided, however, that such termination shall not result in the loss of any benefit or rights which the Executive may have accrued through the date of his death. If the Period of Employment is terminated prior to the expiration of the Term due to the Executive’s death, the Company shall make a severance payment to the Executive or his legal representatives equal to the Executive’s regular salary payments through the end of the month in which such death occurs. In addition, the Company shall make a severance payment to the Executive or his legal representative equal to the Executive’s bonus payment described in Section 3(b), pro rated for the portion of such fiscal year completed prior to the Executive’s death; provided, however, that such pro rated portion of the Executive’s bonus shall be paid to the Executive following the completion of such fiscal year at the time similar bonuses are paid to other employees of the Company.

(d) If the Executive becomes disabled, the Period of Employment may be terminated, at the Company’s option, at the end of the calendar month during which his disability is determined; provided, however, that such termination shall not result in the loss of any benefits or rights which the Executive may have accrued through the date of his disability. If the Period

6

of Employment is terminated prior to the expiration of the Term due to the Executive’s disability, the Company shall make a severance payment to the Executive or his legal representative equal to the Executive’s regular salary payments for a period of six (6) months from the date of such termination or, if sooner, until payments begin under any disability insurance policy maintained by the Company for the benefit of the Executive. For the purposes of this section, the definition of “disability” shall be the same as the definition of a “permanent disability” contained in any long-term disability insurance policy maintained by the Company in effect at the time of the purported disability, or last in effect, if no policy is then in effect. If the Company has never maintained a long-term disability policy, the Manager shall determine, in good faith, whether the Executive is disabled for purposes of this subsection (d).

(e) If the Executive’s Period of Employment is terminated by the Executive for “Good Reason,” as hereinafter defined, or is terminated by the Company without cause (and the Company may terminate the Period of Employment without cause at any time) other than at the end of the Term, then, in addition to the other rights to which the Executive is entitled upon a termination as provided for herein, the Executive shall also be entitled to (i) continued payments equal to the Executive’s then current periodic base salary for a length of time equal to the remainder of the Term, plus (ii) continued payments of the annual bonus(es) that the Executive would have earned pursuant to Section 3(b) through the remainder of the Term if the Executive’s employment had continued through the end of the applicable bonus period, such bonus to be determined based on the actual results of the Company and on a rating of “satisfactory” with respect to the Executive’s individual performance for such year and paid at such time as bonuses are generally paid to executives for such year. For purposes of this Agreement, the term “Good Reason” shall mean: (i) the failure by the Company to observe or comply with any of the provisions of this Agreement if such failure has not been cured within ten (10) days after written notice thereof has been given by the Executive to the Company; or (ii) at the election of the Executive, upon a Change in Control of the Company, as defined in Section 10(f) (which election can be made at any time upon thirty (30) days’ prior written notice given within two (2) years following the date on which the Change in Control of the Company occurred) if, subsequent to such Change in Control, there is a material diminution in the position, duties and/or responsibilities of the Executive.

9. Effect of Termination. Upon termination of the Executive’s employment for any reason whatsoever, all rights and obligations of the parties under this Agreement shall cease, except that the Executive shall continue to be bound by the covenants set forth in Sections 4, 5, 6 and 7 hereof, and the Company shall be bound to pay to the Executive accrued compensation, including salary and other benefits, to the date of termination and any severance payments which may be owed under the provisions of Section 8 hereof.

10. Miscellaneous.

(a) This Agreement may not be assigned by the Executive. The Company may assign this Agreement in connection with a Change in Control.

(b) In the event that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be, and shall be deemed to be,

7

modified so as to become valid and enforceable, and the remaining provisions of this Agreement shall not be affected.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

(d) No modification of this Agreement shall be effective unless in a writing executed by both parties.

(e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supercedes all prior agreements, representations and promises by either party or between the parties.

(f) For purposes of this Agreement, “Change in Control of the Company” shall mean: (i) a sale or exchange by the stockholders of more than fifty percent (50%) of the Company’s voting stock (whether in a single or a series of related transactions), (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (whether in a single or a series of related transactions), or (iv) a liquidation or dissolution of the Company, wherein, upon any such event described in clauses (i) through (iv) above, the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred, as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of such event, own the Company or the transferee corporation(s), as the case may be, either directly or through one or more subsidiary corporations.

[Signature page follows.]

8

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

MPAV ACQUISITION LLC

By:
Name:	James G. Binch
Title:	President

MEMRY CORPORATION (with respect to Sections 1(a) and 3(b) only)

By:
Name:	James G. Binch
Title:	President and Chief Executive Officer

By:
Name:	Bradly Rabitor

9

Exhibit H

Common Lease Agreement

See Exhibit 10.1 to this Form 8-K

Exhibit H-1

ASSIGNMENT OF

PATENTS

This ASSIGNMENT OF PATENTS AGREEMENT (this “Agreement”) is dated as of November     , 2004 by and between MPAV ACQUISITION LLC, a Connecticut limited liability company (the “Assignee”), and JAMES V. DANDENEAU, an individual residing in the State of Connecticut (the “Assignor”).

W I T N E S S E T H:

WHEREAS, Memry Corporation, the parent of the Assignee (“Memry”), Putnam Plastics Corporation (the “Seller”), and the Assignor have executed and delivered an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which, among other things, the Seller has agreed to sell to Memry, and Memry, through the Assignee, has agreed to purchase from the Seller, substantially all of the assets of the Seller relating to the Business (this and other capitalized terms not otherwise defined herein shall have the meaning assigned in the Purchase Agreement) and to enter into certain other arrangements; and

WHEREAS, the Assignor holds title in Patent Rights (as defined below) that are used in, and are necessary for the conduct of, the Business; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Assignee and the Assignor desire that all of the Assignor’s right, title and interest in and to all patents, patent applications, and patent disclosures related to the Business together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof (collectively, the “Patent Rights”), be assigned and transferred to the Assignee as provided in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the parties hereto agree as follows:

1.	Assignment of Patent Rights.

1.1 Assignment. The Assignor hereby assigns, sells, conveys, delivers and transfers to the Assignee all of its right, title and interest in and to any and all of the Assignor’s Patent Rights (including, but not limited to, the patents listed on Exhibit “A” hereto), together with the goodwill of the Business connected with the use thereof (as applicable) and symbolized thereby and together with all claims for damages by reason of past infringement thereof, with the right to sue for, and collect the same for its own use and benefit, in accordance with the Purchase Agreement, and for the use and benefit of its successors and assigns.

1.2 Further Assurances.

(a) The Assignor hereby agrees to execute all appropriate, necessary and customary forms and use all commercially reasonable best efforts to assist the Assignee, at the Assignee’s request from time to time (the reasonable cost and expense of which shall be paid by the Assignee unless such action results from a breach of the Purchase Agreement or this Agreement by the Assignor), to secure the rights assigned hereby and to obtain and/or transfer patents (and applications therefor), and similar governmental grants confirming or enhancing said rights. The Assignor will promptly transfer all files and papers in its possession relating to such applications and registrations to Assignee after the execution of this Agreement.

(b) In the event that the Assignor fails to execute and deliver any document necessary or appropriate for any of the foregoing purposes listed in Section 1.2(a), the Assignor hereby irrevocably designates and appoints the Assignee and its duly authorized officers as agents and attorneys-in-fact to act for and on behalf of Assignor, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by the undersigned.

(c) This Agreement is executed in connection with and subject to the terms and conditions of the Purchase Agreement. As between Assignor and Assignee, nothing in this Agreement shall be deemed to limit or modify any representations, warranties, liabilities, indemnities or other agreements as between Memry, the Seller and Assignor as provided for in the Purchase Agreement.

2.	Miscellaneous.

2.1 Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and executed by the parties hereto, in the case of an amendment, or the party entitled to the benefit of the provision to be so waived, in the case of a waiver.

2.2 Notices. Notices shall be provided to the addresses and in the manner provided in the Purchase Agreement.

2.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the parties hereto and their respective successors and assigns. The Assignee may assign any of its rights hereunder to any lender or financing source and/or in connection with a sale by Memry, the Assignee or their respective assigns of all or substantially all of its assets or all or substantially all of the assets relating to the Business.

2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Connecticut without giving effect to the principles of conflicts of laws thereof.

2.5 Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Assignee and the Assignor have each caused this Agreement to be duly executed as of the date set forth above by their duly authorized representatives.

MPAV ACQUISITION LLC, a Connecticut limited liability company

By:
Name:
Title:

JAMES V. DANDENEAU, an individual

ACKNOWLEDGMENTS

STATE OF	)
) SS:
COUNTY OF	)

Before me a Notary Public in and for said County and State personally appeared JAMES V. DANDENEAU, who acknowledged the execution of the foregoing instrument on his behalf.

Witness my hand and Notarial Seal this              day of                     , 2004.

My Commission expires:	Signed:

Printed:

* * * * *

STATE OF	)
) SS:
COUNTY OF	)

Before me a Notary Public in and for said County and State personally appeared                     , as the                      of MPAV ACQUISITION LLC, a Connecticut limited liability company, who acknowledged the execution of the foregoing instrument on behalf of said limited liability company.

Witness my hand and Notarial Seal this              day of                     , 2004.

My Commission expires:	Signed:

Printed:

EXHIBIT A

Patent (with File #)	Patent Number	Issue Date	Expiration Date
Method and Apparatus for Forming Extruded Article	4,888,146	Dec. 19, 1989	May 19, 2005

Patent Application (with File #)	Serial No.	Filing Date	Status

Exhibit I

Finn Dixon & Herling LLP

ATTORNEYS AT LAW

ONE LANDMARK SQUARE

STAMFORD, CONNECTICUT 06901-2689

TELEPHONE (203) 325-5000

FACSIMILE (203) 348-5777

November 9, 2004

Mr. James Dandeneau

Putnam Plastic Corporation

307 Thompson Road

Thompson, Connecticut 06277

Ladies and Gentlemen:

This opinion is furnished to you pursuant to § 7(b)(vi) of the Asset Purchase Agreement, dated as of November 9, 2004 (the “Purchase Agreement”), by and among Putnam Plastics Corporation, a Connecticut corporation (the “Seller”), Mr. James Dandeneau (“Mr. Dandeneau”) and Memry Corporation, a Delaware corporation (the “Corporation”). We have acted as special counsel to the Corporation and to MPAV Acquisition LLC, a wholly-owned subsidiary of the Corporation (the “Acquisition LLC”), in connection with the preparation, execution and delivery of (i) the Purchase Agreement, and (ii) an undertaking and assumption of liabilities executed by the Acquisition LLC, and the consummation of the transactions contemplated thereby. Each of the preceding items (i) through (ii) shall be hereinafter referred to collectively as the “Agreements.” Capitalized terms used herein and not otherwise defined herein shall have the respective meanings attributed thereto in the Purchase Agreement.

In rendering the opinions set forth herein, we have examined executed copies, telecopies or photocopies of: (i) the Agreements; (ii) the certificate of incorporation and the by-laws of the Corporation; (iii) the articles of formation and the operating agreement of the Acquisition LLC; and (iv) such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinions expressed below. In our examination of such documents we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify (which independent establishment or verification is limited to review of the items set forth in (i) through (iv) of the preceding sentence), we have relied (i) upon statements and representations of certain officers and other representatives of the Corporation and the Acquisition LLC, including, as to matters of fact (as opposed to legal conclusions), the representations of the Corporation set forth in the Purchase Agreement; and (ii) upon certificates of public officials of the State of Delaware. We have also assumed (i) the valid authorization, execution and delivery by the Seller and Mr. Dandeneau of the Agreements, to the

November 9, 2004

extent a signatory thereto, and (ii) that the Agreements are the legal, valid and binding obligations of both the Seller and Mr. Dandeneau to the extent a signatory thereto. In rendering this opinion, other than as described in the first sentence of this paragraph, we (i) have made no independent investigation concerning the facts represented to us by the Corporation and/or the Acquisition LLC, and (ii) have undertaken no review of outside sources including, but not limited to, federal and state litigation indices.

As used herein, the phrase “to our knowledge” means that during the course of our representation of the Corporation and the Acquisition LLC, no information has come to the actual attention of the individual lawyers in the firm who have represented the Corporation and the Acquisition LLC with respect to the transactions and other matters to which this opinion relates that would give us current actual knowledge that would lead us to question the accuracy of the referenced opinion expressed herein.

Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that:

1. (a) The Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware.

(b) The Acquisition LLC is a limited liability company validly existing and in good standing under the laws of the State of Connecticut.

2. The Corporation has the requisite corporate power and authority, and the Acquisition LLC has the requisite limited liability company power and authority, to execute and deliver the Agreements (to the extent that it is a party thereto) and to consummate the transactions contemplated thereby. The execution, delivery and performance by each of the Corporation and the Acquisition LLC of the Agreements (to the extent that it is a party thereto) and the consummation by the Corporation and the Acquisition LLC of the transactions contemplated thereby have been duly authorized by all necessary corporate action and limited liability company power on the part of the Corporation and the Acquisition LLC, respectively, and no other corporate proceeding on the part of the Corporation and no other limited liability company proceeding on the part of the Acquisition LLC is necessary to authorize the Agreements or the consummation of the transactions contemplated thereby. Each of the Agreements has been duly executed and delivered by the Corporation and the Acquisition LLC to the extent that each is a party thereto) and, assuming that the Agreements constitute the legal, valid and binding obligations of the other parties thereto, each of the Agreements constitutes a legal, valid and binding obligation of the Corporation and the Acquisition LLC (to the extent that each is a party thereto), enforceable against it in accordance with its terms.

3. The execution and delivery of the Agreements and the consummation by the Corporation and the Acquisition LLC of the transactions contemplated thereby do not (i) violate any of the terms, conditions or provisions of (x) the certificate of incorporation or other Constitutive Document of the Corporation or (y) the articles of formation or other Constitutive Documents of the Acquisition LLC, (ii) violate Connecticut state law, the Delaware General

November 9, 2004

Corporation Law (with respect to the Corporation), or any federal law, or (iii) to our knowledge, violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Corporation or the Acquisition LLC.

Our opinion expressed in paragraph 2 above that the Agreements to which either the Corporation or the Acquisition LLC is a signatory constitute the legal, valid and binding obligations of the Corporation or the Acquisition LLC, as the case may be, enforceable against the Corporation or the Acquisition LLC, as the case may be, in accordance with its respective terms is qualified to the extent that: (i) the availability of any specific remedy provided therein or any equitable remedies, including without limitation specific performance, is subject to the exercise of judicial discretion in accordance with general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) such obligations may be limited by (a) applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, fraudulent conveyance, receivership or similar laws affecting the enforcement of creditors’ or mortgagees’ rights generally as such are in effect at the time and (b) by general principles of equity (including without limitation the requirement that a party act in good faith and/or in a commercially reasonable manner).

We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the laws of the State of Connecticut, the Delaware General Corporation Law and the Federal laws of the United States of America (but, as to such Federal laws, including only those laws which, in our experience, are normally applicable to transactions of the type provided for in the Agreements and, without limiting the foregoing, we express no opinion as to Federal and state labor, employment, intellectual property, antitrust or pre-merger, securities or blue sky laws). To the extent that this opinion deals with matters governed by or relating to the laws of the State of Delaware (other than the Delaware General Corporation Law), or any other jurisdiction (foreign or domestic), we have assumed, with your permission, that applicable internal laws of Delaware (other than the Delaware General Corporation Law), or such other jurisdiction, as the case may be, are identical to the applicable internal laws of the State of Connecticut. The opinions given herein are provided pursuant to § 7(b)(vi) of the Purchase Agreement and in connection with the transactions contemplated thereby, and this letter and the opinions given herein may not, unless otherwise specifically agreed to in writing by a member of this firm, be circulated or used, quoted or relied upon for any other purpose or by any person or entity other than Mr. Dandeneau and the Seller. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.

Very truly yours,

/s/ Finn Dixon & Herling LLP